As Filed with the Securities and Exchange Commission on July         , 2007                     Registration No. 333-137702

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre Effective Amendment No. 4

to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRIMECARE SYSTEMS, INC.

(Name of small business issuer in its charter)

               Delaware

                8099

     54-1707928

 (State or other jurisdiction of

(Primary Standard Industrial

(I.R.S. Employer

 incorporation or organization)

Classification Code Number)

Identification Number)

56 Harrison Street, Suite No. 501, New Rochelle, NY 10801, (914) 576-8457

(Address and telephone number of principal executive offices)

56 Harrison Street, Suite No. 501, New Rochelle, NY 10801

(Address of principal place of business or intended principal place of business)

Edward C. Levine

c/o PrimeCare Systems, Inc.

56 Harrison Street, Suite No. 501, New Rochelle, NY 10801, (914) 576-8457, Ext. 23

(Name, address and telephone number of agent for service)

Copy to:

Wynne B. Stern, Jr., Esq.

56 Harrison Street, Suite No. 501, New Rochelle, NY 10801, (914) 320-9764

Approximate date of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 4628 under the Securities Act, check he following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement  number of the earlier effective registration statement for the same offering: [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [  ]

CALCULATION OF REGISTRATION FEE

Title each class of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Amount of Aggregate Offering Price	Registration Fee
Common Stock(1)	69,901,120	$ 0.005 (2)	$349,505.60 (2)	$37.40 (2)

TOTAL FEE     $37.40

(1) Represents shares of PrimeCare Systems, Inc. to be distributed by way of a stock dividend to the stockholders of OCG Technology, Inc. (AOCGT@, now known as UraniumCore Company)

(2) No consideration will be received by PrimeCare Systems, Inc. in consideration for the distribution of its shares referred to in Note (1) and there is no market for the shares being distributed. Accordingly, for purposes of calculating the registration fee only, the Registrant has used $0.005 per share as the current estimated fair value of the shares being distributed, which is the difference in the bid price of OCGT=s common stock ($.05) immediately before and ($.045) immediately after the record date for the dividend distribution/spin-off.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion dated          , 2007

PROSPECTUS

PRIMECARE SYSTEMS, INC.

Spin-off of 69,901,120 Shares of Common Stock

This Prospectus relates to the distribution of a dividend made to the stockholders of OCG Technology, Inc. (AOCGT@), now known as UraniumCore Company, (AUCCO@), by the spin-off of 69,901,120 shares of PrimeCare Systems, Inc. common stock owned by OCGT.  PrimeCare Systems, Inc. is not selling any shares of common stock pursuant to this Prospectus and therefore, PrimeCare Systems, Inc. will not receive any proceeds from this offering.  All costs associated with the registration statement, of which this Prospectus is a part, will be borne by PrimeCare Systems, Inc.  Within thirty days after the effective date of this Registration Statement the shares will be distributed and PrimeCare Systems, Inc. will be an independent, public company.

Within thirty days after this Registration Statement becomes effective, holders of OCGT common stock and Series C (convertible) Preferred stock as of the close of business on December 29, 2005 (the ARecord Date@), will receive the distribution of a dividend equal to one share of PrimeCare Systems, Inc. common stock for each share of OCGT common stock, or for each share of common stock that the convertible preferred stock that they hold, is convertible into. The dividend will be distributed by Registrar and Transfer Company and will not require any action on the part of the recipient shareholder.  Following the distribution, 100% of the outstanding PrimeCare Systems, Inc. common stock will be held by the shareholders of OCGT as of the Record Date.

Shareholders may be subject to income tax on the value of the shares   of PrimeCare Systems, Inc. common stock received by them in connection with the transaction contemplated herein.  Each OCGT stockholder who receives PrimeCare Systems, Inc. shares in the spin-off will generally be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares on the distribution date.  See ACertain Federal Income Tax Consequences@.

Currently, no public market exists for PrimeCare Systems, Inc. common stock.  PrimeCare Systems, Inc. can provide no assurance that a public market for its securities will develop and ownership of its securities is likely to be an illiquid investment.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REVIEW AND CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION ARISK FACTORS@ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is            , 2007

The Dividend Distribution will be on or before                    ,  2007

TABLE OF CONTENTS

              Page

PROSPECTUS SUMMARY.....................................................................................................

  5

RISK FACTORS ......................................................................................................................

  7

USE OF PROCEEDS................................................................................................................

 12

DILUTION................................................................................................................................

 12

CAPITALIZATION.................................................................................................................

.13

DETERMINATION OF PRICE................................................................................................

.13

CERTAIN MARKET INFORMATION AND MARKET RISKS...........................................

.13

DESCRIPTION OF BUSINESS................................................................................................

.15

PROPERTIES............................................................................................................................

.21

LEGAL PROCEEDINGS..........................................................................................................

.22

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS...........

.22

SHARE PURCHASE AGREEMENT AND A DISTRIBUTION AGREEMENT...................

.26

MANAGEMENT.......................................................................................................................

.28

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT....

.31

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................................

.32

DESCRIPTION OF SECURITIES............................................................................................

.32

THE SPIN-OFF.........................................................................................................................

.

.33

LEGAL MATTERS....................................................................................................................

.37

EXPERTS...................................................................................................................................

.37

WHERE YOU CAN FIND MORE INFORMATION...............................................................

.37

FINANCIAL STATEMENTS....................................................................................................

F-1

You should rely only on the information contained in this Prospectus.  PrimeCare Systems, Inc. has not authorized any other person to provide you with different information.  The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

All references in this Prospectus to: (1) Awe,@,Aus,@ Aour,@ APSI,@ APrimeCare@ and ACompany@ refer to PrimeCare Systems, Inc., unless indicated otherwise. (2) PrimeCareJ V9, refers to PrimeCareJ Patient Management System, Version Nine, unless indicated otherwise. (3) AOCGT,@ AUCCO,@ AOCG Technology, Inc.,@ refer to UraniumCore Company, unless indicated otherwise.

DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _______________, 2007, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus, but does not contain all of the information that may be important to you. This Prospectus includes specific terms of the offering, information about the business of PrimeCare Systems, Inc. and its financial data.  PrimeCare Systems, Inc. encourages you to read this Prospectus in its entirety, particularly the ARisk Factors@ section, financial statements and notes thereto, before making an investment decision.

WHAT WE DO

PrimeCare Systems, Inc. (APrimeCare@), a Delaware corporation, was a wholly-owed subsidiary of OCG Technology, Inc., a Delaware corporation, (AOCGT@, now known as UraniumCore Company).  OCGT entered into two agreements, a Share Purchase Agreement with Bobby Vavithis on December 19, 2005, which closed on December 31, 2005, and a Distribution Agreement with PrimeCare also on December 19, 2005.

Both agreements provide that the shares of PrimeCare Systems, Inc. common stock, 100% owned by its parent, OCGT, are to be distributed to those stockholders of record of OCGT prior to the closing of the Share Purchase Agreement.  Accordingly, each such stockholder of OCGT will receive one share of the common stock of PrimeCare Systems, Inc. for each share of OCGT=s common stock or for each share of common stock that OCGT=s Series C convertible preferred stock is convertible into, owned by each such stockholder.  In order to facilitate the spin-off of the PrimeCare Systems, Inc. shares, PrimeCare Systems, Inc. has filed a registration statement with the SEC, of which this Prospectus is a part.  Within thirty days after the effective date of this Registration Statement the shares will be distributed.

           The instant transaction with Mr Vavithis is not the first time that OCGT planned to distribute the shares of PrimeCare to its shareholders.  On March 16, 2005, OCGT entered into an agreement and plan of reorganization with Centerstaging Musical   Productions, Inc. and its stockholders (“Centerstaging”).  Pursuant to the terms of that agreement, OCGT would have acquired all of the issued and outstanding capital stock of Centerstaging in exchange for the issuance of  shares of OCGT’s Series F Preferred stock.  Upon the closing of that share exchange, Centerstaging would have become a wholly-owned subsidiary of OCGT.  That transaction would have resulted in a change of control of OCGT, whereby approximately 96% of OCGT's outstanding shares would have become owned by persons who were previously stockholders of Centerstaging.  OCGT would have changed its corporate  name to Centerstaging Musical Productions, Inc.  As a condition of that agreement, 100% of the shares of PrimeCare owned by OCGT, would have been distributed to those stockholders of OCGT, prior to the closing of that agreement.  To effectuate that transaction PrimeCare filed a Registration Statement with the SEC on Form SB-2 on April 22, 2005, which was amended July 1, 2005, File No.  333-124242.  On August 3, 2005, PrimeCare withdrew that Registration Statement because the agreement and plan of reorganization was terminated by Centerstaging, on August 1, 2005.

At this time we have no plans, proposals or arrangements, written or otherwise, to acquire or merge with any other company.

There were several reasons for the delay in filing this registration statement.  The Company filed a Registration of Securities on Form 10-SB (File No. 000-51830) and after reconsideration withdrew the filing on March 23, 2006, with the intention of filing this Form SB-2.  The Company had experienced delays in getting audits timely completed by its former Independent Registered Public Accounting Firm because they were located in Texas and the Company is in New York, which caused  the Company to decide to change its auditors. The Company sought and engaged a new firm and since the fiscal year ended June 30, 2006, was near at hand, the Company decided to complete the audit for the fiscal year before filing this registration statement.

The motivation for this transaction was that it benefited the Record Holders, who were the shareholders of OCGT immediately before the transaction with Bobby Vavithis.  Prior to the closing of the transaction, all of the assets and liabilities of OCGT were transferred to PimeCare.  After the closing of the transactions on December  31, 2005, the Record Holders owned 100% of the stock of PrimeCare, which was equal to their pro rata share ownership in OCGT and as part of the transaction PrimeCare received $275,000.00 in cash.  Additionally, the Record Holders continued to own their OCGT shares, which after the closing of the transaction acquired uranium deposits and changed its name to

UraniumCore Company, which continues to be traded on the Bulletin Board.

PrimeCare Systems, Inc.: (i) created, owns, maintains, and markets the PrimeCareTM Patient Management System, Version Nine (APrimeCareTM V9@) which includes the CodeComplierTM; (ii) owns, maintains, and markets Web sites containing secure Internet enhanced, and targeted components of PrimeCareTM Version Nine, which Web sites are known as PrimeCareOnTheWeb.com, YourOwnDoctor.com, and YourOwnHealth.com; and (iii) created, maintains and markets a shopping cart on a fitness Web site, known as www.FitNShape.com.

ABOUT US

The principal executive offices of PrimeCare Systems, Inc. are located at 56 Harrison Street, Suite No. 501, New Rochelle, NY 10801, (914) 576-8457

SUMMARY OF THE SPIN-OFF

Distributing company....................	OCG Technology, Inc. (AOCGT@ now known as UraniumCore Company), a Delaware corporation.
Distributed company.....................

PrimeCare Systems, Inc., a Delaware corporation,: (i) created, owns, maintains, and markets the PrimeCareTM Patient Management System, Version Nine (APrimeCareTM V9@) which includes the CodeComplierTM; (ii) created, own, maintain, and market Web sites containing secure Internet enhanced, and targeted components of PrimeCareTM Version Nine, which Web sites are known as PrimeCareOnTheWeb.com, YourOwnDoctor.com, and YourOwnHealth.com; and (iii) created, owns and maintains a fitness Web site, known as www.FitNShape.com

Distribution ratio...........................

One share of the common stock of PrimeCare Systems, Inc. will be issued for each share of OCGT common stock you own as of the close of business on December 29, 2005. If you own OCGT Series C Preferred Stock as of the close of business on December 29, 2005, you will be issued one hundred shares of the common stock of PrimeCare Systems, Inc. for each share of OCGT Series C Preferred Stock that you owned.

Record date...................................	As of the close of business on December 29, 2005.
Distribution date...........................	Within thirty days after the effective date of this Registration Statement the shares will be distributed
Distribution agent.........................	Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone: (800) 456-0596
Transfer agent and registrar..........	Registrar and Transfer Company
Securities to be distributed. .........	69,901,120 shares of PrimeCare Systems, Inc. common stock.
Common stock outstanding after offering.........................................	69,901,120 shares

Trading market.............................

None presently, although following the effectiveness of this Registration Statement PrimeCare Systems, Inc. anticipates taking steps necessary to have its common stock included on the OTC Bulletin Board.

Dividend policy............................	PrimeCare Systems, Inc. has never paid dividends on its common stock and does not anticipate paying dividends in the foreseeable future.
Use of proceeds............................	PrimeCare Systems, Inc. will not receive any proceeds from the spin-off of shares.
Risk Factors..................................

The ownership of PrimeCare Systems, Inc. securities involves a high degree of risk. We urge you to review carefully and consider all information contained in this Prospectus, particularly the items set forth under ARisk Factors@ beginning on page 5.

Other terms and conditions of the stock purchase agreement............

PrimeCare Systems, Inc. assumed all of the assets and liabilities of OCGT, known, unknown and contingent.  The known liabilities are $440,469, which consists of: $215,700 in promissory notes payable to OCGT shareholders, all of whom, by virtue of the spin-off, will become PSI shareholders after the Distribution; $175,000 of promissory notes payable to a third party; and $49,769 of accounts payable and accrued expenses.

Federal income tax consequences..

Neither PrimeCare Systems, Inc. nor OCGT intend for the spin-off to be tax-free for U.S. federal income tax purposes and you may be subject to income tax on the value of the shares of our common stock.  We advise that you consult your own tax advisor as to the specific tax consequences of the spin-off.

Our relationship with OCGT after the spin-off...................................	Following the spin-off, PrimeCare Systems, Inc. will be an independent, public company and does not anticipate any continuing relationship with OCGT

RISK FACTORS

An investment in, and ownership of, the securities of PrimeCare Systems, Inc. is speculative and involves a high degree of risk.

You should carefully consider the following risks, together with all other information included in this registration statement, including our financial statements and related notes.  Please keep these risks in mind when reading this registration statement, including any forward-looking statements appearing herein.  If any of the following risks actually occurs, the business, financial condition or results of operations of PrimeCare Systems, Inc. would likely suffer materially.  As a result, the trading price of our common stock, if a trading market develops, may decline and you could lose all or part of your investment.

Risks Relating to the Business of PrimeCare Systems, Inc.

We have sustained operating losses in every year of our existence and have minimal assets.  PrimeCare has suffered losses from operations during each of its last twelve fiscal years.  As a result of such losses, PrimeCare has incurred an accumulated deficit of $8,132,294 through March 31, 2007.  PrimeCare is currently operating at a loss, and it is anticipated that it will continue to operate at a loss for the foreseeable future. PrimeCare may never operate at a profit in the future.

ALTHOUGH THE REPORT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS IS A GOING CONCERN OPINION, IT STATES THAT OUR LOSSES FROM OPERATIONS, STOCKHOLDERS= DEFICIENCY AND OTHER FACTORS RAISE SUBSTANTIAL DOUBT ABOUT PRIMECARE=S ABILITY TO CONTINUE AS A GOING CONCERN.  These factors, and the fact that the Company=s Independent Certified Public Accountants raise doubts about the Company=s ability to continue as a going concern, will have an adverse effect on the Company=s ability to secure additional and needed financing.

We have assumed the debt and other obligations of OCG Technology, Inc. pursuant to the terms of a share purchase agreement.  We have assumed the debt of OCG Technology, Inc. (AOCGT@), known, unknown and contingent.  Although we do not believe there are any unknown or contingent liabilities, the known liabilities of OCGT, as of December 31, 2005, consists of $215,700 of notes payable to shareholders, $175,000 in notes payable to a third party and $49,769 in accounts payable and accrued expenses, for an aggregate of $440,469, which was offset by a $275,000 cash contribution.  This results in a net increase in our liabilities of $165,469.  The shareholder notes, which were due and payable on July 10, 2007, were subsequently converted into Series A preferred shares in full satisfaction of the notes.  The Company=s assumption of these obligations, including the unknown and contingent liabilities of OCGT, further weakens the Company=s financial condition and will have an adverse effect on the Company=s ability to secure additional financing.

We may not be able to develop a significant market for our technology, which could cause our business to fail.  The financial success of the Company is dependent upon its ability to successfully market the PrimeCare System, Version Nine; PrimeCareOnTheWeb.com; YourOwnDoctor.com; and YourOwnHealth.com.

The PrimeCareJ System, Version Nine (APrimeCareJ V9@) and other electronic medical records are a relatively new concept in the management of a medical practice, and their success is dependent upon its acceptance by healthcare industry.  To date, physicians have not, in significant numbers, accepted the concept of the electronic medical record.  PrimeCareJ V9 may never be accepted by a sufficient number of healthcare providers to ensure its profitability.  If the Company's heath care software products never become profitable, it could cause the Company to fail.

PrimeCareOnTheWeb.com and YourOwnDoctor.com are Web sites for healthcare providers and are new concepts in the management of a medical practice and their successes are dependent upon their acceptance by healthcare providers. There can be no assurance that http://www.primecareontheweb.com or http://www.yourowndoctor.com will be accepted by a sufficient number of healthcare providers to ensure its profitability.

YourOwnHealth.com is a Web site for consumers, and is a new concept in the management of medical problems. Its success is dependent upon its acceptance and use by consumers. There can be no assurance that http://www.yourownhealth.com will be accepted by a sufficient number of consumers to ensure its profitability.

Adverse effects of competing technologies. Other companies market systems which may have some of the features of the PrimeCareJ V9.  Our current and potential competitors may develop products and technologies that we cannot compete with.  Many of our competitors have substantially greater financial, development and marketing resources than we do.   Other products may be developed by third parties, which would adversely affect the marketability or profitability of any, or all, of the Company's products.   See ADESCRIPTION OF BUSINESS - Competition@ and AMANAGEMENT=S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS@.

We may not be able to protect our proprietary rights which could impair our business and cause us to incur substantial expense to enforce our rights.  We do not hold any patents on our technology.  We rely on our copyrights, trade secrets, confidentiality agreements and know-how to protect the PrimeCareJ V9 and each of our other technologies, all of which may not be sufficient to protect them.  Substantial expense could be required in attempts to enforce our rights.  Our weak financial position could prevent us from attempting to protect our rights.  Our inability to protect our rights could seriously impair our business.

We are operating in the medical field, which is subject to extensive federal, state and local regulation.   Changes in governmental regulations and failure or inability to comply with such regulations could require changes in our operations and could cause our business to fail.  Although currently PrimeCare V9 and our other products are not required to obtain approval of the U.S. Food and Drug Administration (“FDA”), we cannot predict the nature or effect of government regulations that might be adopted which could adversely effect, or prevent, the marketability of our products.  In addition, the local service providers we contract with are responsible for compliance with applicable regulatory requirements in their local market. Changes in existing regulations which makes compliance more costly or difficult, enactment of new regulations which are more restrictive than current regulations, or any failure by our local service provider to comply with new or existing regulations is likely to have a material adverse effect on us and could cause our business to fail.

We must comply with all applicable governmental regulations in each country in which we operate.  Our business may be subject to substantial regulation in each country in which we operate. Such regulations, if any, are likely to change over time and there is no assurance that we will be able to remain in compliance.  In addition, the local service providers we contract with are responsible for compliance with applicable regulatory requirements in their local market. Changes in existing regulations which makes compliance more costly or difficult, enactment of new regulations which are more restrictive than current regulations, or any failure by our local service provider to comply with new or existing regulations is likely to have a material adverse effect on us and could cause our business to fail.

There is substantial doubt about our ability to continue as a going concern due to working capital shortages, and we may not be able to continue operations unless we obtain additional funding.  To date, we have been unable to provide sufficient working capital from operations. Therefore, to fund our operations, we have relied significantly on capital contributions from OCG Technology, Inc. our former parent company and former sole shareholder.   In the future we will have to rely on the sale of equity interests in PrimeCare, and/or from loans from some of our officers and shareholders.  Since our stock will not be publicly traded until this Registration Statement becomes effective, and thereafter, we are able to establish a market for our stock, the sale of equity interests may not be possible.

We have discontinued a profitable business segment and rely on a few products for our revenues.  PrimeCare currently is relying on the marketing of the PrimeCareJ System, Version Nine and its three Web sites for its revenues   Three Web sites are based on, and tied to, the PrimeCareJ V9.  PrimeCare does not have the financial ability to develop or acquire new products to market.  Until March 2006, PrimeCare’s sole revenues from PrimeCare V9 was $60,000 and PrimeCare primarily derived its income from the sale of Denise Austin videos and DVDs on the Company=s Ashopping cart@, which was linked to the Denise Austin Web site, which during the six months ended December 31, 2006 was $472; during  the year ended June 30, 2006 was $39,100; and during the year ended June 30, 2005 was $105,991. During March of 2006, the relationship was terminated by the Denise Austin Web site.  They gave no reason for the termination.  The Company has continued selling its inventory of Denise Austin videos and DVDs on its Fit-N-Shape Web site.  The Company has in terminated the segment of its business involved in the sale of fitness videos and DVDs.  If PrimeCare cannot successfully market its current health care industry products, it will fail.

We are subject to international economic and political risks, over which we have little or no control. Our only income producing licensee as of this date involves providing services in countries in South America.  Doing business outside the United States, particularly in underdeveloped countries, some of which have unstable or unpredictable political, social and economic conditions, subjects us to various unique risks.  This includes changing economic, political and social conditions, major work stoppages, exchange controls, armed conflicts and unexpected changes in laws relating to tariffs, trade restrictions, foreign investments, taxation and nationalization or other expropriation of private enterprises.  We have no control over these risks and may be unable to anticipate changes in international economic, political and social conditions and, therefore, unable to alter our business practices in time to avoid loss of assets, and disruption or failure of our business.  Our license agreement with our Argentine licensee provides for us to be paid in US$, therefore we are not subject to currency fluctuations or devaluations.

Market Risks

There is no public market for our common stock, and even if a market develops, it will likely be thin and subject to manipulation.  Prime care=s common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for its common stock.  PrimeCare has not taken any steps to enable its common stock to be quoted on any exchange or quoted on any similar quotation service, such as OTC Bulletin Board, and can provide no assurance that its common stock will ever be quoted on any quotation service, or that any market for its common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of PrimeCare stock.  If an active trading market does develop, the market price of PrimeCare=s common stock is likely to be highly volatile due to, among other things, the lack of significant revenues and the nature of its business, and because it will be a new public company with a poor operating history.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies= securities and that have often been unrelated to the operating performance of these companies.  If an active trading market does develop, any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

We do not intend to pay dividends to our stockholders, so you will not receive any return on your investment in our company prior to selling your interest in our stock.  We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.  If we determine that we will pay dividends to the holders of our common stock, we cannot assure that such dividends will be paid on a timely basis.  As a result, you will not receive any return on your investment prior to selling your shares in our company and, for the other reasons discussed in this ARisk Factors section@, you may not receive any return on your investment even when you sell your shares in our company.

Obtaining additional capital through the future sale of common stock and derivative securities will result in dilution of stockholder interests.  We will likely need to raise additional funds in the future by issuing additional shares of common stock or securities such as convertible notes, options, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.  Should we become publicly traded, sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We have authorized 200,000,000 shares of common stock. As of the date of this filing, we have outstanding 69,901,120 shares of common stock; and 64,570 shares of Series A Preferred Stock, convertible into 6,457,000 shares of common stock; and we have issued approximately 14,466,262 warrants to purchase common stock at prices ranging from $0.02 to $0.07 per share.  If the Series A Preferred Stock is converted and the warrants are exercised, the issued and outstanding shares of our common stock would increase to 87,264,382, and prior to being exercised, these warrants overhanging the market could depress the market price of our shares.  Additionally, we would still have in excess of 112,000,000 additional shares of common stock plus more than 9,900,000 shares of preferred stock available for future sale.

The Board of Directors has the power to create classes of both common and preferred stock.  Our Certificate of Incorporation authorizes us to issue 200,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of Preferred Stock, par value $.01 per share, either of which may be issued in series.  Our Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to, or imposed upon, each series of stock to be issued by us.  As a result, from time to time, differing series of common stock and/or Preferred Stock could be created which may adversely affect the voting power or other rights of the current stockholders.

The SEC=s penny stock rules apply to us. These rules may have the effect of decreasing the liquidity of our stock and increasing the transaction cost for transactions in our stock.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent of the customers and provide monthly account statements to the customer. With all these restrictions, the likely effect of designation as a low priced stock will be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and to increase the transaction cost of sales and purchases of such stock compared to other securities.

OCG Technology, Inc. stockholders may want to sell their shares after they are received in the spin-off and this could adversely affect the market for our securities.  OCG Technology, Inc. will distribute 69,901,120 shares of our common stock to its stockholders in this spin-off distribution  Because OCG Technology, Inc. will divest itself of its ownership of our shares, the stockholders of OCG Technology, Inc. may not be interested in retaining their investment in our shares.  If we become publicly traded and a large number of OCG Technology, Inc. stockholders offer their shares of our stock for sale, the market for our securities could be adversely affected.

Other Risks

The Escrow Agent designated to hold the Certificate of PrimeCare Shares, which is the subject of the escrow, Jeffrey P. Nelson, is an officer and director of the Company (see “MANAGEMENT”). As such, the Escrow Agent is not an independent person. Should the Escrow Agent breach his duties under the Escrow Agreement, there is no assurance that the Shareholders would be able to secure an adequate remedy therefor.

FORWARD LOOKING AND CAUTIONARY STATEMENTS

This Prospectus, including the sections entitled ASummary@, ARisk Factors@, AManagement=s Discussion@ and AAnalysis or Plan of Operations@ and ABusiness@, contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties.  These factors may cause our company's or our industry's actual results, levels of activity, performance or achievements to be materially different from those  expressed or implied by the forward-looking statements. These risks and other factors include those listed under ARisk Factors@ and elsewhere in this Prospectus.  In some cases, you can identify forward-looking statements by terminology such as Amay@, Awill@ Ashould@, Aexpects@, Aintends@, Aplans@, Aanticipates@, Abelieves@, Aestimates@, Apredicts@, Apotential@, Acontinue@, or the negative of these terms or other comparable terminology.

You should be aware that a variety of factors could cause actual results to differ materially from the anticipated results or other matters expressed in forward-looking statements.  These risks and uncertainties, many of which are beyond our control, include:

1.

The ability of PrimeCare Systems, Inc. to market its products and services;

2.

The anticipated benefits and risks associated with the business of PrimeCare Systems, Inc.

3.

The anticipated benefits and risks associated with the business strategy of PrimeCare Systems, Inc.;

4.

Volatility of the stock market;

5.

PrimeCare Systems, Inc. future operating ability and the future value of its common stock;

6.

The anticipated size or trends of the market segments in which we compete and the anticipated competition in those markets;

7.

The future capital requirements of PrimeCare Systems, Inc. and its ability to satisfy its needs; and general economic conditions.

You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in the risk factors section and elsewhere in this Prospectus identify important risks and uncertainties affecting the future of PrimeCare Systems, Inc. , which could cause actual results to differ materially from the forward-looking statements made in this Prospectus.

Neither PrimeCare Systems, Inc. nor any other person assumes responsibility for the accuracy or the completeness of the forward looking statements. PrimeCare Systems, Inc. is under no duty to update any of the forward-looking statements after the date of this report to conform such statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We will receive no proceeds from the distribution of our shares in this spin-off.

DILUTION

PrimeCare Systems, Inc. had outstanding 69,901,120 shares of its $0.001 par value common stock, with an unaudited net book value as reflected on the PrimeCare Systems, Inc. unaudited balance sheet at June 30, 2006, of a $281,198, or $.004 per share.  Net book value per share represents the amount of the total assets less liabilities of PrimeCare Systems, Inc., divided by the number of shares of its common stock outstanding. The spin-off transaction represents a distribution of shares that are already outstanding and will have no effect on the net book value of PrimeCare Systems, Inc.

CAPITALIZATION

The following table sets forth the capitalization of PrimeCare Systems, Inc. as of June 30, 2006, on an actual basis. You are urged to read this table together with the financial statements and accompanying notes that are included later in this Prospectus.

                   March  31, 2007

                 (Unaudited)

Stockholders' equity:

Preferred stock, $0.01par value per share, 10,000,000 shares authorized,

Series A Preferred 64,570 shares issued and outstanding

$                    646

Common stock, $0.001 par value per share, 200,000,000 authorized

69,901,120 shares issued and outstanding

69,901

Additional paid-in capital

     8,157,235

Accumulated deficit

    (8,132,294)

Total stockholders' equity

$        95,488

DETERMINATION OF PRICE

The distribution described in this Prospectus is a dividend to spin-off 69,901,120 shares of PrimeCare Systems, Inc. common stock, which was owned by OCGT, and represents 100% of the outstanding common stock of PrimeCare Systems, Inc.  The 69,901,120 shares will be distributed to the stockholders within thirty days after the date of this Prospectus.  No new shares are being sold in this distribution and no offering price has been established for our common stock.  Upon completion of the distribution, PrimeCare Systems, Inc. will apply to have its shares quoted on the OTC Bulletin Board.   No assurances can be provided that the shares of PrimeCare Systems, Inc. will be accepted by the OTC Bulletin Board, or at what price its shares will trade if a market for them does develop, nor can any assurances be made that a market will develop.

CERTAIN MARKET INFORMATION AND MARKET RISKS

There is not presently, nor has there ever been, a public trading market for the common stock of PrimeCare Systems, Inc.  It is anticipated that following the proposed spin-off of the shares, PrimeCare Systems, Inc. will attempt to find a market maker to sponsor PrimeCare and make an application to the NASD to have Prime care=s shares quoted on the OTC Bulletin Board.  The application of PrimeCare Systems, Inc. to the NASD will consist of current corporate information, financial statements and other documents as required by Rule 15c2-11 of the Securities Exchange Act of 1934.

Inclusion on the OTC Bulletin Board will permit price quotations for the shares of PrimeCare Systems, Inc. to be published by that service.  Although PrimeCare Systems, Inc. intends to find a market maker to submit an application to the OTC Bulletin Board subsequent to the effectiveness of this registration statement, it does not anticipate that its shares will immediately be traded in the public market.  Also, secondary trading of PrimeCare Systems, Inc. shares may be subject to certain state imposed restrictions.  Except for the application to the OTC Bulletin Board, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of the securities of PrimeCare Systems, Inc.  There can be no assurance that shares of PrimeCare Systems, Inc. will find a market maker or be accepted for trading on the OTC Bulletin Board or any other recognized trading market.  Also, there can be no assurance that a public trading market will develop following the spin-off or at any other time in the future or, that if such a market does develop, that it can be sustained.

Without an active public trading market, you may not be able to liquidate the shares you received in the spin-off.  If a market does develop, the price for the securities of PrimeCare Systems, Inc. may be highly volatile and may bear no relationship to its actual financial condition or results of operations.  Factors discussed in this Prospectus, including the many risks associated with an investment in the securities of PrimeCare Systems, Inc., may have a significant impact on the market price of PrimeCare Systems, Inc. common stock.

The ability of individual stockholders to trade their shares of PrimeCare Systems, Inc. in a particular state may be subject to various rules and regulations of that state.  A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state.  Presently, PrimeCare Systems, Inc. has no plans to register its securities in any particular state.

It is unlikely that securities of PrimeCare Systems, Inc. will be listed on any national or regional exchange or on The NASDAQ Stock Market.  Therefore, shares of PrimeCare Systems, Inc. most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the Apenny stock@ rule.  Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC.  Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities.  Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in the common stock of Prime care Systems, Inc. and may affect the ability of stockholders to sell their shares.  These requirements may be considered cumbersome by broker-dealers and could impact the willingness of a particular broker-dealer to make a market in the shares of Prime care Systems, Inc., or they could affect the value at which its shares trade.  Classification of the shares as penny stocks increases the risk of an investment in the shares of Prime care Systems, Inc.

According to the stockholder list of December 29, 2005, the date of record for stockholders of OCGT to receive shares of the common stock of Prime care Systems, Inc. in the spin-off, following the distribution of the shares of Prime care Systems, Inc., there will be approximately 69,901,120 shares of our common stock outstanding held of record by approximately 1,258 holders of record of the common stock of Prime care Systems, Inc. This number does not take into consideration stockholders whose shares are held by broker-dealers, financial institutions or nominees.

Dividend Policy

Prime care Systems, Inc. has never declared or paid cash dividends or made distributions and does not anticipate paying cash dividends or making distributions in the foreseeable future.  Prime care Systems, Inc. currently intends to retain and invest future earnings, if any, to finance operations.

DESCRIPTION OF BUSINESS

Background

PrimeCare Systems, Inc. (APrimeCare@) was incorporated in the State of Delaware on May 2, 1994, and was acquired for stock, as of May 16, 1994, by OCG Technology, Inc. (AOCGT@), now known as UraniumCore Company), a Delaware corporation, whose common stock is publicly traded.  Prime care continued to be a wholly owned subsidiary of OCGT until December 31, 2005, when, as a condition to a share purchase agreement, Prime care=s stock held by OCGT was spun-off to OCGT=s shareholders of Record as a stock dividend.  PrimeCare=s stock is not publicly traded and, as a result of the spin-off, it no longer is a subsidiary of a publicly traded company.  PrimeCare filed a Registration Statement, of which this Prospectus is a part, pursuant to the Securities Act of 1933, as amended (the AAct@), with the Securities and Exchange Commission (the ACommission@) to register its common stock, which will be distributed to OCGT=s shareholders of Record as a stock dividend.  If, as, and when, said Registration Statement becomes effective, PrimeCare intends to attempt to have a market maker file the necessary documents to enable it to make a market in PrimeCare=s registered common stock and submit an appropriate application to have its stock quoted on the OTC Bulletin Board.

The instant transaction with Mr Vavithis is not the first time that OCGT planned to distribute the shares of PrimeCare to its shareholders.  On March 16, 2005, OCGT entered into an agreement and plan of reorganization with Centerstaging Musical   Productions, Inc. and its stockholders (“Centerstaging”).  Pursuant to the terms of that agreement, OCGT would have acquired all of the issued and outstanding capital stock of Centerstaging in exchange for the issuance of  shares of OCGT’s Series F Preferred stock.  Upon the closing of that share exchange, Centerstaging would have become a wholly-owned subsidiary of OCGT.  That transaction would have resulted in a change of control of OCGT, whereby approximately 96% of OCGT's outstanding shares would have become owned by persons who were previously stockholders of Centerstaging.  OCGT would have changed its corporate  name to Centerstaging Musical Productions, Inc.  As a condition of that agreement, 100% of the shares of PrimeCare owned by OCGT, would have been distributed to those stockholders of OCGT, prior to the closing of that agreement.  To effectuate that transaction PrimeCare filed a Registration Statement with the SEC on Form SB-2 on April 22, 2005, which was amended July 1, 2005, File No.  333-124242.  On August 3, 2005, PrimeCare withdrew that Registration Statement because the agreement and plan of reorganization was terminated by Centerstaging, on August 1, 2005.

At this time PrimeCare has no plans, proposals or arrangements, written or otherwise, to acquire or merge with any other company.

PrimeCare had two business segments: (a) it created, owns, maintains, and markets a computerized patient medical record (a ACPR@), also known as an electronic medical record (an AEMR@) with related Internet Web sites; and (b) it sells Denise Austin fitness videos and DVDs on its Web site,  www.FitNShape.com, and until March of 2006 sold Denise Austin fitness videos and DVDs on its Ashopping cart@ which was linked to the Denise Austin Web site.  The Company is discontinuing this business segment.

The EMR is known as the PrimeCareJ Patient Management System Version Nine, (APrimeCareJ V9@) which includes the CodeComplierJ.  The Web sites contain secure Internet enhanced, and targeted components of PrimeCareJ V9, and are known as www.PrimeCareOnTheWeb.com, www.YourOwnHealth.com; and www.YourOwnDoctor.com.

Our research and development facility and home of our Web sites is located at 610 Thimble Shoals Boulevard, Newport News, VA 23606.

Our principal executive office is located at 56 Harrison Street, New Rochelle, New York 10801.

The EMR Products:

PrimeCareJ Version Nine:

PrimeCareJ V9 is PrimeCare=s most recent, ground-up redesign and re-write of it=s initial electronic medical record (AEMR@).

PrimeCareJ V9's system incorporates a three-tier client-provider-relational database management system (ARDBMS@) design, structured to support geographically separated tiers.  The three tiers are interconnected.  The provider and data base tiers are designed to support multiple, distinct clients simultaneously.  The client tier has been designed to allow internationalization and localization (easy adaptation to local currency, date and time conventions).

Provisions have been added for support of an unlimited number of alternative languages.  Currently, language support is offered in both English and Spanish.  PrimeCare has executed a license agreement, which among other things provides for the development of a Portuguese version.

PrimeCareJ V9 is a Windows7 application.  The client tier will run on Windows7 98SE, or any later Windows7 desktop operating system, such as Windows7 2000, Windows7 NT, or Windows7 XP.  It will not run on Unix or Linux.  The provider tier and data base tier of PrimeCareJ V9 is hosted on redundant Windows7 2000 or Windows7 XP servers with modest backup, and standby support.

As a three-tier application, PrimeCareJ V9 requires only that the client tier (end-user) application to be installed at the end-user location (usually, the health care provider=s facility).  Although the client  tier uses the Internet to communicate with the provider tier, it is not a browser-based application, thereby eliminating the many compatibility and security issues involved in supporting multiple browser configurations.  The client tier is a specially written front-end application, designed to be downloaded by the end-user via a Web connection, and then installed at the end-user=s location using normal Windows7 installation procedures.

The three-tier architecture of PrimeCareJ V9 is intended to provide various advantages, including easy end-user installation; reduced on-site hardware and support requirements; enhanced data security; and  flexibility.  PrimeCareJ Version Nine's reduced installation and maintenance costs, and its flexibility, should enable it to be adapted to a wide variety of health care organizational uses, including national and local health care systems, military organizations, correctional facilities, HMOs, hospitals with outpatient services, clinics, group practices and solo practitioners.

The PrimeCareJ V9 system is intended to support multiple reimbursement models, including free demo, no-charge use; sponsored use; flat fee, periodic (monthly / annual) fee, activity based fees; and option-based fees.

Beyond being intended as a user friendly patient management system, that is patient, physician and staff interactive, the PrimeCareJ V9 system: (i) is Health Insurance Portability Accountability Act (AHIPAA@) compliant; (ii) collectively contains over 100,000 complaint and disease state questions, over 2,000 diagnoses, over 675 physician reference articles, and over 300 patient education articles; (iii) does not require the patient to have computer or typing skills; (iv) enables the physician to obtain a patient=s detailed history of present illness (AHPI@), by having the patient answer the questionnaires without requiring a physician or a staff member to be present; (v) allows the physician to interact directly with PrimeCareJ V9, to select and document the normal and abnormal physical findings, assessments, tests, prescriptions and treatment plan for the patient; (vi) provides automatic (real time) calculation of the Centers for Medicare & Medicaid Services (formerly, the Health Care Financing Administration) mandated Evaluation and Management (AE&M@) code, with a full audit trail, used for determining the reimbursement level by Medicare, health insurance providers and other third party payers for office visits;  (vii) creates clinical and patient databases for outcomes research.

When the patient arrives at, or telephones, a doctor=s office, which is equipped with PrimeCareJ V9, a staff member, based upon the patients chief complaint and/or symptoms, selects an appropriate questionnaire, or questionnaires for the patient to answer.  If the patient is at the doctor=s office, the staff member takes and enters the patient=s vital signs.  In this case, the patient would be seated at a computer, (or, if at home or in his or her own office, then via the Internet), to answer the complaint-specific questionnaires selected by the staff member.  When the patient completes the questionnaire(s), PrimeCareJ V9 prepares a Preliminary Report (the AReport@) for the physician to review before examining the patient.

This Report contains nurses notes, if any, the patient=s vital signs (if entered), along with, most importantly, the patient=s detailed HPI, which includes all of the positive and significant negative responses to the questions contained in the completed questionnaire(s), plus an alphabetical list of diagnostic possibilities with the triggering patient responses annotated.  If the patient preferred to read and answer the questions in Spanish, and the physician is more fluent in English, with the stroke of one key by the physician, the entire patient record appears in English.  The same simple key stroke or Amouse@ click process used by the patient allows the physician, or appropriate staff member, to select and document physical findings (normal and abnormal), assessments, tests, and treatment plan; to prescribe medications; to select patient education handout materials; and to specify follow-up instructions.

A permanent electronic record of the visit is thereby generated, and the need for dictation and transcription, with their associated costs, is virtually eliminated.  At the conclusion of the encounter, a final summary report of the visit, that includes the patient=s HPI, physical findings, assessment, tests, prescriptions, treatment plan, patient educational materials and the scheduled follow-up visit, are stored electronically in the patient=s file.  A copy of the documentation can be printed for the patient to keep in his or her own personal medical record.

CodeComplierJ

PrimeCare has also developed its ACodeComplierJ@, an application software program used in conjunction with its PrimeCareJ V9 and PrimeCareOnTheWeb (see below).  As each item of information is entered and collected by PrimeCare during the patient encounter, the CodeComplierJ organizes the data in the proper classification and, using the Centers for Medicare & Medicaid Services (ACMS@, formerly called, HCFA) Documentation Guidelines, automatically calculates the E&M code level, with full audit trail, used for determining the reimbursement level of Medicare and other third party payers for the History, Physical Findings and Decision Making sections of the office visit.  The process is intended to eliminate or reduce the time and effort that would otherwise be required by the physician or staff to complete this task. CodeComplierJ is intended to help take the guesswork out of E&M and third party payer compliance. CodeComplierJ is an integral part of PrimeCare=s PrimeCareJ V9.

PrimeCareOnTheWeb.com (the APCW Site@):

The PCW Site is a physician and patient interactive Web Site that: (i) uses PrimeCareJ V9=s questionnaires for diagnostic and follow-up office visits, physician reference articles, patient education material, and the CodeComplierJ for real time calculation of E&M code; (ii) enables physicians to obtain their patient=s detailed HPI by having the patient answer questionnaires via the Internet without requiring physician or staff participation; (iii) saves the physician and staff the time required to obtain the HPI, thus allowing them to give more attention to each patient and/or see more patients; (iv) produces a  comprehensive HPI that includes all of the Ayes@ answers, pertinent negatives, and a list of the diagnostic possibilities with the answers repeated that support each diagnostic consideration; (v) is HIPAA compliant; (vi) provides protection for Internet communication and the confidentiality rights of every user through the use of identification (AID@) and password requirements and secure digital certificates (vii) encrypts all data for storage; (viii) creates a database for outcomes research; and (ix) automatically provides registered physicians individual Web sites on PrimeCare=s YourOwnDoctor.com.

YourOwnDoctor.com (the AYOD Site@):

The YOD Site is a web site created, owned, operated and maintained by PrimeCare that: (i) provides free individual Web sites for physicians, physician groups, and other health care providers who register for PrimeCareOnTheWeb; (ii) enables such physicians to promote their services through displaying credentials, including photos of each physician and staff in the office, listing specialties, office hours, directions, maps, phone numbers, e-mail addresses, and accepted insurance plans; (iii) provides useful links to other medical sites;

(iv) provides a direct link from physician site to PCW that enables patients to access and complete appropriate questionnaires; (v) provides direct link to YourOwnHealth.com for use by patients.

YourOwnHealth.com (the AYOH Site@):

The YOH Site is a free, online health and wellness Web site, designed to empower health care consumers to be better prepared for their next visit to the doctor. The YOH Site (i) offers the AMedical Interview@ which: (a) enables visitors, securely and anonymously, to select and complete approximately 104 of the 280 questionnaires contained in PrimeCareJ V9; (b) generates and makes available to the visitor a detailed HPI report based upon  responses made; (c) permits the visitor to answer the questionnaires in either English or Spanish; (d) encrypts all medical data and uses digital certificates for Internet communication; (e) provides banner links to the YOD Site: (ii) provides the visitor with a AYourOwnHealth Notebook@ which: (a) is a secure depository for storage of personal and family medical data for registered members (AMembers@); (b) can be accessed only through the use of registered IDs and Passwords; (c) encrypts all medical data and uses digital certificates for Internet communication; (d) provides a convenient way to keep track of personal health issues such as allergies, immunizations, medications and others that can be kept and edited on designated lists; (e) allows the Member to save their completed HPI Questionnaire reports and to add personal notes and reminders to the record; (iii) provides the AYourOwnHealth Reference@ which supports  health care consumer education material relating to diseases, disease management, medical procedures and prescription, and common over-the-counter medications, including drug interaction.

Sales and Marketing:

Potential Markets:

The potential principal markets for the PrimeCareJ V9 are health care providers, both national and local systems, military organizations, correctional facilities, HMOs, hospitals with outpatient services, ambulatory/outpatient medical facilities, group practices and individual practitioners (collectively, AHealthcare Providers@).  PrimeCare intends to license PrimeCareJ V9 to Healthcare Providers and to organizations that will sub-license the software to other Healthcare Providers.

The Company believes that the revenue source with the greatest potential is through licensing PrimeCareJ V9 to health care providers, as a service, on a pay for use basis.  This marketing method ties the cost directly to use and eliminates a significant financial commitment, by the user, to purchase the software and then pay monthly maintenance charges for updates.

The Company intends to market PrimeCareJ V9 through: (a) a network of independent distributors (currently PrimeCare has a distributor in South America); (b) direct sales to large at-risk healthcare entities; and (c) private labeling opportunities.

PrimeCare intends to exhibit PrimeCareJ V9 at selected health care industry conventions as a component of the marketing and sales program.

The Company is attempting to develop relationships, collaborations and affiliations with teaching hospitals to develop product recognition and references to enhance sales. One such relationship exists with the University of Iowa’s Carver School of Medicine

Although at the present time, PrimeCare is not receiving any direct revenue from the University of Iowa, the Company believes that its collaborations with the University of Iowa’s Carver School of Medicine will result in income to the Company in several ways:

PrimeCare is currently working with a team of physicians, led by Dr. Arthur Hartz, at the University of Iowa=s Carver School of Medicine.  They have developed the Iowa Diabetes Education and Assessment System (AIDEAS@).  IDEAS has been designed for use in research relating to, and ultimately to be used in, the treatment and education of diabetics.  Realizing that the PrimeCareJ V9 is a superior, and ideal, technological platform, IDEAS has been redesigned as a PrimeCareJ V9 Questionnaire.  It will be installed in a clinic owned by the Gundersen Clinic of Lacrosse, Wisconsin and will be used by Telemedica in Argentina, where diabetes is a major problem.  Since IDEAS is now part of PrimeCare V9, the Gundersen Clinic will have access and be exposure to the entire PrimeCare V9 system.  This presents the Company with an excellent opportunity to market the entire PrimeCare V9 to the Gundersen Clinic.

PrimeCare V9 and IDEAS are playing a central role in requests for grants being prepared by Dr. Hartz and his team from both National Institute of Health and the State of Iowa.  If approved, PrimeCare will receive part of the grant funds for its use in the studies.

In addition to IDEAS, PrimeCare has been collaborating with the University of Iowa's Family Care Center (AIFCC@), part of that University=s hospitals and clinics on two other projects.  Since October 2005, PrimeCare has been working with doctors at the IFCC to add some additional questionnaires to the existing PrimeCareJ V9's geriatrics questionnaires.  Two of IFCC=s physicians have designed a geriatrics assessment that has been added to PrimeCareJ V9, and is now available to anyone that uses the system.

PrimeCare is also collaborating on a project with Dr. David Bedell in the Carver Medical School=s rural Lone Tree, Iowa clinic.  The primary focus of the project is to significantly improve primary healthcare services to Spanish speaking workers through the use of Primecare V9.  The Spanish speaking workers will read and answer PrimeCareJ V9's Questionnaires in Spanish and with a stroke of a key, the medical staff will read the patient’s responses and preliminary reports in English.  This PrimeCareJ V9 feature instantaneously reduces the language gap.  The benefits of the PrimeCareJ V9's ability to instantly change from Spanish to English, and English to Spanish will be established by this project.   Dr. Bedell has installed the PrimeCare V9 System in the Lone Tree clinic.  Over 50% of the clinic’s patient base is Spanish-speaking patients.  Although, PrimeCare will not receive any revenue from the use at the Lone Tree clinic, the use will establish the efficacy and benefits of PrimeCare V9's use with Spanish-speaking patients.  The Lone Tree Clinic will become a reference site for potential PrimeCare paying customers.

Licensing Fees:

During the quarter ended September 30, 2005, PrimeCare entered into a ten year license agreement, for the use of PrimeCareJ V9, with Telemédica, S.R.L., a company based in Argentina (“Telemédica@ or “Licensee”).  The Medical Director of Telemédica, a physician in Argentina, has been using PrimeCareJ Version Nine since November 2004.  As part of the consideration for becoming the exclusive licensee within the free trade association known as Mercosur, whose members are Argentina, Brazil, Chile, Paraguay and Uruguay, the Telemédica paid PrimeCare $60,000, and has agreed to fund the translation and internationalization of PrimeCareJ Version Nine in both Spanish and Portuguese, which when completed will be owned by PrimeCare.  The Spanish version was completed during the last quarter of 2005.  Telemédica will sub-license PrimeCareJ Version Nine to Health Care Providers in the Mercosur, and train them in its use.   In the event that the gross revenues derived by the Telemédica from sub-licensing the PrimeCareJ Version Nine system (APrimeCare V9@), are less than two million five hundred thousand U.S. dollars (US$2,500,000) for the third year of the Term of the agreement (as therein defined), or any year thereafter, the Agreement will become non-exclusive for the balance of the Term.  The license agreement provides that the fee to be charged to a sub-licensee shall be not less than four US dollars (US$4.00) per annum, per patient of each sub-licensee, without regard to the number of patient uses of the software during that year, unless PrimeCare agrees, in writing, to a lower fee.   PrimeCare will receive 25% of the first $400,000 of fees, which will enable Licensee to recover the $60,000 and translation costs, and thereafter, PrimeCare will receive 50% of fees in excess of $400,000.  The $60,000 we received and charged to Deferred income will be recognized as income over the first three years of the contract. .

Telemédica, under the auspices of the ministry of health, and approval of the governor, of the province of Chubut and the mayor of the municipality of Puerto Pirámides, has commenced a pilot project at Puerto Pirámides Rural Hospital, which has been linked with Telemédica=s Medical Health Desk via satellite and the Internet.  Telemédica installed its Medical Health Desk at the clinic of its Chief Medical Officer, in Buenos Aires, where PrimeCare V9 is being used   The region's head doctor was trained in the use of the PrimeCare System at the medical clinic of Telemédica=s Medical Director.  Under the supervision of a nurse or trained care giver at the medical technology center in the Puerto Pirámides Rural Hospital, each patient will be able to complete online, PrimeCare V9 in-depth medical questionnaires that are related to their medical problem. When the questionnaire is completed, the PrimeCare V9 will generate a preliminary medical report that can be reviewed in real time, 24/7, by attending doctors at Telemédica=s Medical Health Desk in Buenos Aires.

Doctors at the Buenos Aires clinic will be available to the medical team at the hospital for remote consultations, second opinions, and to fulfill other support needs. This is needed since the Puerto Pirámides Rural Hospital and most other rural hospitals in Argentina are not staffed with physicians 24/7.  The Licensee has completed the on-site installations in Puerto Pirámides and the hospital has a commence d using the PrimeCare System.  The Licensee will provide any additional training and community outreach that may be required.  The Licensee has advised the Company that when this installation is successfully running, PrimeCare V9 will be installed throughout Chubut.

Advertising Fees:

Advertising revenues are dependant upon the number of visitors that use PrimeCare=s Web sites.  PrimeCare believes that the use of PrimeCareJ V9 by licensees will increase awareness and use of PrimeCare=s Web sites, and thus, potentially, result in increased advertising fees.  To date, PrimeCare has received insignificant advertising fees.

Outcomes Research:

Potentially, PrimeCare could receive fees or grants for conducting outcomes research for pharmaceutical companies, teaching hospitals, governmental agencies and philanthropic organizations.  We anonymize, encrypt and store the data from both the completed diagnostic and follow-up questionnaires. This potential, ever-growing medical database can be analyzed in various ways to determine the effectiveness of treatment plans and medications. To date, PrimeCare has generated no fees for such research.  At the present time the data bases do not contain sufficient data in any specific area to effectively perform outcomes research.  Data has to be obtained from significant numbers of patients that have the same medical problem or complaint through completed diagnostic questionnaires.  Thereafter, these patients must complete follow-up questionnaires over a period of time forming a medical database that can be analyzed in various ways to determine the effectiveness of different treatment plans and medications.  This is a potential income source, which will come into being only after PrimeCare V9 becomes more widely used.

Competition:

PrimeCareJ V9 creates an electronic medical record documenting the patient-physician diagnostic and follow-up encounters.  There are more than 200 EHR (electronic health records) on the market today, according to the AFact Sheet@ of the Health Information Requests for Proposals, in the request for proposals of the Office of the National Coordinator for Health Information Technology of the Department of Health & Human Services, dated June 6, 2005,.  To date, market penetration by both PrimeCare and its competitors has been very small.  According to an article appearing in the May 23, 2005 edition of the Wall Street Journal entitled Software for ASymptoms@, which discusses the use of computers in medicine, the consensus is that no more than 2% of U.S. doctors use diagnostic software.  Based on this and other available information, PrimeCare does not believe that any competitor has a significant share of the market.

The article, ASoftware for Symptoms@, raises the question as to why diagnostic software has not found more of a market, stating that ASome doctors say it takes too much time to enter extensive patient data into some systems.@

Unlike some competitive EMRs or CPRs, PrimeCareJ V9 can actually reduce the physician’s time needed to collect and organize the patient-physician encounter documentation.  In particular,  PrimeCareJ V9 incorporates an authoritative and comprehensive knowledge database of approximately 280 symptom and problem oriented patient questionnaires for diagnostic and follow-up office visits.  During an office visit, the patient responds to the questionnaires prior to being seen by the physician, and without requiring physician time or staff presence.  When the questionnaire is completed, a preliminary diagnostic report is generated for physician review, prior to the face-to-face encounter with the patient.  This report contains all the patient=s Apositive@ answers, pertinent Anegative@ answers, and lists diagnostic possibilities in alphabetical order, together with those responses that gave rise to each diagnostic consideration.

The concept of using PrimeCareJ V9 to enable a physician to care for more patients per day, and  provide off-site and telephonic medical services, while maintaining a high standard of care has been established at the Hampton Community Corrections Center and the Virginia Beach Correctional Center.   Both facilities are located in Virginia, where one physician is responsible for the heath care of an average yearly inmate population of more than 25,000.

PrimeCareJ V9 does not make any decisions.  It gathers, organizes, and prepares information for the physician to review, as an aid in making the correct diagnosis.  As the patient=s responses to questions are recorded, they are incorporated into the patient record, in real time, without additional effort required on the part of either physician or staff, and without requiring dictation and subsequent transcription.

Competitive systems, on the other hand, generally require that the physician personally elicit the clinical information needed to make the diagnosis directly from the patient and then the physician enters the data into that patient=s record.

PrimeCare has not identified any competitive patient management system which embodies the patient-centric, self-administered medical interview feature of PrimeCareJ V9.

While competitive systems seemingly increase the physician’s= workload, PrimeCareJ V9 reduces the time spent with the patient by the physician and staff.  The patient can answer the PrimeCareJ V9 questionnaires in the physician’s office, or via the Internet from work or home, prior to arriving at his or her appointment, all without the participation of the physician or staff.

Government Regulation:

PrimeCare is operating in the medical field, which is subject to extensive federal, state and local regulations.  Neither PrimeCareJ V9, nor the CodeComplierJ require FDA filings or approval.  However, PrimeCareJ V9 must be, and is, compliant with the Health Insurance Portability Accountability Act (AHIPAA@) to enable physicians to use it.  HIPAA was enacted, in part, to establish national standards for electronic health care transactions, and it addresses the security and privacy of health data during electronic data interchange.  However, there can be no assurance that new laws will not be passed, or current regulations changed, the enactment of which could negatively effect, or prohibit, the marketability of PrimeCareJ V9.

The Fitness Segment:

Fitness Web Site:

PrimeCare owns and operates Fit-N-Shape, a Web site dedicated to fitness.  Currently, PrimeCare sells Denise Austin videos and DVDs on this site.  Previously, PrimeCare had marketing arrangements with www.DeniseAustin.com (ADeniseAustin.com@); which arrangements were terminated in March 2006, by the manager of the Web site. PrimeCare does not intend to restock its inventory, but will continue to sell its current inventory on its Web site and therefore will lose this revenue stream.

Fitness Competition:

There are a large number of sellers of fitness videotapes, including those of Denise Austin, sold at retail stores and other Web sites.  Most of such competitors sell many products, advertise and use other forms of promotion to attract customers to their Web sites.  We do not advertise or promote our site.

Employees and Other Personnel:

PrimeCare currently has eight employees, including officers.  Three employees are non-salaried officers, four employees are full time, salaried employees, and one is a paid part time salaried employee.

PROPERTIES

The Company leases approximately 1,000 square feet of office space at 56 Harrison Street, New Rochelle, New York where it maintains its executive office. The lease bears an annual rental of $22,117.08.  The Company also leases approximately 3,634 square feet of office space in Newport News, VA. The lease bears an annual rental $44,798 until it expires on May 31, 2007.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceeding at this date.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere herein.  The following discussion contains certain forward-looking statements.  These forward-looking statements include predictions, estimates and other statements that involve a number of risks and uncertainties.  While this outlook represents the PrimeCare=s current judgment on the future direction of the business, such risks and uncertainties could cause actual results to differ materially from any future performance suggested herein.

Overview

In May 1994, at the time of PrimeCare=s acquisition by OCGT, its PrimeCareJ System was MS DOS based.  In 1997, PrimeCare completed the development of its Windows7 95 and Windows7 NT based version of the PrimeCareJ System (“PrimeCareJ V8”).  To increase the compatibility and versatility of Version Eight, PrimeCare added an interface that enables PrimeCareJ V8 to communicate with medical office management systems (billing software, appointment scheduling software, etc.).  Shortly thereafter, PrimeCare commenced a test marketing program in areas where it could install and service the product and train the office personnel in the use of the product.

In April 1998, PrimeCare completed development of CodeComplierJ.  During a patient office visit, the CodeComplierJ organizes each item of the data in the proper classification and, using the CMS) Documentation Guidelines, automatically calculates the E&M code level used for determining the physician=s reimbursement from Medicare and other third party payers for the office visit.

During December 1998, PrimeCare completed development of its PrimeCareOnTheWeb (APCW@).  The PCW Web site enables a physician to have patients answer one or more of PrimeCare=s 280 Questionnaires via the Internet.  At this time, PrimeCare=s V8 was updated to include the changes.

During the period between late 1998 through 2000, PrimeCare exhibited at several industry conferences in an attempt to generate product recognition and to foster sales.  The response was positive.  Some licenses were sold.  However, many private practice physicians were reluctant to make the capital investment for the hardware necessary to operate the software.  Software updates were labor intensive.  The software had to be updated at each computer.  This discouraged large groups from using the system.  This reluctance caused PrimeCare to redesign the system to overcome the problems.  The feasibility of its product redesign was established in 2001, and the development of PrimeCare=s PrimeCare V9 began.  PrimeCare discontinued the marketing of its PrimeCare V8, and subsequently ceased supporting it.  Therefore, in 2003, PrimeCare wrote off as an expense the unamortized capitalized software costs relating to its Version Eight.  Since 1994, PrimeCare has written off capitalized software development costs in excess of $5,500,000.

The three-tier architecture of the PrimeCareJ V9 provides advantages, including easy client installation; reduced on-site hardware and support requirements; enhanced data security; and maximum flexibility.   PrimeCareJ V9's reduced installation and maintenance costs and its flexibility enables it to be adapted to a wide variety of health care organizational uses, potentially including national and local health care systems, military organizations, correctional facilities, HMOs, hospitals with outpatient services, clinics, group practices and solo practitioners.  The PrimeCareJ V9 system is HIPAA compliant.

On or about November 1999, PrimeCare added a new business segment.  The Company began to manage a Web site for Denise Austin, a fitness expert.  The Company derived income from several sources, the sale of Denise Austin exercise videos and DVDs, commissions from the sale of other vendors exercise and fitness equipment and at times fees for advertising.  During December 2003, a new company became the Web site manager and converted to a paying membership Web site.  PrimeCare continued to manage the shopping cart which could be accessed by non-members.   During 2005, the site manager made changes to the site that made access to the shopping cart run by PrimeCare more difficult.  This resulted in a decrease in sales of exercise videos and DVDs, the primary revenue source for the Company.  After several months of discussion entry to the shopping cart was once again made direct.  In March of 2006, the manager of the Denise Austin Web site terminated the relationship with PrimeCare.  PrimeCare owns and operates Fit-N-Shape, a Web site dedicated to fitness where it continues to sell Denise Austin videos and DVDs.  PrimeCare does not intend to restock its inventory and has terminated this business segment.  For the year ended June 30, 2005, the Company had its highest sales of $299,088 from the Denise Austin Web site, which dropped to $102,578 for the year ended June 30, 2006.  PrimeCare will lose this revenue stream.

The Company’s main focus has been, and continues to be, the PrimeCare System.  The Company believes that this business segment has excellent growth potential.

PrimeCare has experienced recurring losses from operations, and has relied on OCGT, its former parent company, to fund its operations.  Since PrimeCare is no longer a subsidiary of OCGT, it will have to provide its own funding.  To improve its financial position, PrimeCare issued 21,570 shares of Series A Preferred Stock in payment of $215,700 of notes payable assumed from OCGT during January 2006.  To overcome its cash shortfall, in part, during January 2006, PrimeCare issued 3,000 shares of Series A Preferred Stock in payment of $30,000 of loans payable and thereafter, during the month of July 2006, PrimeCare completed a Private Offering of the Series A Preferred Stock, in which it sold 40,000 shares for $400,000 or $10 per share.  $375,000 of the Offering was received during the year ended June 30, 2006.  These Preferred Shares are convertible into a total of 6,457,000 shares of PrimeCare=s common stock, which is a conversion rate of $0.10 per share.  The issuance of shares in payment of the debt was made in reliance on the exemption from registration provided under Section 4(2) of the Securities Act of 1933 (the “Act”) and issuance of shares in the Private Offering was pursuant to the exemption provided under Section 4(2) of the Act and the exemption provided by Rule 504 of Regulation D.  The issuances were made in a private transaction without means of any public solicitation.  The shares are restricted securities and the certificates representing the ownership of the shares contain a legend restricting further transfer unless the shares are registered or qualify for an exemption.  If necessary, PrimeCare intends to provide additional working capital through the sale of additional equity interests, or obtain loans.  However, there can be no assurances that it will succeed in its efforts, which creates a doubt as to its ability to continue as a going concern.

When this Registration Statement becomes effective, the Company will sustain immediate and recurring costs.  Initially, the Company will bear the costs of the Distribution of the shares and thereafter of being a publicly reporting company.  The initial cost of distribution, which will be done by our transfer agent, the Registrar and Transfer Company, will be approximately $10,000.  Thereafter, we will incur annual fees to our transfer agent, the costs of annual stockholder’s meeting and other stockholder communications of approximately $40,000 per year.   Since currently our annual financial statements are audited and certified and our quarterly financial statements are reviewed, we do not anticipate any increase in these costs.

Results of PrimeCare=s Operations for the nine months ended March 31, 2007, compared to the nine  months ended March 31, 2006:

PrimeCare=s total revenues from continuing operations increased from $13 to $ 15,011 for the  nine months ended March 31, 2007, as compared to the nine months ended March 31, 2006 , an increase of $ 14, 098.  The increase in revenues was due to PrimeCare receiving $60,000 on September 29, 2005, for granting a license to use  PrimeCareJ V9, which amount was booked to deferred income and is being recorded as income over a period of three years.  $15,000 was recognized as income for this nine month period.  PrimeCare=s total revenues from advertising decreased from $13 to $11 for the same nine month period.   PrimeCare=s total revenues from discontinued operations decreased from $ 101,096 to $872 for the  nine months ended March 31, 2007, as compared to the  nine months ended March 31, 2006, which was a decrease of $ 100,224  in merchandise sales as a result of the termination, of our relationship by the Denise Austin Web site, and the termination of this business segment.

PrimeCare follows the Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144").   During the current year, based on the estimated decrease of future cash flows resulting from the termination of the relationship with DenideAustin.com, management deemed it necessary to have an impairment charge to capitalized software costs in the amount of $15,943.

Research and development costs decreased from $ 137,959 for the nine months ended March 31, 2006  to $ 117,392 for the nine months ended March 31, 2007,, a decrease of $ 20,567.  The decrease resulted  in part from not having a charge of $10,704 to research and development for stock based compensation based on a Black-Scholes computation for the issuance of warrants.

Selling, general and administrative costs were $91,415 for the nine months ended March 31, 2006 compared to $95,092, for the nine months ended March 31, 2007 a decrease of $3,677, primarily due to a charge of $47,033 for stock based compensation based on a Black-Scholes computation for the 2005 period offset by an increase in rent $7,806, telephone of $819, which were for the New York office, professional fees of $8,594, and sales and marketing expenses of $ 26,040.

Amortization of capitalized software costs decreased $3,700, from $17,245  for the nine months ended March 31, 2006 to $13,546\ for the nine months ended March 31, 2007 primarily as a result of     an impairment charge to capitalized software costs in the amount of $15,943.

Results of PrimeCare=s Operations for the year ended June 30, 2006, compared to the year ended June 30, 2005:

PrimeCare=s total revenues from continuing operations increased $6,766 (81%) from$8,359 in 2005 to $15,125 in 2004.  The increase in revenues was primarily due to PrimeCare receiving $60,000 on September 29, 2005, for granting a license to use PrimeCareJ V9, which amount was booked to deferred income and is being recorded as income over a period of three years.  $15,000 was recognized as income for this period.  However, during the same period income from commissions decreased $8,232 as the result of our largest customer terminating their business.   PrimeCare=s total revenues from discontinued operations decreased from $299,088 to $102,578 for the year ended June 30, 2006, as compared to the year ended June 30, 2005, which occurred as a result of changes made to the Denise Austin Web site on which our shopping cart resided, making access to our shopping cart more difficult, and subsequently, the termination, of our relationship by the Denise Austin Web site, and the removal of the link to our shopping cart.  PrimeCare will continue to reduce its inventory of Denise Austin videos and DVDs through sales on the Company=s Fit-N-Shape Web site but will not purchase any additional inventory.

Total operating costs and expenses decreased $17,267 (5%) from $325,277 in 2005 to $308,010 in 2006.  The decrease was primarily due to the absence of an impairment charge in 2006 ($65,229 in 2005), offset partially by the $57,737 non-cash charge in connection with the issuance of warrants in fiscal 2006.

PrimeCare follows the Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144").  In 2005 based on analysis of estimated future cash flows, management deemed it necessary to have an impairment charge to capitalized software costs in the amount of $65,229.  However, after entering into the contract with Telemédica, S.R.L. in September of 2005, it was deemed that an impairment charge would not be necessary in 2006.

Research and development costs decreased from $208,604 for the year ended June 30, 2005 to $184,104 for the year ended June 30, 2006, a decrease of $24,500.  The decrease resulted from $35,204 of research and development costs being capitalized as Capitalized software costs in compliance with Statement of Financial Accounting Standards No. 86 (“SFAS 86”), which PrimeCare follows. This decrease was reduced by a charge of $10,704 to research and development for stock based compensation based on a Black-Scholes computation.

Selling, general and administrative costs were $91,284 for the year ended June 30, 2006 compared to $26,746, an increase of $64,538, primarily due to a charge of $47,033 for stock based compensation based on a

Black-Scholes computation and an increase in rent $14,501, which was for the New York office.

For the year ended June 30, 2006, we had a net loss from continuing operations of $296,282 compared to a net loss from continuing operations of $319,116 for the year ended June 30, 2005.   The reduction in the net loss from continuing operations of $22,834 for the year ended June 30, 2006, was primarily due to the recognition of $15,000 of the $60,000 of non-refundable license fees from the Argentine licensee. The balance of $45,000 in non-refundable license fees for PrimeCareTM V9, which, as stated above, was booked as deferred income, will be recognized over the next 27 months.

Amortization of capitalized software costs increased $11,984, from 13,422 in 2005 to 25,406 in 2006, as a result of the increase in gross Capitalized software costs ($90,527at June 30, 2005; $188,311 at June 30, 2006)

In prior years PrimeCare did not issue warrants or options.  During November 2005, PrimeCare issued warrants to purchase 14,466,262 shares of common stock (the AWarrants@); 4,327,206 Warrants are exercisable at $.02 per share; 4,925,000 Warrants are exercisable at $.05 per share; and 5,214,056 Warrants are exercisable at $.07 per share.  The Warrants may be exercised at any time, or from time to time, prior to November, 17, 2008. In compliance with FAS123R, the warrants were valued at $57,737.   $47,033 of that amount was charged to selling, general and administrative expenses and $10,704 was charged to research and development expenses.  The fair value was estimated using the Black-Sholes option pricing model.  Since PrimeCare’s common stock was not publicly traded, the market value was determined by taking the difference between the closing price of OCGT on the record date, December, 29, 2005 and the closing price on December, 30, 2005.  The following table sets forth the purpose for which the Warrants were issued, the number of Warrants issued and the Black-Sholes option pricing.  The warrants set forth below relating to officers are the same warrants that are set forth in the tables relating to officer’s compensation in the MANAGEMENT section and in the SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Services	Warrants issued	Black-Sholes pricing
Sole and only compensation to some officers, directors and employees	5,690,000	$ 22,104
Sole payment for medical consultants	1,666,000	6,523
Sole payment for legal and accounting services	1,675,000	6,519
Additional compensation to certain research and development employees	1,065,000	4,181
As additional incentive for the purchase of stock	4,370,262	18,410
Total	14,466,262	$ 57,737

Liquidity and Capital Resources

Cash was $257,327 at June 30, 2006.  The Company has a $20,000 credit line from its bank of which $19,190 was drawn down as of June 30, 2006.  This credit line was completely repaid in July of 2006.  In the past, PrimeCare=s principal means of overcoming its cash shortfalls, caused by recurring losses from operations, was to receive capital contributions from OCGT its former parent.  This source is no longer available as a result of the spin-off.  The Company has raised $400,000 in a private placement as previously discussed.

During the quarter ended September 30, 2005, PrimeCare entered into a ten year license agreement, for the use of PrimeCareJ V9, with Telemédica, S.R.L., a company based in Argentina (ATelemédica@).  Telemédica, under the auspices of the ministry of health and with the approval of the governor of the province of Chubut and approval of the mayor of the municipality of Puerto Pirámides, has commenced a pilot project at Puerto Pirámides Rural Hospital, which has been linked with Telemédica=s Medical Health Desk via satellite and the Internet. Telemédica has advised PrimeCare that when this installation is successfully running, which Telemédica estimates will occur prior to June 2007, PrimeCare V9 will be installed throughout Chubut and the government of Chubut will commence paying Telemédica.  Telemédica believes that other provinces in Argentina will follow the lead of Chubut.  The steps involved in getting PrimeCare installed and used by a customer in Argentina were as follows: Completion of the translation to Spanish, which occurred during the last quarter of 2005; Review of the entire system in Spanish by Telemédica’s medical staff, which took several months; Introducing PrimeCare V9 to the ministry of health in Chubut and demonstrating how it would improve the quality of care in a cost effective manner and ultimately getting their approval and endorsement which has been completed; Obtaining approval of both the Governor of Chubut and Mayor of Puerto Pirámides and demonstrating to them that PrimeCare V9 meets a high level of security to ensure the confidentiality of each individuals medical records, which has been completed;  Obtaining government approval to use the Internet via satellite for PrimeCare V9, which has been completed; and training the medical staff in Chubut to use PrimeCare V9, which has been completed.  We have been advised that PrimeCare V9 is currently being used in a pilot project at Puerto Pirámides Rural Hospital.

The license agreement provides that the fee to be charged to a sub-licensee shall be not less than four US dollars (US$4.00) per annum, per patient of each sub-licensee, without regard to the number of patient uses of the software during that year.  PrimeCare will receive 25% of the first $400,000 of fees and thereafter, PrimeCare will receive 50% of fees in excess of $400,000.

Chubut has a population in excess of 400,000.  Based on 400,000, PrimeCare’s projected revenue is $700,000 the first year [400,000 population x $4 fee per patient = $1,600,000 gross fees; first $400,000 of gross fees at 25% = $100,000 to PrimeCare; remaining $1,200,000 gross fees at 50% = $600,000 to PrimeCare; $]00,000 + $600,000 = $700,000), which is an average of $58.333 per month.  Thereafter, PrimeCare’s revenues from Chubut will be $800,000 per year or $66,667 per month.

Telemédica anticipates that additional provinces of Argentina will commence using PrimeCare V9 during the next few months and the Company’s revenues from such use will keep increasing.

Assuming our current spending levels of approximately $33,000 per month, management believes that PrimeCare can raise the funds that might be necessary to meet cash shortfalls from operations until sufficient revenues will be generated from the Argentine License to overcome the Company’s cash shortfalls.  As of December 31, 2006 the Company had cash balances of approximately $23,896 and had the availability of its line of credit in the amount of $20,000.  Telemedicine International LLC, the majority shareholder of Telemédica, S.R.L., has verbally agreed to lend the Company up to $35,000 per month to cover the Company’s cash shortfalls until the Company generates sufficient cash flow from the Telemédica license or another customer.  Since January 1, 2007, the Company has received $105,000 in loans, with interest payable thereon at 6% per annum,   There can be no assurance  that these loans will be available.

The Company has a $20,000 line of credit from Centura Bank with whom the Company maintains a checking account.  The terms of the agreement call for interest to be paid monthly on the outstanding balance computed at the per annum rate of Wall Street Journal Prime Rate plus 3%.  The agreement also calls for repayment in monthly installments equal to or greater than 3% of the outstanding balance.  The loan is personally guaranteed by an officer of the Company.

PrimeCare=s management believes that the Argentina License will provide sufficient revenues from operations to overcome its cash shortfalls caused by recurring losses from operations and will make PrimeCare profitable.

SHARE PURCHASE AGREEMENT AND DISTRIBUTION AGREEMENT

On December 19, 2005, our then parent company, OCG Technology, Inc. (AOCGT@, now known as UraniumCore Company), completed a share purchase agreement (the AShare Purchase Agreement@) with Bobby Vavithis (the AShare Purchaser@), which closed on December 31, 2005.  Pursuant to the terms of Share Purchase Agreement, the Share Purchaser purchased 147,569 shares of OCGT=s Series F Preferred stock (the AShare Purchase@) for the sum of $ 450,000 (the APurchase Price.   Each share of Series F is convertible into 10,000 shares of common stock and each share of Series F has 10,000 votes.. This resulted in a change of control of OCGT, since approximately 95.5% of OCGT=s outstanding voting shares were purchased by Share Purchaser.

As a condition of the agreement with the Share Purchaser, it was agreed that 100% of the shares of PrimeCare owned by its parent, OCGT, would be distributed to the stockholders of record of OCGT prior to the closing of the Share Purchase Agreement (the AClosing@).  To accomplish this, OCGT entered into a distribution agreement (the ADistribution Agreement@) with PrimeCare and then declared a stock dividend (the ADividend@) of all of its PrimeCare common stock (the APrimeCare Shares@) payable to OCGT shareholders entitled to receive this dividend, who were holders of record (the ARecord Holders@) as of the close of business on December 29, 2005 (the ARecord Date@), which were the holders of common stock and the Series C Preferred stock.  Accordingly, an aggregate of 69,901,120 PrimeCare Shares will be issued to the Record Holders of the common and convertible preferred stock of OCGT, on the basis of one PrimeCare Share for each share of OCGT common stock, or for each share of common stock of OCGT that the convertible preferred stock of OCGT is convertible into.  We are filling a registration statement, of which this Prospectus is a part, in order to facilitate the distribution (spin-off).  The Dividend will be distributed to the Record Holders within thirty days after this Registration Statement becomes effective, Only those stockholders who owned OCGT shares on the Record Date are entitled to receive shares in connection with the spin-off.   Those persons that received shares pursuant to the Share Purchase Agreement or acquired their shares after the Record Date, will not be eligible for the dividend/spin-off.  Following the spin-off, there will be 69,901,120 shares of PrimeCare Systems, Inc. common stock outstanding.

The Share Purchase Agreement also provided that, on or before February 15, 2006, Share Purchaser would contribute to OCGT, without any additional compensation from OCGT, assets consisting of (a) a 100% working interest in the Redearth Prospect, located in central Alberta, Canada, which Prospect is located adjacent to the Pembina Nisku Reef Prospect and in addition (b) a 20% working interest in the Pembina Nisku Reef Prospect, both of which were acquired by Purchaser from Angels Exploration Fund Inc., a Canadian corporation, together with the cash capital necessary to meet the drilling requirements of the working interests (the AContributed Capital@).

Pursuant to the terms of the Share Purchase Agreement and the Distribution Agreement, PrimeCare has assumed all of the debts of OCGT, known, unknown and contingent.  The known liabilities of OCGT, as of December 31, 2005, consists of  $215,700 of notes payable to shareholders of OCGT, who will be shareholders of the PrimeCare, and ; $175,000 of promissory notes payable to a third party; and $49,769 of accounts payable and accrued expenses for an aggregate of $440,469.  PrimeCare also received all of OCGT=s assets, which consisted of $43 in cash.

During January 2006, PrimeCare issued 21,570 shares of Series A Preferred Stock in payment of $215,700 of promissory notes, assumed from OCGT, which were payable to:

Amount

Series A Pfd, shares issued & Relationship to PrimeCare

Curtis A. Shiver

$180,000.

18,000  - son of the President

Nathan Nebbe

    25,000.

   2,500  - distributor & shareholder

Douglas G. Levine

      9,700.

      970 – Shareholder & son of Board Chairman

Jeffrey P. Nelson

      1,000.

      100 – Director & officer

The Preferred Shares are convertible into 2,157,000 shares of PrimeCare=s common stock, which is a conversion rate of $0.10 per share.  None of the Series A Preferred Shares have been registered under the Securities and Exchange Act of 1933, and the certificates representing these Preferred Shares bear a legend restricting transfer unless the shares are registered or qualify for an exemption.

The Share Purchase Agreement also provides that PrimeCare will receive $275,000 of the share purchase price, which PrimeCare did receive.  The Share Purchase Agreement also provides that $175,000 was to be paid to Jeffersonian, Inc., who was the broker who brought the parties together and assisted in the negotiation of  the transaction.  Jeffersonian Inc. was represented by Bill Julian.

Following the effectiveness of the registration statement, of which this Prospectus is a part, PrimeCare Systems, Inc. will become a reporting company under the Securities Exchange Act of 1934, as amended.  This will make information concerning PrimeCare Systems, Inc. more readily available to the public.  PrimeCare Systems, Inc. expects to conclude the spin-off immediately following the effectiveness of the registration statement.

As a result of filing the registration statement, PrimeCare Systems, Inc. will be obligated to file with the SEC certain interim and periodic reports, including an annual report containing audited financial statements.  PrimeCare Systems, Inc. anticipates that we will continue to file such reports, notwithstanding the fact that, in the future, it may not otherwise be required to file such reports based on the criteria set forth under Section 12(g)

of the Exchange Act.

The instant transaction with Mr Vavithis is not the first time that OCGT planned to distribute the shares of PrimeCare to its shareholders.  On March 16, 2005, OCGT entered into an agreement and plan of reorganization with Centerstaging Musical   Productions, Inc. and its stockholders (“Centerstaging”).  Pursuant to the terms of that agreement, OCGT would have acquired all of the issued and outstanding capital stock of Centerstaging in exchange for the issuance of  shares of OCGT’s Series F Preferred stock.  Upon the closing of that share exchange, Centerstaging would have become a wholly-owned subsidiary of OCGT.  That transaction would have resulted in a change of control of OCGT, whereby approximately 96% of OCGT's outstanding shares would have become owned by persons who were previously stockholders of Centerstaging.  OCGT would have changed its corporate  name to Centerstaging Musical Productions, Inc.  As a condition of that agreement, 100% of the shares of PrimeCare owned by OCGT, would have been distributed to those stockholders of OCGT, prior to the closing of that agreement.  To effectuate that transaction PrimeCare filed a Registration Statement with the SEC on Form SB-2 on April 22, 2005, which was amended July 1, 2005, File No.  333-124242.  On August 3, 2005, PrimeCare withdrew that Registration Statement because the agreement and plan of reorganization was terminated by Centerstaging, on August 1, 2005.

MANAGEMENT

Executive Officers and Directors

     Our executive officers and directors are as follows:

Name

Age

Position

Edward C. Levine

Edward C Levine

78

Director and Treasurer

Robert A. Shiver

72

President and Director

Je

Jeffrey P. Nelson

63

Vice President, Secretary and Director

W. Jordan Fitzhugh

60

Executive Vice President, Director

Jarema S. Rakoczy

62

Director

Directors are elected at the Annual Stockholder's meeting and serve until the next annual meeting.  Officers are elected by the Board of Directors.  There are no agreements with respect to the election of Directors.  PrimeCare Systems, Inc. has no formal policy to compensate Directors for service on the Board of Directors or any committee thereof.  PrimeCare Systems, Inc. does not have any standing committees.

No Director, officer, affiliate or promoter of PrimeCare Systems, Inc. has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment, or decree involving the violation of any state or federal securities laws.

Currently, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of the affairs of PrimeCare Systems, Inc.  Present management openly accepts and appreciates any input or suggestions from stockholders.  However, the Board is elected by the Stockholders and the Stockholders have the ultimate say in who represents them on the Board.  There are no agreements or understandings for any officer or Director to resign at the request of another person and none of the current offers or Directors are acting on behalf of, or will act at the direction of any other person.

The business experience of each of the persons listed above during the past five years is as follows:

Edward C. Levine has been a Director of PrimeCare and the Chairman of the Board since 1994, and was President of PrimeCare until August 22, 2005.  Since 1974, Mr. Levine was a Director and President of OCGT until his resignations from both positions on December 31, 2005.  Mr. Levine is a member of the Bar of the State of New York.

Robert A. Shiver has been a Director of PrimeCare, and it=s President, since August 22, 2005.  Mr. Shiver was a career officer in the US Air Force, and retired as a Colonel.  Before retirement, he had served in positions with the U.S. Air Force Intelligence Staff, the Defense Intelligence Agency, the National Security Agency and the Office of the Director of the Central Intelligence.  Since 1987  , Colonel Shiver has served as finance officer of Sundog Productions LLC, a manufacturing business with manufacturing facilities in Virginia and Guatemala.  Colonel Shiver received an MBA from George Washington University

Jeffrey P. Nelson, has served as a Director of PrimeCare since November 1994, as its Secretary since June 1994, and as a Vice President since November 1997. Mr. Nelson served as Vice President, Asset Based Finance Division, of Marine Midland Bank, NA from December 1986 through 1990. Mr. Nelson was self-employed as a real estate financing consultant from January 1991 through November 1991.  He was also a Director,  Vice President and Secretary of OCGT  until his resignation from all positions on December 31, 2005.

W. Jordan Fitzhugh, has served as Executive Vice President and Chief Operating Officer of PrimeCare since May, 1994. Mr. Fitzhugh holds a B.S. degree in Applied Mathematics from Washington University (St. Louis) and a M.S. degree in Computer Science from The College of William and Mary.  He has completed doctoral level work in Computer Science at The College of William and Mary.  Following retirement after a 20 year career in the USAF, Mr. Fitzhugh worked as a systems analyst for BDM and later for American Power Jet before becoming one of the founding members and first President of Medical Practice Technology Associates, the predecessor company to PrimeCare.

Jarema S. Rakoczy, has served as a Director of PrimeCare since December 24, 2005.  Mr. Rakoczy has been self-employed as a sales and marketing consultant since May of 1989.  He served as Eastern Manager at Hittman Medical Systems from September 1980 to December 1982; as Regional Sales Manager at American Optical Medical Division from February 1976 to September 1980; and as Vice President at Pratt Electronics from June 1968 to November 1974.  Mr. Rakoczy was also a Director of OCGT until his resignation as such on December 31, 2005.

Executive Compensation

Compensation of Directors

There are no standard or other arrangements for compensating Directors.  Directors serve without compensation.

The following table presents certain specific information regarding the compensation of the Chairman and President of PrimeCare who received no other compensation than the compensation set forth in the following tables for the fiscal year ended June 30, 2006.  No Officer of PrimeCare had total salary, bonus or other compensation exceeding $100,000.

All of PrimeCare=s employees, including its executive officers, are employed at will, and none of PrimeCare=s employees has entered into an employment agreement with PrimeCare.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from PrimeCare with respect to any Director or executive officer which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with PrimeCare, or its subsidiaries, any change in control, or a change in the person's responsibilities following a change in control of PrimeCare.

Compensation of Officers

The following table presents certain specific information regarding the compensation of the President of PrimeCare who received no other compensation than the compensation set forth in the following tables.  No Officer of PrimeCare had total salary, bonus or other compensation exceeding $100,000.

Summary Compensation Table

(a)	(b)	(c)
Name & Principle Position	Fiscal Year Ended June 30, 2006	Long-term Compensation Awards Securities Underlying Options/SARs (1)
Robert A. Shiver, President	2006	- 0 -

        Edward C. Levine, President (ret)

              2006

                2,250,000

   __________________________

Notes

:  (1)  These warrants were issued on November 17, 2005

 Options Grants in Last Fiscal Year

(a)	(b)	(c)	(d)	(e)
Name	Number of Securities Underlying Options/SARs Granted (1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Edward C. Levine Edward C. Levine	1,500,000 1,250,000	23.75% 19.79%	$0.05 $0.07	11/16/08 11/16/08
W. Jordan Fitzhugh	235,000	3.72%	$0.07	11/16/08
W. Jordan Fitzhugh	300,000	4.75%	$0.05	11/16/08
Jeffrey P. Nelson	1,000,000	15.84%	$0.07	11/16/08
Jeffrey P. Nelson	1,500,000	23.75%	$0.05	11/16/08
Robert A. Shiver	- 0 -	.00%	$0.00	39767

   __________________________

Notes

:  (1)  These warrants were issued on November 17, 2005

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended June 30, 2006 and the fiscal year ended value of unexercised options for PrimeCare=s named executive officers.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year End (1)	Value of Unexercised In The Money Options at Fiscal Year End Exercisable/Unexercisable
E. C. Levine	-0-	$0	2,750,000 / 0	None
J. P. Nelson	-0-	$0	2,500,000 / 0	None
R. A. Shiver	-0-	$0	0 / 0	None
W. Jordan Fitzhugh	-0-	$0	535,000 / 0	None

   __________________________

Notes

:  (1)  These warrants were issued on November 17, 2005

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Presently, 100% of the Company’s common stock is being held for distribution as a dividend.   Based on the dividend distribution of the Company’s shares by OCG Technology, Inc., each stockholder of OCG Technology, Inc. at the close of business on December 29, 2005, will be entitled to receive one share of the common stock of PrimeCare Systems, Inc. for each share of OCG Technology, Inc. owned.  Accordingly, following the spin-off, PrimeCare Systems, Inc. will have approximately 69,901,120 shares of common stock outstanding.  The following table sets forth information, to the best of our knowledge, with respect to each person known by us that will own beneficially more than 5% of the outstanding common stock following completion of the distribution, as well as each Director and all Directors and officers as a group.

Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class

Common	Edward C. Levine 56 Harrison Street New Rochelle, NY 10801	3,288,826 direct	4.53%
Common	Jeffrey P. Nelson 56 Harrison Street New Rochelle, NY 10801	3,078,800 – direct	4.25%
Common	W. Jordan Fitzhugh 610 Thimble Shoals Blvd. Newport News, VA 23606	1,130,000 – direct	1.59%
Common	Jarema S. Rakoczy 56 Harrison Street New Rochelle, NY 10801	799,600 – direct	1.14%
Common	Robert A. Shiver 610 Thimble Shoals Blvd. Newport News, VA 23606	60,000 – jointly	.09%
Common	All directors and officers as a group (5 Persons)	8,357,226 - direct	10.98%

The 60,000 shares listed above for Robert A. Shiver are jointly owned with his son.

Included in the above schedule are warrants held by officers and directors to purchase shares of PrimeCare’s common stock, as follows:

Edward C. Levine  B  warrants to purchase 2,750,000 shares;

Jeffrey P. Nelson  B  warrants to purchase 2,500,000 shares;

W. Jordan Fitzhugh  B  warrants to purchase 535,000 shares; and

Jarema S. Rakoczy  B  warrants to purchase 440,000.

All of the above warrants were issued during November 2005 and are part of the warrants discussion in MANAGEMENT’S DISCUSSION under Results of PrimeCare=s Operations for the year ended June 30, 2006, compared to the year ended June 30, 2005 and are the warrants set forth in the above tables relating to Officers Compensation in the MANAGEMENT section.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 19, 2005, OCG Technology, Inc. (AOCGT@), our parent and sole shareholder as of that date, entered into a Distribution Agreement with us, PrimeCare Systems, Inc., in anticipation of the closing of a Share Purchase Agreement (the AShare Purchase@), dated December 19, 2005, between OCGT and Bobby Vavithis (AVavithis@), which transaction was closed on or about December 31, 2005. See the SHARE PURCHASE AGREEMENT AND DISTRIBUTION AGREEMENT on page 22 and THE SPIN-OFF on page 28.

During the quarter ending September 30, 2005, we entered into a ten year license agreement with TelemédicaSRL, a company based in Argentina.  Nebbe Enterprises, LLC, now known as “Telemedicine International LLC (“TILLC”) is a majority shareholder of Telemédica SRL.  Dennis Nebbe and Nathan Nebbe, both  shareholders of our Company, are partners in  TILLC.  As part of the consideration for becoming the exclusive licensee within the free trade association known as Mercosur, whose members are Argentina, Brazil, Chile, Paraguay and Uruguay, the Licensee paid us $60,000 and has agreed to fund the translation and internationalization of PrimeCareJ Version Nine in both Spanish and Portuguese.  The Spanish version has been completed.  The Licensee will sub-license PrimeCareJ Version Nine to health care providers in the Mercosur and train them in its use.   In the event that the gross revenues derived by Licensee from sub licensing PrimeCareJ Version Nine, are less than two million five hundred thousand U.S. dollars (US$2,500,000) for the third year of the Term of the agreement, or any year thereafter, the Agreement will become non-exclusive for the balance of the term.  The License provides that the fee to be charged to a sub-licensee shall be not less than four US dollars (US$4) per annum, per patient of each sub-licensee, without regard to the number of patient uses of the software during that year, unless the Company agrees, in writing, to a lower fee.  The Licensee intends to begin installation and training of PrimeCareJ Version Nine shortly, and anticipates that by the third quarter of 2006, there will be a significant stream of revenues. Dennis Nebbe owns 1.07% of PrimeCare and Nathan Nebbe, a son of Dennis Nebbe.owns 1.09% of PrimeCare.

DESCRIPTION OF SECURITIES

The aggregate number of shares which PrimeCare Systems, Inc. has the authority to issue is two-hundred-ten-million (210,000,000) shares, divided into:

Two-hundred-million (200,000,000) shares of common stock, par value one tenth cent ($.001) per share (hereinafter, the ACommon Stock@); and

Ten million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (hereinafter, the APreferred Stock@).

There may be more than one series of either or both of the Common Stock and/or Preferred Stock; the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to, or imposed upon, a wholly unissued class of Common Stock and/or a wholly unissued class of Preferred Stock.

Common Stock:

There are 69,901,120 shares of Common Stock issued and outstanding as of the date hereof, all of which were owned by OCG Technology, Inc. prior to the spin-off, through a stock dividend to its shareholders of record, as of the close of business on December 29, 2005.

All shares of PrimeCare Systems, Inc., Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to: (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no preemptive rights to acquire additional shares of Common Stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock:

The Board of Directors has created 100,000 shares of Series A Preferred Stock. Each share of the Series A Preferred Stock entitles the holder thereof to: (i) convert into 100 shares of common stock; (ii) one hundred non-cumulative votes for each share held of record on all matters submitted to a vote of the stockholders; (iii)  to receive a non-cumulative dividend of $0.60 per share, plus 100 times the amount of dividends to be paid per common share for any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and (iv)  participate in any distribution of assets available for distribution upon liquidation at the rate of 100 times per share as the amount distributed to each common share.

There are 64,570 shares of Series A Preferred Stock issued and outstanding as of this date.

Warrants:

The Company has issued warrants to purchase 14,466,262 shares of common stock; 4,327,206 are exercisable at $.02 per share; 4,925,000 are exercisable at $.05 per share; and 5,214,056 are exercisable at $.07 per share.  In compliance with FAS123R, the warrants were valued at $57,737, using Black-Sholes, and that amount was charged to compensation. The warrants may be exercised at any time or from time to time, prior to November 17, 2008.

Amendment of Articles of Incorporation

Any amendment to the articles of incorporation of PrimeCare Systems, Inc. must first be approved by a majority of the Board of Directors and, thereafter, by a majority of the total votes eligible to be cast by holders of its voting stock with respect to such amendment. Approval by stockholders may be by written consent in lieu of holding a Stockholders' meeting.

By-Law Provisions

The By-Laws of PrimeCare Systems, Inc. provides that a special meeting of stockholders may be called by the Board of Directors or by holders of a majority of its outstanding shares.  Further, only those matters included in the notice of the Special Meeting may be considered or acted upon at that Special Meeting, unless otherwise provided by law.  In addition, the By-Laws include advance notice and informational requirements and time limitations on any Director nomination or any new proposal which a stock holder wishes to make at an Annual Meeting of Stockholders.

Transfer Agent

PrimeCare Systems, Inc. is presently acting as its own transfer agent. It is anticipated that in connection with, and following, the proposed spin-off of its shares, PrimeCare Systems, Inc. will engage as its transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone: (800) 456-0596

THE SPIN-OFF

Introduction

In connection with the Share Purchase Agreement and Distribution Agreement, it was agreed that 100% of the shares of  PrimeCare Systems, Inc. (APrimeCare@) owned by its parent, OCG Technology, Inc. (AOCGT@, now known as UraniumCore Company) would be distributed to those stockholders of record of OCGT, as a dividend (the ADividend@), prior to the closing of the Share Purchase Agreement.  OCGT selected the close of business on December 29, 2005, as the record date for the Dividend (the ARecord Date@).  No current affiliate of OCGT would be eligible for the spin-off and PrimeCare believes that no current affiliate was a stockholder on the record date.  Accordingly, OCGT will distribute to its stockholders of record approximately 69,901,120 shares of PrimeCare common stock (the “PrimeCare Shares”) to the holders of common and convertible preferred stock of OCGT as a Dividend, on the basis of one PrimeCare Share for each share of OCGT common stock, or for each share of common stock of OCGT that the convertible preferred stock of OCGT is convertible into.  As of the Record Date, OCGT had approximately 1,258 stockholders of record entitled to receive the

Dividend, which will be the same number of stockholders of record holding common shares that PrimeCare will have following the spin-off.  It should be emphasized that only those stockholders who owned OCGT shares on the Record Date, will receive shares in connection with the spin-off.  The persons that purchased shares pursuant to the Share Purchase Agreement or acquired their shares after the Record Date will not receive shares of PrimeCare as a result of the spin-off.

In negotiating the Share Purchase Agreement, management believed that the stockholders of OCGT were entitled to receive the benefit of holding their shares and supporting OCGT in its past endeavors. Accordingly, the parties to the Share Purchase Agreement agreed that, following the share purchase, because the business of PrimeCare will not be related to the business of OCGT after receipt of the Contributed Capital, it would be appropriate to divest the business of PrimeCare as a condition of the share purchase.  In order for the OCGT stockholders to receive maximum benefit for their shares, it was determined that those stockholders of record as of the Record Date are to receive 100% of the business of PrimeCare in the spin-off.  Thus, only stockholders prior to the share purchase are entitled to the spin-off shares.

Plan of Distribution

This Prospectus describes the spin-off distribution of the 69,901,120 shares of PrimeCare Systems, Inc. common stock owned by OCGT.  The Distribution Agreement provides for all of the PrimeCare Shares, amounting to 69,901,120 shares, to be deposited with Registrar and Transfer Company and held by Registrar and Transfer Company (the “Transfer Company”), with a list of the Record Holders (the “List”), for distribution of the Dividend  on satisfaction of either: (a) the effectiveness of a Registration Statement filed with the Securities and Exchange Commission; or (b) an available exemption from the federal and state registration requirements applicable to the Dividend of the PrimeCare Shares by OCGT (the “Distribution Criteria”).  The Distribution Agreement also provided that the Dividend would be at PrimeCare's sole cost and expense and that within thirty days after the effective date of this Registration Statement the shares would be distributed.  Immediately following the distribution, OCGT will not own any PrimeCare shares and PrimeCare will be an independent, public company.

The Transfer Company advised OCGT and PrimeCare that Transfer Company is legally prohibited from acting as an escrow agent and from holding the securities for distribution.  OCGT and PrimeCare therefore agreed to appoint Jeffrey P. Nelson, the corporate Secretary of PrimeCare, as the Escrow Agent to hold the PrimeCare Shares for delivery to the Transfer Company for distribution of the dividend.  OCGT delivered to Jeffrey P. Nelson, as “Escrow Agent”, the PrimeCare Shares, endorsed for transfer to the Record Holders, together with the List with instructions to hold the PrimeCare Shares and the List in escrow subject to the escrow instructions (the “Escrow”). The Escrow instructions provide that after the Distribution Criteria are met the Escrow Agent shall deliver the Escrow to the Transfer Company, with instructions to the Transfer Company to distribute the Escrow to the Record Holders, within thirty days thereafter.

Reasons for the Distribution

The motivation for this transaction was that it benefited the Record Holders, who were the shareholders of OCGT immediately before the transaction with Bobby Vavithis.  Prior to the closing of the transaction, all of the assets and liabilities of OCGT were transferred to PimeCare.  After the closing of the transactions on December  31, 2005, the Record Holders owned 100% of the stock of PrimeCare, which was equal to their pro rata share ownership in OCGT and as part of the transaction PrimeCare received $275,000.00 in cash.  Additionally, the Record Holders continued to own their OCGT shares, which after the closing of the transaction acquired uranium deposits and changed its name to UraniumCore Company, which continues to be traded on the Bulletin Board.

The Board of Directors and management of OCGT believe that the spin-off is in the best interest of their company because it will divest an unrelated business venture and make it possible for management to concentrate solely on acquiring and operating mining business.  OCGT further believes that the spin-off will enhance value for its stockholders, who owned shares on the Record Date, because they will own shares in a second, unrelated public company and will have the opportunity to participate in the potential future growth of both companies.

The management of PrimeCare, Inc. believes that as an independent, public company, PrimeCare will have more financial, managerial and operational flexibility and not have to depend on support from a parent entity.  Also, PrimeCare will not be burdened by the possible control and oversight of its operations and finances by a parent operating an unrelated business.  Management further believes that the spin-off will enhance the ability of PrimeCare to focus on strategic initiatives because, as an independent entity, it will be able to concentrate on its own business progress and not have to answer to management that may not be familiar with its business.  PrimeCare also believes that as an independent company, it may be easier to obtain prospective funding for expansion of its business because it will be concentrated in one area and it will not rely on, or be burdened by, the operations or financial status of a parent involved in an unrelated business.  PrimeCare further believes that because it will be free of any outside, unrelated management controls, it will be in a better position to take advantage of prospective future business opportunities that relate to its business.

In addition, as an independent entity, management will be able to focus solely on its operations. This will provide PrimeCare with greater access to capital by allowing the financial community to focus solely on PrimeCare and allow the investment community to measure its performance relative to its peers that are also engaged in providing software products for the health care industry.  Further, because the business of PrimeCare is distinctly different from that of OCGT and its mining business, becoming separate entities may possibly enhance the business prospects of each respective company, which could ultimately result in a benefit to the stockholders.

Results of the Distribution

After the spin-off, PrimeCare  became a separate, independent company continuing its current business endeavors.  Immediately after the effective date of this Registration Statement, PrimeCare will be a public company and within thirty days after the effective date the distribution of the dividend will occur, PrimeCare expects to have approximately 1,258 holders of common shares of record and 69,901,120 shares of PrimeCare common stock outstanding, regardless of the number of OCGT stockholders of record and outstanding OCGT shares, subsequent to the Record Date for the spin-off.  The spin-off will not affect the number of outstanding OCGT shares or any rights of its stockholders.  At this time PrimeCare has no plans, proposals or arrangements, written or otherwise, to acquire or merge with any other company.

Listing and Trading of the PrimeCare Systems, Inc. Shares

There is currently no public market for the shares of PrimeCare Systems, Inc.  Upon completion of this distribution, its shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market.  Following the spin-off, PrimeCare Systems, Inc. intends to attempt to have a broker-dealer make a market in its shares and also sponsor and apply to have PrimeCare=s shares quoted on the OTC Bulletin Board.  However, PrimeCare Systems, Inc. has no present arrangement or agreement with any broker-dealer to serve as market maker for its common shares, and it can offer no assurances that any market for its common shares will develop.  Even if a market develops for its shares, PrimeCare Systems, Inc. can offer no assurances that the market will be active, or that it will afford its stockholders an avenue for selling their shares.  Many factors will influence the market price of PrimeCare Systems, Inc. common shares, including the depth and liquidity of the market, which may develop, investor perception of its business, general market conditions, and its growth prospects.

Neither PrimeCare Systems, Inc., nor OCGT, makes any recommendations on the purchase, retention or sale of OCGT shares or PrimeCare Systems, Inc. shares.  We urge you to consult your own financial advisors, such as your stockbroker, bank or tax advisor.  If you do decide to purchase or sell any OCGT or PrimeCare Systems, Inc. shares, we suggest that you make it clear to your stockbroker, bank or other nominee whether you want to purchase or sell OCGT shares or PrimeCare Systems, Inc. shares, or both.

Although currently there is no public trading market for PrimeCare Systems, Inc. shares, management believes a market could develop if the application of PrimeCare Systems, Inc. to the OTC Bulletin Board is successful.  PrimeCare Systems, Inc. shares distributed to OCGT stockholders will be freely transferable, except for (i) shares received by persons who may be deemed to be affiliates of PrimeCare Systems, Inc. under the Securities Act of 1933, and (ii) shares received by persons who hold restricted shares of OCGT common stock.  Persons, who may be deemed to be affiliates of PrimeCare Systems, Inc., after the spin-off, generally include individuals or entities that control, are controlled by, or are under common control with PrimeCare Systems, Inc. and may include Directors, officers and significant stockholders of PrimeCare Systems, Inc.  Persons who are affiliates of PrimeCare Systems, Inc. will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the

Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

There can be no assurance as to whether the common shares of PrimeCare Systems, Inc. will be actively traded or as to the price at which the shares will trade.  Some OCGT stockholders who receive PrimeCare Systems, Inc. shares may decide that they do not want shares in a company involved in the health care industry and may sell their PrimeCare Systems, Inc. shares following the spin-off.  This may delay the development of an orderly trading market in PrimeCare Systems, Inc. shares for a period of time following the spin-off.  Until the PrimeCare Systems, Inc. shares are fully distributed and an orderly market develops, the prices at which PrimeCare Systems, Inc. shares trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue.  Prices for shares of PrimeCare Systems, Inc. will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, its results of operations, what investors think of its business, and changes in general economic and market conditions.

OCGT’s   common stock   continues to be listed and traded on the OTC Bulletin Board under the symbol “UCCO”   the new symbol since its name changed to UraniumCore Company.

Even though UCCO is currently a publicly held company, there can be no assurance as to whether an active trading market for its shares will be maintained  , or as to the prices at which its shares will trade.    Whether an active trading market for UCCO shares will be maintained, and the price for its shares in the marketplace may be influenced by many factors, including:

*

the depth and liquidity of the market for its shares,

*

its results of operations,

*

what investors think of its business and its industry,

*

changes in economic conditions in its industries, and

*

general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded.  Market fluctuations could have a material adverse impact on the trading price of PrimeCare Systems, Inc. shares and/or UCCO shares.

The instant transaction with Mr Vavithis is not the first time that OCGT planned to distribute the shares of PrimeCare to its shareholders.  On March 16, 2005, OCGT entered into an agreement and plan of reorganization with Centerstaging Musical   Productions, Inc. and its stockholders (“Centerstaging”).  Pursuant to the terms of that agreement, OCGT would have acquired all of the issued and outstanding capital stock of Centerstaging in exchange for the issuance of  shares of OCGT’s Series F Preferred stock.  Upon the closing of that share exchange, Centerstaging would have become a wholly-owned subsidiary of OCGT.  That transaction would have resulted in a change of control of OCGT, whereby approximately 96% of OCGT's outstanding shares would have become owned by persons who were previously stockholders of Centerstaging.  OCGT would have changed its corporate  name to Centerstaging Musical Productions, Inc.  As a condition of that agreement, 100% of the shares of PrimeCare owned by OCGT, would have been distributed to those stockholders of OCGT, prior to the closing of that agreement.  To effectuate that transaction PrimeCare filed a Registration Statement with the SEC on Form SB-2 on April 22, 2005, which was amended July 1, 2005, File No.  333-124242.  On August 3, 2005, PrimeCare withdrew that Registration Statement because the agreement and plan of reorganization was terminated by Centerstaging, on August 1, 2005.

A ruling from the Internal Revenue Service, or an opinion of tax counsel that the distribution will qualify as a tax free spin-off for U.S. federal income tax purposes has not been requested and will not be requested.  OCGT and PrimeCare Systems, Inc. believe the spin-off does not qualify as a tax-free distribution under the U.S. federal tax laws because it does not meet the requirements of Sec. 355 of the Internal Revenue Code, since no securities are being surrendered in connection with such distribution.  Each OCGT stockholder who receives PrimeCare Systems, Inc. shares in the spin-off will generally be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares on the distribution date.  However, because OCG Technology, Inc. (“OCGT”) has no accumulated earnings and profits as defined in Sec. 316 of the Internal Revenue Code (the “IRC”), the distribution, pursuant to Sec. 301 of the IRC, shall first be applied against and reduce the adjusted basis of the stock upon which it was issued (the “Underlying Stock”) and to the extent it exceeds the basis of the Underlying Stock, it shall be treated as a capital gain.  Each stockholder's individual circumstances may affect the tax consequences of the spin-off to such stockholder.  Stockholders who are not citizens or residents of the United States, are corporations, or who are otherwise subject to special treatment under applicable tax codes, may have other consequences as a result of the spin-off.  We strongly urge all stockholder to consult with their own tax, financial, or investment adviser or legal counsel experienced in these matters.

Relationship Between OCGT and PrimeCare Systems, Inc. After the Spin-off

Following the spin-off, we will be an independent company and OCGT will have no stock ownership or interest in us.  We intend to act as an independent, public company and do not anticipate any continuing relationship with OCGT

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wynne B. Stern, Jr., Attorney at Law.

EXPERTS

Our financial statements for the fiscal year ended June 30, 2006, have been examined to the extent indicated in the report by Michael T Studer CPA P.C. and our financial statements for the fiscal year ended June 30, 2005, have been examined to the extent indicated in the reports by Malone & Bailey, P C, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.  The auditors' reports contain an explanatory paragraph relating to our ability to continue as a going concern which is further explained in the notes to the financial statements.  We have prepared the unaudited financial statements for the three months ended September 30, 2006 and 2005.  See CHANGES IN REGISTRANT’S CERTIFYING ACCOUNT following the financial statements herein.

WHERE YOU CAN FIND MORE INFORMATION

PrimeCare Systems, Inc. has filed a registration statement on Form SB-2 with the SEC for the stock offered by this Prospectus.  This Prospectus does not include all of the information contained in the registration statement.  We urge you to refer to the registration statement for additional information about us, our common stock and this offering, including the full texts of the exhibits, some of which have been summarized in this Prospectus.

Following completion of the distribution, PrimeCare Systems, Inc. will be subject to certain reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, PrimeCare Systems, Inc. will file reports, and other information with the SEC.  PrimeCare Systems, Inc. intends to furnish its stockholders with annual reports containing financial statements audited by independent accountants, quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year, and other periodic reports as PrimeCare Systems, Inc. may deem appropriate or as we may be required by law.

You may inspect and copy this registration statement, reports and other information concerning PrimeCare Systems, Inc. at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that contains this registration statement, reports and other information that was filed electronically by PrimeCare Systems, Inc.  The address of the SEC's Internet site is Ahttp://www.sec.gov.@

FINANCIAL STATEMENTS

Set forth below are the audited financial statements for PrimeCare Systems, Inc. for the fiscal years ended June 30, 2006 and 2005. and unaudited financial statements for the six months ended December 31, 2006 and 2005. These financial statements are attached to this report and filed as a part of this report.

PRIMECARE SYSTEMS, INC.

 Index to Financial Statements

Page

Reports of Independent Registered Public Accounting Firms

F-2

Financial Statements:

Balance Sheet as of December 31, 2006 (Unaudited),

    June 30, 2006 and 2005

F-4

Statements of Operations for the  six months ended

    December 31, 2006 and 2005 (Unaudited) and for the years ended

    June 30, 2006 and 2005

F-5

Statements of Changes in Stockholders’ Equity

    for the  six months ended December 31, 2006 (Unaudited)

    and for the years ended June 30, 2006 and 2005

F-6

Statements of Cash Flows for the  six months ended

    December 31, 2006 and 2005 (Unaudited) and for the years ended

    June 30, 2006 and 2005

F-7

Notes to Financial Statements

F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Prime Care Systems, Inc.

New Rochelle, NY

I have audited the accompanying balance sheet of PrimeCare Systems, Inc.  (the ACompany@) as of June 30, 2006, and the related statements of operations, stockholders= equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company=s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2006, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company=s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management=s plans in regard to this matter are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 11 to the financial statements, the Company restated these financial statements.

/s/ Michael T. Studer , CPA, P.C.

Freeport, New York

September 21, 2006, except as to Notes 7 and 11,which  is January 3, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

PrimeCare Systems, Inc.

New Rochelle, New York

We have audited the accompanying balance sheet of PrimeCare Systems, Inc. (a wholly-owned subsidiary of OCG Technology, Inc.) as of June 30, 2005, and the related statements of operations, stockholder=s equity and of cash flows for the year then ended. These financial statements are the responsibility of the management of PrimeCare Systems, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PrimeCare Systems, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that PrimeCare will continue as a going concern. As shown in the financial statements, PrimeCare has suffered recurring losses from operations and has a working capital deficiency at June 30, 2005. These factors and others raise substantial doubt about PrimeCare_s ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or to the amounts and classification of liabilities that might be necessary in the event PrimeCare cannot continue in existence.

MALONE & BAILEY, PC

www.malone-bailey.com

Houston, Texas

October 12, 2005

PrimeCare Systems, Inc.

Balance Sheets

	March 31,	June 30,
	2007	2006	2005
Assets	(unaudited)	(as restated)
Current assets:
Cash	$ 38,317	$ 247,327	$ 3,275
Accounts receivable	–	–	787
Loan receivable	–	9,000	–
Inventory	_	2,405	14,674
Prepaid expenses	3,999	–	–
Total current assets	42,316	258,732	18,736
Other assets:
Property and equipment, net of accumulate depreciation of $107,322, $101,565 and $94,349, respectively	608	4,891	4,819
Capitalizedsoftware costs, net of accumulated amortization of $94,484, $58,935 and $33,529, respectively	179,106	129,376	56,998
Other assets	11,872	4,972	4,972
Total Assets	$ 233,902	$ 397,971	$ 85,525

Liability and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$ 2,114	$ 3,919	$ 28,655
Current portion of notes payable	1,300	19,190	19,352

Deferred income – current portion	20,000	20,000	–
Total current liabilities	23,414	73,109	48,007

Notes payable – non-current portion	105,000	-	-
Deferred income – non-current portion	10,000	25,000	–
Total liabilities	138,414	98,109	48,007

Stockholders’ equity:
Series A preferred stock, $.01 par value; 10,000,000 shares authorized, issued and outstanding 64, 570, 62,070, 0 shares, respectively	646	621	–
Common stock, $.001 par value; 200,000,000 shares Authorized, issued, and outstanding 69,901,120, 69,901,120, and 69,901,120, respectively	69,901	69,901	69,901
Additional paid-in capital	8,157,235	8,132,260	7,613,355
Accumulated deficit	(8,132,294)	(7,902,920)	(7,645,738)
Total stock holders’ equity	95,488	299,862	37,518
Total liabilities and stockholders’ equity	$ 233,902	$ 397,971	$ 85,525

See notes to financial statements.

PrimeCare Systems, Inc.

Statements of Operations

	Nine Months Ended March 31,		Year Ended June 30,
	2007 2006 (Unaudited)		2006 2005
		(as restated)	(as restated)
Revenues:
Software license fees	$ 15,000	$ –	$ 15,000	$ –
Sales commissions	11	13	13	8,245
Web site advertising	–	–	112	114

Total revenues	15,011	13	15,125	8,359

Operating costs and expenses:
Cost of revenues:
Amortization of capitalized software costs	13,546	17,245	25,406	13,422
Impairment of capitalized software costs	15,943	–	–	65,229

Total costs of revenues	29,489	17,245	25,406	78,651

Research and development (including stock-based compensation of $10,704 for year ended June 30, 2006)	117,392	137,959	184,104	208,604

Selling, general and administrative (including stock-based compensation of $47,033 for year ended June 30, 2006)	91,415	95,092	91,284	26,746
Depreciation	5,777	5,321	7,216	11,276

Total operating costs and expenses	244,073	255,617	308,010	325,277

Operating loss	(229,062)	(255,604)	(292,885)	(316,918)

Interest income	2,010	–	–	–
Interest expense	(689)	(2,925)	(3,397)	(2,198)

Net loss from continuing operations	(227,741)	(258,529)	(296,282)	(319,116)

Income (loss) from discontinued operations	(1,633)	44,343	39,100	105,991

Net loss	$ (229,374)	$ (214,186)	$ (257,182)	$ (213,125)

Income(loss) per common share, basic and diluted:
Continuing operations	$ (.00)	$ (.00)	$ (.00)	$ (.00)
Discontinued operations	.00	.00	.00	.00
Total	$ (.00)	$ (.00)	$ (00)	$ (.00)

Weighted average number of common shares Outstanding, basic and diluted	69,901,120	69,901,120	69,901,120	69,901,120

See notes to financial statements

PrimeCare Systems, Inc.

Statements of Changes in Stockholders’ Equity

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balances, June 30, 2004	–	$ –	69,901,120	$ 69,901	$ 7,415,430	$ (7,432.613)	$ 52,718

Contributions from parent	–	–	–	–	197,925	–	197,925
Net Loss	–	–	–	–	–	(213,125)	(213,125)

Balances, June 30, 2005	–	–	69,901,120	69,901	7,613,355	(7,645,738)	37,518

Contributions from parent	–	–	–	–	6,558	–	6,558
Issuance of warrants in November 2005 for services rendered (as restated)	–	–	–	–	57,737	–	57,737
Capital contribution in December 2005 pursuant to OCGT’s Share Purchase Agreement dated December 19, 2005		–	–	–	275,000	–	275,000
Net liabilities of former parent company assumed pursuant to OCGT’s Share Purchase Agreement dated December 19, 2005		–	–	–	(440,469)	–	(440,469)
Issuance of Series A preferred Stock in January 2006 in payment of promissory notes	24,570	246	–	–	245,454	–	245,700
Sale of Series A preferred stock from February 2006 to June 2006	37,500	375	–	–	374,625	–	375,000

Net loss (as restated)	–	–	–	–	–	(257,182)	(257,182)

Balances, June 30, 2006(as restated)	62,070	621	69,901,120	69,901	8,132,260	(7,902,920)	299,862

Sale of Series A preferred stock in July 2006 (Unaudited)	2,500	25	–	–	24,975	–	25,000

Net loss (Unaudited)	–	–	–	–	–	(229,374)	(229,374)

Balances, March 31, 2007 (Unaudited)	64,570	$ 646	69,901,120	$ 69,901	$ 8,157,235	$ (8,132,294)	$ 95,488

See notes to financial statements

PrimeCare Systems, Inc.

Statements of Cash Flows

	Nine Months Ended March 31,		Year Ended June 30,
	2007	2006	2006	2005
	(Unaudited)		(as restated)
Cash flow from operating activities:		(as restated)

Net loss	$ (229,374)	$ (214,186)	$ (257,182)	$ (213,125)
Adjustments to reconcile net loss to net cash provided (used in) operating activities:
Depreciation of property and equipment	5,777	5,321	7,216	11,276
Amortization of capitalized software costs	13,546	17,245	25,406	13,422
Impairment of capitalized software costs	15,943	–	–	65,229
Issuance of warrants for services	–	57,737	57,737	-
Changes in operating assets and liabilities:
Accounts receivable	–	787	787	(217)
Loan receivable	9,000	–	(9,000)	–
Inventory	2,405	12,048	12,269	(5,442)
Prepaid expenses Other assets	(3,999) (6,900)	- -	– -	- (3,205)
Accounts payable and accrued expenses	(31,805)	(19,047)	(44,505)	15,662
Deferred income	(15,000)	60,000	45,000	–

Net cash provided by (used in ) operating activities	(240,407)	(80,045)	(162,272)	(116,400)

Cash flows from investing activities:
Additions to property and equipment	(1,494)	(6,464)	(7,288)	(987)
Additions to capitalized software costs	(79,219)	(72,695)	(97,784)	(88,649)

Net cash used in investing activities	(80,713)	(79,159)	(105,072)	(89,636)
Cash flows from financing activities:
Net proceeds from (repayment of) note payable-bank	(17,890)	(12,477)	(162)	11,386
Proceeds from notes payable to related parties	105,000	-	-	–
Repayment of note payable assumed from former parent company	–	(175,000)	(175,000)	–
Capital contribution pursuant to OCGT’s Share Purchase Agreement dated December 19, 2005	–	275,000	275,000	–
Contributed capital from former parent company	–	6,558	6,558	197,925
Proceeds from sale of Series A preferred stock	25,000	80,000	375,000	–

Net cash provided by (used in) financing activities	112,110	174,081	481,396	209,311

Net increase (decrease) in cash	(209,010)	14,827	244,052	3,275

Cash, beginning of period	247,327	3,275	3,275	-

Cash, end of period	$ 38,317	$ 18,102	$ 247,327	$ 3,275

Supplemental disclosures of cash flow:
Interest paid	$ 605	$ 1,171	$ 3,397	$ 1,456
Income taxes paid	$ –	$ –	$ –	$ –

Non-Cash investing and financing activities:
Liabilities of former parent company assumed pursuant to OCGT’s Share Purchase Agreement dated December 19, 2005:
Accounts payable and accrued expenses	$ –	$ 19,769	$ 19,769	$ –
Notes payable to related parties	–	245,700	245,700	–
Notes payable to third party	–	175,000	175,000	–

Total	$ –	$ 440,469	$ 440,469	$ –

Issuance of Series A preferred stock in January 2006 in satisfaction of notes payable to related parties	$ –	$245,700	$ 245,700	$ –

See notes to financial statements

PRIMECARE SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business - PrimeCare Systems, Inc. (APrimeCare@) or the ACompany@), a Delaware Corporation formed in 1994, was a wholly-owned subsidiary of OCG Technology, Inc. (AOCGT@) until December 31, 2005, when it was distributed as a dividend to the shareholders of OCGT as of the close of business on December 29, 2005 (see note 6).  Prior to the spin-off PrimeCare’s expenses did not include certain expenses incurred by OCGT (primarily professional fees and other expenses related to OCGT’s public company responsibilities) which PrimeCare is now incurring.  Had such expenses prior to the spin-off (on December 30, 2005) been incurred by PrimeCare and included in prior PrimeCare statements of operations, PrimeCare’s net loss for the nine months ended March 31, 2007 and 2006 (unaudited) and for the years ended June 30, 2006 and 2005 would have been $229,374, $261,130, $304,126, and $275,039, respectively.

PrimeCare has developed and is marketing software and diagnostic products for the healthcare industry.  Through March 2006 (see note 8), PrimeCare sold Denise Austin health and fitness video products from an online shopping cart linked to the Denise Austin Web site.

Interim financial information – The interim financial statements included herein as of March 31, 2007, and for the nine months ended March 31, 2007 and 2006, are unaudited.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the interim financial information.

Reclassifications - Certain prior period amounts have been reclassified to conform to the current period presentation.  These reclassifications had no effect on net loss.

Use of Estimates. - In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses in the statements of operations, and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The carrying values of the Company=s financial instruments, consisting of cash, accounts receivable, loan receivable, accounts payable and accrued expenses, notes payable, and note payable – other, approximate their fair values based upon their short term nature.

Cash and Cash Equivalents. - For purposes of the statement of cash flows, PrimeCare considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory. - Inventory consists of Denise Austin health and fitness video products that are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment. - Property and Equipment is stated at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Capitalized Software Costs. -  PrimeCare accounts for the development cost of software intended for sale in accordance with Statement of Financial Accounting Standards No. 86, AAccounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed@ (ASFAS 86@).  SFAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. PrimeCare believes that it=s PrimeCareTM Patient Management System Version Nine (APrimeCareJ V9@) has attained technological feasibility and thus has been capitalizing the related costs of its development.  The Company amortizes such costs using the straight-line method over the estimated five year economic life of the asset.  Other research and development costs are expensed as incurred.

Impairment of Long-Lived Assets. - PrimeCare accounts for the impairment and disposal of long-lived assets utilizing Statement of Financial Accounting Standards No. 144, AAccounting for the Impairment or Disposal of

Long-Lived Assets@ (ASFAS 144@). SFAS 144 requires that long-lived assets, such as property and equipment and capitalized software costs, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset is measured by a comparison of the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue Recognition - During the periods presented, the Company had four sources of revenue: (1) sale of inventoried merchandise; (2) commissions received from vendors who link to our Web sites; (3) advertising fees; and (4) software license fees.  In March 2006 (see note 8), the Company discontinued the business relating to the sale of inventoried merchandise.

Sales of inventoried merchandise are reported on a Agross@ basis in compliance with IETF 99-19, because the Company purchases the merchandise from the source it selects; is at risk for the purchaser=s credit; and the Company ships the merchandise. The Company reports the gross sales price as revenue and expenses the cost of the merchandise and the shipping costs as Acost of sales@.  The Company is almost always paid by credit card at the time of purchase and occasionally by check. Sales are booked when the merchandise is shipped.  The merchandise is not shipped until the credit is approved.

The Company acts as a commissioned broker by displaying a vendor=s products on the Company=s Web sites.  When a consumer indicates a desire to purchase an item, the order is collected through the Web site and processed by the third party seller.  The Company receives a commission on such sale after it is consummated.  When the Company is paid, it reports the Acommissions@ on a Anet@ basis in compliance with IETF 99-19.  The Company reports commissions this way because: (a) it does not have any direct costs; (b) it does not purchase the product sold; and ( c) it does not have any credit risk on the sale, and it does not handle or ship the product when sold.  The Company notifies the seller of an interested buyer and it receives a commission check from the seller upon the consummation of a sale.  At that time the Company reports the revenue on a Anet@ basis.

The Company accounts for software license fees in accordance with SOP 97-2. Revenues are recognized when all of the following criteria are met: (a) persuasive evidence of an arrangement exists; (b) delivery has occurred; ( c) the vendor=s fee is fixed or determinable; and (d) collectiblity is probable.

Stock based compensation - The Company accounts for stock based compensation to employees and others under SFAS nos, 1232 and 123R.  The Company does not have an employee stock option plan.  The company issued warrants, for the first time, during the quarter ended December 31, 2005, and accounted for them at estimated fair value using the Black-Scholes option pricing model (see note 7).

Income Taxes - PrimeCare applies the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be settled or recovered.

Per Share Data. - Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the year. Diluted loss per share is the same as basic loss per share because inclusion of the common stock equivalents, consisting of the Series A Preferred Stock and the outstanding warrants, would have been anti-dilutive.

Recently issued accounting pronouncements - PrimeCare does not expect the adoption of recently issued accounting pronouncements to have a significant impact on PrimeCare=s results of operations, financial position or cash flow.

Restatement – As described in Note 11, the Company has restated its financial statements as of June 30, 2006 and for the year then ended.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that PrimeCare will continue as a going concern.  For the nine months ended March 31, 2007 and 2006, and for the years ended June 30, 2006 and 2005, PrimeCare incurred losses from continuing operations of $229,374 (unaudited), $214,186 (unaudited), $ $296,282 and $319,116, respectively.  These conditions raise substantial doubt as to PrimeCare=s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if PrimeCare is unable to continue as a going concern.  Management plans on achieving profitable operations through successful marketing of its PrimeCare V9 software.  However, there is no assurance that the Company will be successful in this effort.

NOTE 3 - NOTE PAYABLE

Notes payable consisted of:
	March 31, 2007	June 30 2006	June 30 2005
	(unaudited)
Due bank under $20,000 revolving line of credit interest payable monthlyat bank’s prime rate plus 3%, secured by the personal guarantee of officer	$ 1,300	$19,190	$19,352

Due officer, interest at 6%, interest and balance due in July 2008	20,000	-	-

Due Telemedicine International LLC interest at 6%, interest and balance due in July 2008	85,000	-	-

Total	106,300	19,190	19,352

Current portion of notes payable	(1,300)	-	-

Non-current portion of notes payable	105,000	19,190	19,352

NOTE 4 - SOFTWARE LICENSE AGREEMENT AND DEFERRED INCOME

On September 29, 2005, PrimeCare entered into a ten year license agreement with Telemédica SLR, (Licensee), a company based in Argentina.  As part of the consideration for becoming the exclusive licensee within the free trade association known as Mercosur, whose members are Argentina, Brazil, Chile, Paraguay and Uruguay, the Licensee paid PrimeCare $60,000 and has agreed to fund the translation and internationalization of PrimeCare V9 in both Spanish and Portuguese.  The Spanish version was completed during 2005.  The Licensee will sub-license PrimeCare V9 to health care providers in the Mercosur and train them in its use.  In the event that the gross revenues derived by Licensee from sub licensing PrimeCare V9, are less than $2,500,000 for the third year of the Term of the agreement, or any year thereafter, the Agreement will become non-exclusive for the balance of the term.  The License provides that the fee to be charged to a sub-licensee shall be not less than $4 per annum, per patient of each sub-licensee, without regard to the number of patient uses of the software during that year, unless PrimeCare agrees, in writing, to a lower fee.

Under the agreement, the Licensee shall pay PrimeCare, as a license fee, an amount equal to 50% of the gross fees charged by Licensee to each and every sub-licensee for use of PrimeCare V9. However, during the first three years of the agreement, or until the gross revenues of Licensee derived from sub-licensees exceeds $400,000, whichever occurs first, Licensee will pay PrimeCare a license fee equal to 25% of the gross fees charged by Licensee.  PrimeCare recorded the $60,000 as deferred income in September 2005 and is amortizing this amount to income over three years.

NOTE 5 B  STOCKHOLDERS= EQUITY

During December 2004, PrimeCare increased the aggregate number of shares authorized for issue to 200,000,000 shares of common stock with a par value of $.001 and 10,000,000 shares of preferred stock with a par value of $.01. The Board of Directors may authorize more than one series of either or both of the common stock and/or preferred stock. Following the amendment to increase the number of authorized shares, PrimeCare split its stock such that the resulting number of common stock shares outstanding is 69,901,120;  all share and per share amounts have been retroactively adjusted to reflect this stock split.

During the year ended June 30, 2006, the Company issued a total of 62,070 shares of Series A Preferred Stock.  24,570 shares were issued in satisfaction of $245,700 notes payable to related parties and 37,500 shares were issued in consideration for $375,000 cash.  During the three months ended September 30, 2006 (unaudited), the Company issued a total of 2,500 shares of Series A Preferred Sock in consideration of $25,000 in cash.

Each share of Series A Preferred Stock is convertible into 100 shares of the Company=s common stock.  In the event that dividends are simultaneously paid or declared on any parity stock, the holders of the Series A Preferred Stock are entitled to receive out of any funds or other property legally available therefore, when and as declared by the Board of Directors, (I) dividends in cash at the annual rate of $0.60 per share, and (ii) in addition, each share of Series A Preferred Stock shall receive 100 times the dividend paid per share of common stock.

NOTE 6 - SPIN-OFF

On December 19, 2005, PrimeCare entered into a Distribution Agreement with OCG Technology, Inc.(AOCGT@), its sole shareholder, which provided that prior to the closing (the AClosing@) of the Share Purchase Agreement (also dated December 19, 2005, between OCGT and the Share Purchaser), all of the outstanding shares of PrimeCare (the APrimeCare Shares@) will be distributed to the record common and preferred stockholders of OCGT, on a pro rata basis (the ADistribution@).  The Closing took place on December 31, 2005, and the Record Date was December 29, 2005.

The Distribution is subject to the following.  All of the PrimeCare Shares that are owned by OCGT, amounting to 69,901,121 shares, are currently being held in escrow by Jeffery P. Nelson and will be deposited with Registrar and Transfer Company, with a list of stockholders of OCGT, as at the Record Date, for Distribution, on satisfaction of the prior filing and effectiveness of a Registration Statement, filed with the Securities and Exchange Commission, or an available exemption from the applicable federal and state registration requirements applicable to the Distribution.  The Distribution is to be at PrimeCare's sole cost and expense.

Both the Share Purchase Agreement and the Distribution Agreement provided that OCGT would convey all of its assets at the Record Date to PrimeCare and that PrimeCare would assume, pay and indemnify and hold OCGT harmless from and against any and all liabilities of OCGT and PrimeCare that existed at the Record Date, of every kind and nature whatsoever, whether by contract, lease, license or otherwise, without qualification, including the costs and expenses of the Distribution.  PrimeCare assumed liabilities of $440,469, which consisted of: $245,700 in promissory notes payable to related parties; $175,000 of promissory notes payable to a third party; and $19,769 of accounts payable and accrued expenses.

PrimeCare received cash in the amount of $275,000 from the Share Purchaser, which was provided for in the Share Purchase Agreement and has been treated as a capital contribution.

NOTE 7 - WARRANTS

On November 17, 2005, the Company issued warrants to eighteen parties to purchase a total of 14,466,262 shares of common stock (6,225,000 to officers and directors); 4,327,206 are exercisable at $.02 per share; 4,925,000 are exercisable at $.05 per share; and 5,214,056 are exercisable at $.07 per share.  The warrants may be exercised at any time or from time to time, prior to November 17, 2008.   The $57,737 fair value of the warrants on the date of issue was charged as follows:  $47,033 to selling, general and administrative and $10,704 to research and development expenses.  The fair value was estimated using the Black-Scholes option pricing model and the following assumptions: expected life of 3 years, expected volatility of 201%, expected dividend yield of 0%, and risk free interest rate of 4.4%.  Since the Company’s common stock has not been traded , the Company used the expected volatility of OCGT’s common stock, prior to the spin-off on December

29, 2005,  to estimate the volatility of its own shares of common stock, as OCGT’s business and number of shares of common stock outstanding were identical at that time.

From November 17, 2005 to March 31, 2007, no options or warrants were granted, exercised, forfeited, or expired.  At both June 30, 2006 and December 31, 2006 (unaudited), there were 14,466,262 warrants outstanding and exercisable with a weighted-average exercise price of $.0482 per warrant.  The weighted-average grant-date fair value of these warrants was $.0040 per warrant.

NOTE 8 B DISCONTINUED OPERATIONS

In March 2006, the operator of the Denise Austin Web site terminated its marketing relationship with PrimeCare and removed its Web site link to our online Ashopping cart@.  As a result, the Company decided not to purchase any additional inventory.

Income from discontinued operations consisted of:

         Nine Months Ended

 March  31,

        Year Ended June 30,

	2006	2005	2006	2005
	(unaudited)	(unaudited)
Sales of merchandise	$ 872	$ 101,096	$ 102,578	$ 299,088
Cost of sales	400	56,753	57,574	167,694
Gross margin	472	44,343	45,004	131,394
Marketing expense	2,105	6,050	5,904	25,403
Income from discontinued operations	$ (1,633)	$ 38,293	$ 39,100	$ 105,991

NOTE 9 - INCOME TAXES

No provisions for income taxes have been recorded since the Company has incurred net losses since inception.  Based on management=s assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of the net operating loss carry forward will be realized, Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements.  The Company will continue to review this valuation allowance and make adjustments as appropriate.  The net operating loss carry forward of approximately $4,700,000 at June 30, 2006, expires in varying amounts from the year 2009 to year 2026.

Current tax laws limit the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.

NOTE 10 - COMMITMENTS

PrimeCare leases office space under operating leases. The leases include provisions requiring PrimeCare to pay a proportionate share of the increase in real estate taxes and operating expenses over base period amounts.  For the nine  months ended March 31, 2007 and 2006 and for the years ended June 30, 2006 and 2005, rent expense pursuant to such operating leases was $49,584 (unaudited), $41,778 (unaudited), $58,849 and $44,518, respectively. At June 30, 2006, the future minimum lease payments under non-cancelable operating leases were $43,968 (all in the year ended June 30, 2007).

NOTE 11 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company restated its financial statements for the year ended June 30, 2006 (which were previously included in the Registration Statement on Form SB-2 filed with the SEC on September 29, 2006) in order to correct an error relating to the calculation of the fair value of the 14,466,262 warrants issued to 18 parties on November 17, 2005.

The effect of the restatement adjustment on the statement of operations for the year ended June 30, 2006 follows:

	As Previously Reported	Adjustments	As Restated

Revenues	$ 15,125	$ -	$ 15,125

Operating costs and expenses:
Cost of revenues	25,406	-	25,406
Stock-based compensation	256,594	(256,594)	-
Research and development	173,400	10,704	184,104
Selling, general and administrative	44,251	47,033	91,284
Depreciation	7,216	-	7,216

Total operating costs and expenses	506,867	(198,857)	308,010

Operating loss	(491,742)	198,857	(292,885)

Interest expense	(3,397)	-	(3,397)

Net loss from continuing operations	(495,139)	198,857	(296,282)

Income from discontinued operations	39,100	-	39,100

Net loss	$ (456,039)	$ 198,857	$ (257,182)

Income (loss) per common share,
basic and diluted:
Continuing operations	$ (.01)	$ .01	$ (.00)
Discontinued operations	.00	-	.00

Total	$ (.01)	$ .01	$ (.00)

The $198,857 restatement of stock-based compensation is the result of the use of an incorrect variable in making the Black - Scholes option pricing model calculation for the previously issued financial statements.  Previously, we erroneously used $.02 as the assumed price of PrimeCare common stock on November 17, 2005 and arrived at a $256,594 fair value for the warrants issued.  The restated calculation correctly used $.005 as the assumed price of PrimeCare common stock on November 17, 2005 and arrived at a $57,737 fair value for the warrants issued, which is included in research and development ($10,704) and selling and general administrative expenses ($47,033).

The effect of the restatement adjustment on the balance sheet at June 30, 2006 follows:

	As Previously Reported	Adjustments	As Restated

Total assets	$ 397,971	$ -	$ 397,971

Total liabilities	$ 98,109	$ -	$ 98,109

Stockholders' equity:
Series A preferred stock	621	-	621
Common stock	69,901	-	69,901
Additional paid-in capital	8,331,117	(198,857)	8,132,260
Accumulated deficit	(8,101,777)	198,857	(7,902,920)

Total stockholders' equity	299,862	-	299,862

Total liabilities and stockholders' equity	$ 397,971	$ -	$ 397,971

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNT

$

Previous independent accountants.

(i)   On August 8, 2006  PrimeCare Systems, Inc. (APSI@) advised Malone & Bailey, PC, its independent accountants, that they were dismissed and that PrimeCare no longer required the services of the firm and that PSI will retain a new firm.

(ii)   The report of Malone & Bailey, PC, on the financial statements for the fiscal year ended June 30, 2005, the term of its engagement, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except the accountants=s reports, dated October 12, 2005, did include a paragraph regarding the uncertainty of the Company to continue as a going concern.

(iii)   The decision to change accountants was recommended by the Board of Directors;

(iv)  In connection with its audit for the most recent fiscal year and through August 8, 2006, there have been no disagreements with Malone & Bailey, PC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone & Bailey, PC, would have caused them to make reference thereto in their report on the financial statements for such years.

 (b)      New independent accountants.

The Registrant has engaged Michael T. Studer CPA P.C. as its new independent accountants as of August 9, 2006.  During the two most recent fiscal years and through August 9, 2006, the Registrant has not consulted with Michael T. Studer CPA P.C. regarding:

(i)

the application of accounting principles to a specific transaction, either completed or proposed; nor the type of audit opinion that might be rendered on the Registrant's financial statements; nor has any written report or oral advice been provided to the Registrant by Michael T. Studer CPA P.C.

(ii)

any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of this Item.

Part II

Item 24.      Indemnification of Directors and Officers

The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to a proceeding or threatened proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was, at the request of the corporation, serving in any of such capacities in another corporation or other enterprise. This statute describes in detail the right of a Delaware corporation to indemnify any such person. Article Tenth of the Registrant's amended Certificate of Incorporation provides:

No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (I) for breach of the director's duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. GIf the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such appeal or modification.

Article VI of the By-laws, as amended, of the Registrant provides generally for indemnification of all such directors, officers, employees and agents to the full extent permitted under the above-referenced section 145 of Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.

Other Expenses of Issuance and Distribution

Filing fee under the Securities Act of 1933......................  $       164.55

Accountants' fees and expenses...................................... ..       2,500.00

Legal fees and related expenses...................................... ..       2,500.00

Printing and filing charges............................................... .       1,000.00

Transfer agent and registrar fees and expenses...................      5,000.00

Miscellaneous..................................................................          1,000.00

Total .......................................................................   $ 12,164.55

Item 26.      Recent Sales of Unregistered Securities

PrimeCare Systems, Inc. was incorporated on May 2, 1994 and acquired by its parent company, OCGT on May 16, 1994, which after a name change is now known as UraniumCore Company.   Upon creation of PrimeCare Systems, Inc., a total of 5,000  shares of  PrimeCare Systems, Inc. common  stock  was issued and outstanding, which number was forward split to 69,901,120 shares on December 31, 2004.

The initial issuance of shares was made in reliance on the Section 4(2) exemption from registration under the Securities Act of 1933 (the “Act”).  The issuances were made in private transactions without means of any public solicitation to sophisticated investors who were the founders of the Company who possessed detailed knowledge about, and had access to, detailed information about the company.  A legend was placed on the stock certificates stating that the securities have not been registered under the Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

During January 2006, PrimeCare issued 21,570 shares of Series A Preferred Stock in payment of $215,700 of promissory notes assumed from OCGT and 3,000 shares of Series A Preferred Stock in payment of $30,000 of loans payable.  The Preferred Shares are convertible into 2,457,000 shares of PrimeCare=s common stock, which is a conversion rate of $0.10 per share.  In reliance on Section 4(2) of the Act, the securities issued were deemed to be exempt from registration as transactions by an issuer not involving a public offering.  The Company made the determination that the five individuals to whom the shares were issued had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment.  In addition, they were all sophisticated investors with access to information about the company.  At the time of the transaction, each of the five individuals were shareholders of OCGT, will be shareholders of the Company upon distribution of the dividend, are accredited investors and possess knowledge and information about the Company normally provided in a prospectus.  A legend was placed on the stock certificates stating that the securities have not been registered under the Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

During the month of July 2006, PrimeCare completed a Private Offering of Series A Preferred Stock under which 40,000 shares were sold for $400,000 in cash or $10 per share.  These Preferred Shares are convertible into 4,000,000 shares of PrimeCare=s common stock, which is a conversion rate of $0.10 per common share.  The Series A Preferred Stock  was issued in reliance on the exemption from registration pursuant to Rule 504 of Regulation D of the Act.  The issuances were made in a private transaction without means of any public solicitation.  No fee was paid to any underwriter, placement agent, or finder.  The sophisticated investor was given a private placement memorandum containing the kind of information normally provided in a prospectus and, in addition, was given complete access to any and all information about the company.  The purchaser represented in writing that it acquired the securities for its own account.  A legend was placed on the stock certificate stating that the securities have not been registered under the Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

During November 2005, PrimeCare issued warrants to purchase 14,466,262 shares of common stock (the “Warrants”); 4,327,206 Warrants are exercisable at $.02 per share; 4,925,000 Warrants are exercisable at $.05 per share; and 5,214,056 Warrants are exercisable at $.07 per share.  The Warrants may be exercised at any time, or from time to time, prior to November 17, 2008. In compliance with FAS123R, the warrants were valued at $57,737 and that amount was charged to compensation.  The fair value was estimated using the Black-Scholes option pricing model.  The following table sets forth the purpose for which the Warrants were issued, the number of Warrants issued and the Black-Scholes option pricing.

Services	Warrants issued	Black-Sholes pricing
Sole and only compensation to some officers, directors and employees	5,690,000	$ 22,104
Sole payment for medical consultants	1,666,000	6,523
Sole payment for legal & accounting services	1,675,000	6,519
Additional compensation to certain research and development employees	1,065,000	4,181
As additional incentive for the purchase of stock	4,370,262	18,410
Total	14,466,262	$ 57,737

There was no underwriter involved in the transactions, and the warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.  All of the parties to whom the warrants were issued were either sophisticated or accredited investors, who possess knowledge and information about the Company normally provided in a prospectus.

Item 27.     Exhibits

(a) The following exhibits are filed with this Registration Statement:

Exhibit No.

Exhibit Name

3.1(a)

Certificate of Incorporation of Registrant filed May 2, 1994

3.1(b)

Certificate of Amendment of Certificate of Incorporation filed January 10, 2005

3.1(c)

Certificate of Amendment of Certificate of Incorporation filed March 24, 2005

3.2

By-Laws

4.1

Instrument  defining  rights of holders  (See  Exhibits  Nos.  3.1(a) and 3.1(c),  Certificate of Amendment of Certificate of Incorporation), Certificate of Designation Creating Series A Preferred Stock of Primecare Systems, Inc

4.2

 Form of Stock Purchase Warrant

5.1

Opinion  of Wynne B. Stern, Jr.,  Attorney  at  Law,  regarding legality of securities being registered

10.1

Software License Agreement, dated as of September 29, 2005, by and between PrimeCare Systems, Inc., and Telemédica SRL

10.2

Software License Agreement, dated as of September 29, 2005, by and between PrimeCare Systems, Inc., and Nebbe Enterprises, LLC

10.3

Share Purchase Agreement, dated as of December 19, 2005, by, between and among OCGT Technology, Inc. and Bobby Vavithis

10.4

Distribution Agreement, dated as of December 19, 2005, by, between and among OCGT Technology, Inc. and PrimeCare Systems, Inc.

10.5

Agency Agreement, dated as of December 31, 2005

10.6

Escrow Agreement, dated as of December 29, 2005

10.7

Bank Creditline, dated August 21, 2001

23.1

Consent of Malone & Bailey, PC, Certified Public Accountants

23.2

Consent of Wynne B. Stern, Jr.,  Attorney at Law (included as part of Exhibit 5.1)

(b) Financial Statement Schedules for Registrant.

Schedules other than those listed above are omitted for the reason that they are not required or are not applicable, or the  required  information is shown in the financial statements or notes therein.

Item 28.      Undertakings

(a) The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the Prospectus any facts or events which, individually or together represent a  fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered  would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected  in the form of prospects filed with the Commission  pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the  maximum  aggregate offering price set forth in the ACalculation of Registration  Fee@ table in the effective  registration  statement; and

(iii)  Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ASecurities  Act@) may be permitted to directors,  officers and controlling  persons of the small  business  issuer  pursuant  to the  foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the  Securities  and  Exchange  Commission  such  indemnification  is against  public  policy as expressed in the  Securities  Act and is,  therefore, unenforceable.  In the  event  that a claim  for  indemnification  against  such liabilities  (other  than the payment by the small  business  issuer of expenses incurred  or paid by a  director,  officer  or  controlling  person of the small business issuer in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities  being  registered,  the small  business  issuer will,  unless in the opinion of its counsel  the matter has been  settled by  controlling  precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against  public policy as expressed in the  Securities Act and will be governed by the final adjudication of such issue.

 (c) If the issuer relies on Rule 430A under the Securities Act, the small business issuer will:

(1) For determining any liability under the Securities Act treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

(2) For  determining  any liability under the Securities Act, that each post-effective  amendment  that  contains  a form  of  Prospectus  as a new registration  statement for the securities  offered  in the  registration statement,  and that offering of the securities at that time as the initial  bona fide offering of those securities.

SIGNATURES

In accordance  with the  requirements  of the  Securities  Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the  requirements  of  filing  on Form  SB-2 and  authorized  this  Registration Statement  to be signed on its  behalf by the  undersigned,  in the City of New Rochelle, State of New York, on this 17th  day of July, 2007.

PrimeCare Systems, Inc.

(REGISTRANT)

By:   /S/ Robert A. Shiver

Robert A. Shiver

President  and Director

By: /S/ Edward C. Levine

Edward C. Levine

Treasurer, Chief Financial Officer and

Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933,  this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

`

By:   /S/ Robert A. Shiver

Robert A. Shiver

President  and Director

Date: July 17, 2007

By:   /S/ Edward C. Levine

Edward C. Levine

Treasurer, Chief Financial Officer and

Principal Accounting Officer, Director

 Date:   July 17, 2007

 By:   /S/ W. Jordan Fitzhugh

W. Jordan Fitzhugh

Vice President and Director

Date:   July 17, 2007

By:   /S/  Jeffrey P. Nelson

Jeffrey P. Nelson

Secretary/Vice President and Director

Date: July 17,2007

By:   /S/ Jarema S. Rakoczy

Jarema S. Rakoczy

Director

 Date:   July 17,  2007

Exhibit 3.1(a)

CERTIFICATE OF INCORPORATION

OF

PRIMECARE SYSTEMS, INC.

1.

The name of the corporation is PrimeCare Systems, Inc.

2.

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.   The name of its registered agent at such address is The Corporation Trust Company.

3.

The name of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.

The total number of shares of stock which the corporation shall have authority to issue is Five Thousand (5,000) and the par value of each of such shares is One-One Hundredth of a Dollar ($.01) amounting in the aggregate to Fifty Dollars ($50.00).

5.

The Board of Directors is authorized to make, alter or repeal the by-laws of the Corporation. Election of directors need not be by written ballot.

6.

The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until a successor is elected and qualified, is as follows:

Edward L. Alexander

c/o Medical Technology Associates, Inc.

P.O. Box 1572

Yorktown, VA 23692

W. Jordan Fitzhugh

c/o Medical Technology Associates, Inc.

P.O. Box 1572

Yorktown, VA 23692

Abdul H. Jamaludeen

c/o Medical Technology Associates, Inc.

P.O. Box 1572

Yorktown, VA 23692

7.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

8.

A director of the corporation shall not be personally liable to the corporation of its stockholders for monetary damages for breach of fiduciary duty as a director except for liability   (I)  for any breach of the director=s duty of loyalty to the corporation or its stockholders,  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

9.

The name and mailing address of the Sole Incorporator is:

Jerry D. Brown, Esq.

Albert, Bates, Whitehead & McGaugh, P.C.

One South Wacker Drive

Suite 1990

Chicago, Illinois 60606

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of April, 1994.

_/s/_Jerry D. Brown,

Jerry D. Brown, Esq.

Sole Incorporator

Exhibit 3.1(b)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRIMECARE  SYSTEMS, INC.

PRIMECARE  SYSTEMS, INC. (the ACorporation@), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:

By the unanimous consent of the directors of PRIMECARE  SYSTEMS, INC., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and seeking the approval of the majority of the shareholders of said corporation to adopt such amendment to the Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Corporation elects to amend its Certificate of Incorporation by changing Paragraph FOURTH thereof to read in its entirety as follows:

AFOURTH:  (a)  The aggregate number of shares which the Corporation shall have authority to issue shall be one-hundred-ten-million (110,000,000) shares, divided into one-hundred-million (100,000,000) shares of Common Stock, par value one tenth cent ($.001) per share (hereinafter, the ACommon Stock@) and ten-million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (hereinafter, the APreferred Stock@).

(b) There may be more than one series of either or both of the Common Stock and/or  Preferred Stock; the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to, or imposed upon, a wholly unissued class of  Common Stock and/or a wholly unissued class of  Preferred Stock.@

SECOND:

That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice duly given in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:

That said amendment was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

FORTH:

That the capital of the Company shall be increased under or by reason of said amendment.

IN WITNESS WHEREOF, said PRIMECARE  SYSTEMS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Edward C. Levine, its President, and attested to by Jeffrey P. Nelson, its Secretary, this 31st  day of December, 2004.

PRIMECARE  SYSTEMS, INC.

By:   /s/ Edward C. Levine

Edward C. Levine, President

ATTEST:

By:   /s/ Jeffrey P. Nelson

Jeffrey P. Nelson, Secretary

(CORPORATE SEAL)

Exhibit 3.1(c)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRIMECARE  SYSTEMS, INC.

PRIMECARE  SYSTEMS, INC. (the ACorporation@), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:

By the unanimous consent of the directors of PRIMECARE  SYSTEMS, INC., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and seeking the approval of the majority of the shareholders of said corporation to adopt such amendment to the Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Corporation elects to amend its Certificate of Incorporation by changing Paragraph FOURTH thereof to read in its entirety as follows:

AFOURTH:  (a)  The aggregate number of shares which the Corporation shall have authority to issue shall be two-hundred-ten-million (210,000,000) shares, divided into two-hundred-million (200,000,000) shares of Common Stock, par value one tenth cent ($.001) per share (hereinafter, the ACommon Stock@) and ten-million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (hereinafter, the APreferred Stock@).

(b) There may be more than one series of either or both of the Common Stock and/or  Preferred Stock; the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to, or imposed upon, a wholly unissued class of  Common Stock and/or a wholly unissued class of  Preferred Stock.@

SECOND:

That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice duly given in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:

That said amendment was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

FORTH:

That the capital of the Company shall be increased under or by reason of said amendment.

IN WITNESS WHEREOF, said PRIMECARE  SYSTEMS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Edward C. Levine, its President, and attested to by Jeffrey P. Nelson, its Secretary, this 21st  day of March, 2005.

PRIMECARE  SYSTEMS, INC.

By:

Edward C. Levine, President

ATTEST:

By:

Jeffrey P. Nelson, Secretary

(CORPORATE SEAL)

EXHIBIT 3.2

BY - LAWS

of

PrimeCare Systems, Inc.

ARTICLE I - OFFICES

SECTION I.   REGISTERED OFFICE. CThe registered office shall be established and maintained at 313 South State Street, City of Wilmington in the County of Kent in the State of Delaware 19901.

SECTION 2.   OTHER OFFICES. B The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II - MEETING OF STOCKHOLDERS

SECTION 1.   ANNUAL MEETINGS. B Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting or the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of directors and may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.   OTHER MEETINGS. -- Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 3.   VOTING. B Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stock holder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 4.   STOCKHOLDER LIST. -- The officer who has charge of the stock ledger of the corporation shall at least 10 days before each meeting of stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each.  Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held. which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

SECTION 5. QUORUM. B Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 6.  SPECIAL MEETINGS. B Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

SECTION 7.  NOTICE OF MEETINGS. B Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

SECTION 8.   BUSINESS TRANSACTED B No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 9.   ACTION WITHOUT MEETING. B Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these By-Laws, the meeting and vote of stock-holders may be dispensed with, if a majority of the stockholders who would have been entitled by vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III - DIRECTORS

SECTION 1.   NUMBER AND TERM. CThe number of directors shall be three.  The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors may not be less than three except that where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders.

GSECTION 2.   RESIGNATIONS. -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3   VACANCIES. --  If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4.   REMOVAL. B Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5.   INCREASE OF NUMBER. B The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and be like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 6.  COMPENSATION. B  Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 7. ACTION WITHOUT MEETING. B Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken with out a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV - OFFICERS

SECTION 1.   OFFICERS. B The officers of the corporation shall consist of a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chair- man, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

SECTION 2.  OTHER OFFICERS AND AGENTS. B The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3.   CHAIRMAN. B The Chairman of the Board of Directors if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4.   PRESIDENT. B The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation.  Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5. VICE-PRESIDENT. B Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 6.   TREASURER. B The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements.   He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 7.   SECRETARY. B The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

SECTION 8. ASSISTANT TREASURERS & ASSISTANT SECRETARIES B Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V

SECTION I    CERTIFICATES OF STOCK. B Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or, series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as other wise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so request the powers, designations, preferences and relative, participating, optional o] other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

SECTION 2.  LOST CERTIFICATES B New certificates of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

SECTION 3. TRANSFER. OF SHARES. B  The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.   STOCKHOLDERS RECORD DATE. B  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment there- of, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty, nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. B Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 6.   SEAL. B  The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words ACORPORATE SEAL DELAWARE..@ Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 7. FISCAL YEAR. B The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS B All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. NOTICE AND WAIVER OF NOTICE B  Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatever is required to be given under the pro- visions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

ARTICLE VII - AMENDMENTS

These By-Laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

Exhibit 4.1

CERTIFICATE OF DESIGNATION

CREATING SERIES A PREFERRED

STOCK OF

PRIMECARE SYSTEMS, INC

(Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware)

PrimeCare Systems, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

That, in accordance with the provisions of Article FOURTH of the Certificate of Incorporation of the Corporation, the following resolution was duly adopted by the Board of Directors of the Corporation:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article FOURTH of the Corporation's Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Preferred Stock, to consist of a maximum of 100,000 shares, par value $.01 per share, of which the preferences and other rights, and the qualifications, limitations or restrictions thereof, shall be as follows (in addition to those fixed by Article FOURTH of the Corporation's Certificate of Incorporation):

1.   Certain Definitions.  Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

(a)  Common Stock.  The term “Common Stock” shall mean all shares of Common Stock of the Corporation now or hereafter authorized and any other stock of the Corporation howsoever designated, whether now or hereafter authorized, that has the right (subject always to prior rights of the Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to amount or percentage.

(b)  Series A Preferred Stock.  The term “Series A Preferred Stock” shall mean the class of Preferred Stock, par value $.01 per share, authorized on the filing date of this certificate with the Secretary of State of the State of Delaware by the resolution set forth herein.

(c)  Junior Stock.   The term “Junior Stock” shall mean, for purposes of Section 2 below, Common Stock and any other class or series of stock of the Corporation, whether now or hereafter authorized, which by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall be subordinated to the Series A Preferred Stock in respect of the right to receive dividends, and, for purposes of Section 3 below, such term shall mean Common Stock and any other class or series of stock of the Corporation, whether now or hereafter authorized, that by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall be subordinated to the Series A Preferred Stock in respect of the right to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation.

(d)  Parity Stock.   The term “Parity Stock” shall mean, for purposes of Section 2 below, any class or series of stock of the Corporation, whether now or hereafter authorized, which by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall be entitled to receive payment of dividends pari passu with the Series A Preferred Stock, and, for purposes of Section 3 below, such term shall mean any class or series of stock of the Corporation, whether now or hereafter authorized, which by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of

 Incorporation shall be entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation pari passu with the Series A Preferred Stock; provided, however, that nothing herein contained shall preclude the Board of Directors from fixing dividend rates and liquidating preferences for any series of Parity Stock which are different in amount from the dividend rates and liquidating preference applicable to the Series A Preferred Stock.

(e)  Senior Stock.   The term “Senior Stock” shall mean, for purposes of Section 2 below, any class or series of stock of the Corporation, whether now or hereafter authorized, which by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall rank senior to the Series A Preferred Stock in respect of the right to receive dividends, and, for purposes of Section 3 below, such term shall mean any class or series of stock of the Corporation, whether now or hereafter authorized, which by the terms of the Certificate of Incorporation or of the instrument of the Board of Directors initially establishing such series pursuant to authority granted in the Certificate of Incorporation shall rank senior to the Series A Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

2.   Dividends.

(a)  General.   Subject to the preferences and other rights of any Senior Stock, and provided that dividends are simultaneously paid or declared on all Parity Stock, the holders of the Series A Preferred Stock shall be entitled to receive out of any funds or other property legally available therefor, when and as declared by the Board of Directors, (i) dividends in cash at the annual rate of $0.60 per share, and (ii) in addition, when and as dividends are  declared by the Board of Directors on common shares, each share of Series A Preferred Stock shall receive 100 times the dividend paid per share of common stock, which dividends shall be payable on such date as may be established by the Board of Directors of the Corporation.  For purposes of both Section 2(b) and of Section 3, below, dividends in respect of a current fiscal year shall be deemed to accrue on the first day of such fiscal year, without interest.  Such dividends shall be deemed not to be cumulative.

(b)  Preferential Status of Dividends on Series A  Preferred Stock.  In no event, so long as any shares of the Series A Preferred Stock shall be outstanding, shall any dividend whatsoever, whether in cash, property or otherwise, be declared or paid, nor shall any distribution be made, on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid or made available for any sinking fund for the purchase or redemption of any Junior Stock, unless all unpaid accrued dividends on the outstanding shares of Series A Preferred Stock, to and including the date fixed for such declaration, payment or distribution with respect to any Junior Stock, shall have been either paid or declared and a sum sufficient for the payment thereof set apart.  The provisions of the preceding sentence shall not, however, apply to a dividend payable in shares of any class or series of Junior Stock of the Corporation.

3.

Distributions upon Liquidation, Dissolution or  Winding Up.

In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid all unpaid accumulated and accrued dividends thereon, if any, to and including the date fixed for such distribution or payment in cash or in property (taken at its fair value as determined by the Board of Directors of the Corporation) or both, at the election of the Board of Directors.  If such payment shall have been made in full to the holders of the Series A Preferred Stock, and if payment shall have been made in full to the holders of any Parity Stock of all amounts to which such holders shall be entitled, the holders of the Series A Preferred Stock shall be entitled to receive out of the remaining assets and funds of the Corporation shall be distributed an amount per share equal to one hundred (100) times of the amount per share to be distributed to the holders of the Common Stock and to the holders of all Parity Stock and Junior Stock. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distribution to holders of any Senior Stock of the full amounts to which they may be entitled, shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock rateably in proportion to the full amounts to which they would otherwise be respectively entitled.  Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the Corporation's assets as or substantially as an entirety, nor the distribution to the stockholders of the Corporation of all or substantially all of the consideration received for such sale (provided that the Board of Directors, whose determination, absent fraud, shall be final, binding and conclusive, shall in good faith determine that such distribution is a dividend and not a distribution or payment in connection with the liquidation, dissolution or other winding up of the affairs of the Corporation), shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

4.

Conversion.

(a)  General. The Series A Preferred Stock shall be convertible at any time, and from time to time, at the option of the holder thereof, into fully paid and non-assessable shares of Common Stock of the Corporation upon surrender to the Corporation, or its designee, of the certificate, or certificates, representing the share, or shares, to be so converted, together with a written notice of election to convert, and, upon receipt by the Corporation or its designee of such notice, and of such surrendered certificate, or certificates, with any appropriate endorsement thereon (as may be prescribed by the Board of Directors), any such holder shall be entitled to receive a certificate, or certificates, representing the shares of Common Stock into which such shares of Series A Preferred Stock are convertible, and any such holder shall be deemed to be a holder of record of such shares of Common Stock as of the time of such receipt by the Corporation, or its designee.

(b)  Basis for Conversion.  The basis for such conversion shall be one hundred shares of Common Stock for each share of Series A Preferred Stock which is converted. In connection with effecting any transfer of any Series A Preferred Stock to the Corporation for cancellation  upon conversion of the same into Common Stock, the Corporation may, but shall not be obliged to issue a certificate or certificates for fractions of Common Stock, in lieu thereof, the Corporation may pay cash equal to the fair value of such fraction of Common Stock as determined by the Board of Directors of the Corporation.  Except as may otherwise be provided by law, shares of Series A Preferred Stock, which have been converted, shall be retired and restored to the status of authorized but unissued shares.

(c)  Reservation of Common Stock for Issuance Upon Conversion.  Except as such requirement may otherwise be dispensed with by law, the Board of Directors of the Corporation shall, at all times, reserve a sufficient number of authorized, but unissued shares of Common Stock, which shall be issued only in satisfaction of the conversion rights and privileges of the outstanding shares of Series A Preferred Stock, as aforesaid.

(d)  Reorganization, Reclassification, Consolidation, Merger and Sale of Assets.  If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Series A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in this paragraph and in lieu of Common Stock of the Corporation immediately theretofore receivable upon the conversion of a share of Series A Preferred Stock, such share or shares of the stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore receivable upon conversion of a share of Series A Preferred Stock, had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders of shares of Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Rate and of the number of shares receivable upon the conversion of Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of a share of Series A Preferred Stock.  The Corporation will not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation resulting from such consolidation or merger (if other than the Corporation), or the corporation purchasing such assets, shall, by written instrument in form and substance satisfactory to holders of a majority  of the outstanding Series A Preferred Stock (who shall not unreasonably withhold or delay their approval) mailed or delivered to the addresses of such holders appearing on the books of the Corporation, assume the obligation to deliver to such holders such share or shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.  Upon each such adjustment of the basis for conversion, the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to the holders of shares of Series A Preferred Stock at the addresses of such holders as shown on the books of the Corporation.  The notice shall state the conversion rate resulting from such adjustment and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e)  Notice.  If at any time:

(i)  the Corporation shall declare any cash dividend upon its Common Stock payable at a rate in excess of the rate of the last cash dividend theretofore paid;

(ii)  the Corporation shall declare any dividend upon its Common Stock payable in stock or authorize any other distribution (other than regular cash dividends) to the holders of its Common Stock;

(iii)  the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock or any class or other rights;

(iv)  there shall be any capital reorganization, or a reclassification of the capital stock of the Corporation or a consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

(v)  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock, at the addresses of such holders as shown on the books of the Corporation, (A) at least 20 days' prior written notice of the date on which the books of the Corporation shall close and a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place.  Each such notice made in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice made in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.  The failure to give any such notice shall not invalidate any such corporate action.

(f)  Further Adjustments to Basis for Conversion.  If any event occurs as to which, in the opinion of the Board of Directors, the other provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not fairly protect the conversion rights of the holders of Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of reducing the basis for conversion as otherwise determined except in the event of a combination of shares.

(g)  Dissolution, Liquidation and Winding Up.  In the event of a judicial or non-judicial dissolution, liquidation or winding-up of the Corporation, the conversion rights and privileges of the holders of Series A Preferred Stock shall terminate on a date, as fixed by the Board of Directors of the Corporation, not more than sixty (60) days and not less than ten (10) days before the date of such dissolution.

5.

Voting Rights.

The holders of shares of the Series A Preferred Stock shall have one hundred (100) votes per share held and shall have the right to vote for any purpose as the holders of the Corporation's Common Stock. Notwithstanding the foregoing, unless the vote of the holders of a greater number of shares of the Series A Preferred Stock shall then be required by law, the consent of the holders of at least a majority of all of the shares of the Series A Preferred Stock at the time outstanding, given in person or by proxy by a vote at a meeting called for the purpose or by written consent pursuant to Section 228 of the Delaware Business Corporation Law, at or pursuant to which the holders of shares of the Series A Preferred Stock shall vote or act together as a separate class, shall be necessary for authorizing, effecting or validating (A) the creation, authorization or issue of any shares of any class of senior stock of the Corporation but not the creation, authorization or issue of any shares of any class of Parity Stock, or (B) the reclassification of any authorized stock of the Corpration into Senior Stock, or (C) the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any Senior Stock, provided, however, that the holders of shares of Series A Preferred Stock shall have no right to so vote on or consent to the creation, authorization, or issue of Senior Stock, or of any obligation or security convertible into or evidencing the right to purchase any Senior Stock, if the Senior Stock is to be issued for cash consideration of at least $15.00 per share, or, in the case of obligations or securities evidencing the right to purchase Senior Stock, the exercise price shall be at least equal to $15.00 per share, or, in the case of securities convertible into Senior Stock, the purchase price of the convertible security is at least equal to $15.00 per share.

6.

Redemption by the Corporation.

(a)  General.  The Series A Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, by vote of the Board of Directors, at the times set forth in paragraph (b) below, at the price of $10.00 per share, plus all accrued and unpaid dividends thereon to and including the date fixed for such redemption (the “Redemption Price”).  If less than all of the outstanding Series A Preferred Stock is to be redeemed, the number of shares to be redeemed and the method of effecting such redemption, which shall be either by lot or pro rata, shall be determined by the Board of Directors.  Nothing herein contained shall be deemed to limit or impair the right of the Corporation, subject to any applicable provisions of the laws of the State of Delaware, to purchase any Series A Preferred Stock at public or private sale.  No purchase or redemption shall be made unless all accrued and unpaid dividends to the date of such purchase or redemption, on all shares then outstanding (which are not to be purchased or redeemed), shall have been paid or declared and a sum sufficient for the payment thereof set apart.

(b)  Time of Redemption.   Series A Preferred Stock may be redeemed by the Corporations in full at any time or in part from time to time after the date of issuance thereof (the “Redemption Period”); provided, however, that the Corporation may redeem such Series A Preferred Stock out of surplus except when the Corporation is insolvent or would thereby be made insolvent; and provided, further, however, that the Corporation may redeem such Series A Preferred Stock out of stated capital except when the Corporation is insolvent or would thereby be made insolvent and except when such redemption would reduce net assets below the stated capital remaining after giving effect to the retirement of any such redeemed shares.

(c)  Notice of Redemption.   Notice of every proposed redemption of Series A Preferred Stock shall be mailed by or on behalf of the Corporation, by first class registered or certified mail, return receipt requested, postage prepaid, to the holders of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than fifteen (15) days nor more than sixty (60) days prior to the date fixed for redemption, such notice to state the Redemption Price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates evidencing such shares, be redeemed and the Redemption Price therefor paid, as well as the name and address of any Redemption Agent selected by the Corporation, if any.

(d)  Status of Shares Called for Redemption.  If notice of redemption shall have been given as hereinbefore provided, then, from and after the date of such deposit, or if no such deposit is made then upon such date fixed for redemption (unless the Corporation shall default in making payment of the Redemption Price), the shares called for redemption shall no longer be deemed to be outstanding, and all rights of holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of the certificates therefor, to receive the Redemption Price thereof, without interest.  The deposit in trust of the Redemption Price shall be irrevocable except that (i) the Corporation shall be entitled to receive the interest, if any, allowed on any money so deposited, and the holders of any redeemed shares shall have no claim to such interest, and (ii) any balance of moneys so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years from the date fixed for redemption shall be repaid, together with any interest earned thereon, to the Corporation and, after such repayment, the holders of the shares entitled to the funds shall look only to the Corporation for payment, without interest.

7.

Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution and in the Certificate of Incorporation of the Corporation.

8.

Headings of Sections and Paragraphs.

The headings of the various sections and paragraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

 IN WITNESS WHEREOF, we have executed this consent as of the 17th day of January, 2006.

___________________________

Edward C. Levine, Director

Robert A. Shiver, Director

W. Jordan Fitzhugh, Director

  Jarema S. Rakoczy, Director

___________________________

Jeffrey P. Nelson, Director

EXHIBIT 4.2

VOID AFTER  _______________

PRIMECARE SYSTEMS, INC.

Non-Transferable

Right to Purchase __________ Shares

(Subject to adjustment)

Stock Purchase Warrant for Common Stock of

PrimeCare Systems, Inc.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE AACT@), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION OR UNLESS PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION AS HEREIN SET FORTH.

  PrimeCare Systems, Inc. (hereinafter called the ACompany@), a Delaware Corporation, hereby certifies that, for value received, ______________________________ is entitled to purchase from the Company, at any time or from time to time prior to 3:00 PM, New York City local time, on ____________, an aggregate of ______________ fully paid and nonassessable shares (the number and character of such shares being subject to adjustment as provided below@) of the Common Stock, $.001 par value, of the Company (the ACommon Stock@), on the payment therefore of the purchase price which shall be equal to $________ per share of the Common Stock, until this Warrant expires as provided herein, for each share of the Common Stock subscribed for and purchased, upon the surrender of this Warrant duly signed by the registered holder hereof, accompanied by payment of the purchase price, upon the terms and subject to the conditions hereinafter set forth.

 EXERCISE OF WARRANT.  The  holder shall surrender this Warrant to the principal office of the Company, with the exercise form on the last page of this Warrant duly signed together with the purchase price of the Common Stock (as well as any applicable transfer taxes if the Common Stock is to be registered in any name other than that of the registered holder hereof) represented by certified or official bank check payable to the order of the Company.

 DELIVERY OF STOCK CERTIFICATE ON EXERCISE.  As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the registered holder hereof, or such holder's nominee, a certificate or certificates for the number of full shares of the Common Stock of the Company to which such holder shall be entitled upon such exercise, together with, in the case of a partial exercise of this Warrant, a new Warrant certificate of like tenor herewith representing the right to purchase the balance of shares subject hereto after giving effect to such partial exercise.  In case, between the date of any exercise hereof and the date on which the certificate or certificates are issued, the record holders of shares of Common Stock of the Company shall become entitled to any dividend or other right, the Company will forthwith pay or cause to be paid in cash to the holder hereof the amount of such dividend, or transfer to the holder thereof such right, as the case may be.

 No fraction of a share or scrip certificate for such a fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such holder cash equal to a like fraction at the prevailing market price for such share as determined by the Company.

 ADJUSTMENTS TO BASIS FOR CONVERSION.  Whenever the Company shall (A) declare a dividend on its Common Stock in shares of Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or  (D) issue any shares upon reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation, then and in each such case, the holder of this Warrant, upon the exercise hereof and upon the payment of the sum obtained by multiplying (1) the number of shares of the Common Stock of the Company as to which this Warrant is then being so exercised by (2) the purchase price per share stated on the face of this warrant, as well as any applicable transfer taxes, shall be entitled to receive, in lieu of the shares called for hereby, the stock or other securities or property, which said holder would hold on the date of such exercise, if, from the date hereof to and including such date, he had been the holder of record of the number of shares of the Common Stock of the Company as to which this Warrant is then being so exercised and had retained such shares and all such other or additional or less stock and other securities and property receivable in respect of such shares.

 REORGANIZATIONS,  CONSOLIDATIONS,  MERGERS.  In case of any reorganization of the Company, or  any other corporation, the stock or securities of which are at the time deliverable on the exercise of this Warrant, or in case the Company or such other corporation shall consolidate with or merge into another corporation, or convey all or substantially all of its assets to another corporation, the holder of this Warrant, upon the exercise hereof and upon the payment of the sum obtained by multiplying (a) the number of shares of the Company as to which this Warrant is then being so exercised by (b) the purchase price per share stated on the face of this Warrant, as well as any applicable transfer taxes, shall be entitled to receive, in lieu of the shares theretofore called for hereby, the stock or other securities or property to which such holder hereof would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if he had purchased the shares as to which this Warrant is then being so exercised immediately prior thereto; and in such case, the provisions of this Warrant shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

 EXCHANGE OF WARRANTS.  Upon the surrender by any registered holder of any Warrant or Warrants at the principal office of the Company or of the Transfer Agent for its Common Stock, the Company will issue and deliver to, or on the order of, such holder, at the Company's expense, a new Warrant or Warrants in the name of such holder (upon the payment by such holder of any applicable transfer tax) may direct, in such authorized denomination or denominations as such holder may request, evidencing the  right to purchase an aggregate amount of stock or securities equal to the aggregate amount of stock or securities which the Warrant or Warrants so surrendered evidenced the right to purchase.

 LOST, STOLEN, DESTROYED OR MUTILATED WARRANTS.  Upon receipt by the Company of evidence satisfactory to it of the ownership of and the loss, theft or destruction or mutilation of any Warrants, (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.

 RESTRICTIONS OF TRANSFER.  This Warrant may not be transferred.  The transfer of the shares of Common Stock which may be purchased upon the exercise thereof is restricted and subject to the applicable provisions of the Securities Act of 1933, as amended.  The shares of Common Stock which may be purchased upon the exercise thereof may not be sold, transferred, pledged or hypothecated in the absence of any effective registration statement or post-effective amendment thereto for such shares of Common Stock under such Act, or an opinion of counsel to the Company that registration is not required under such Act.

 MISCELLANEOUS.  This Warrant does not confer upon the holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent or to receive notice as a stockholder of the Company.

 EXPIRATION.  This Warrant will be wholly void and of no effect after 3:00 PM, New York City local time, on ________________ .

 LAW GOVERNING.  This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to any conflict of laws provision thereof.

 Dated: ___________

PRIMECARE SYSTEMS, INC.

Robert A. Shiver, President

 Attest:

 Jeffrey P. Nelson,

 Secretary

SUBSCRIPTION FORM

 The undersigned irrevocably exercised this Warrant to the extent of shares of Common Stock of PRIMECARE SYSTEMS, INC., called for hereby, and herewith makes payment therefore, all at the price and on the terms and conditions specified herein.

Number of Shares:__________________

Dated: ____________________________

Name:  ____________________________

(signature)

____________________________

(Please Print Name)

Social Security or Employer ID #__________________________

Address:  ________________________________________________

City & State:  ___________________________________________

Zip Code:  _________

EXHIBIT 5.1

Wynne B. Stern, Jr.

Attorney At Law

 56 Harrison Street, Suite 501

New Rochelle, NY 10801

Tel. (914) 320-9764

June 27, 2007

PrimeCare Systems, Inc.

56 Harrison Street 5th Floor

New Rochelle, New York 10801

Attn: Edward C. Levine

Re: PrimeCare Systems, Inc. (the ACompany@)

       Registration Statement on Form SB-2

Gentlemen:

 At your request, we have examined the form of the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (the ASEC@) on or about March 26, 2007, (the@Registration Statement@) in connection with the registration under the Securities Act of 1933, as amended (the ASecurities Law@), of 69,901,120 shares of its common stock, $.001 par value per share (the AStock@).   In rendering the following opinion, we have examined and relied upon the documents and certificates of officers and directors of the Company as described below, and such other facts as we deemed relevant. ln our examinations we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies:

1.  Certificate of Incorporation of the Company, as amended to date.

2.  By-Laws of the Company, as amended to date.

3.  Applicable Resolutions adopted by the Board of Directors of the Company.

4.  Officer and Director representation letters.

We have undertaken such independent investigation beyond such documents and records as we deemed appropriate to ascertain all relevant facts.

Based on the foregoing, it is our opinion that the Stock which has been authorized  and issued in escrow to the Transfer Agent is duly and validly issued, fully-paid and non assessable.

We express no opinion as to compliance with the securities or Ablue sky@laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which noncompliance with such laws might have on the validity of issuance of the Stock.   We hereby Consent to the filing of this opinion as an exhibit to any filing made with the SEC, or under any state or other jurisdictions' securities act for purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock in connection with the offering described in the Registration Statement. Other than as provided in the preceding sentence this opinion (i) is addressed solely to you; (ii) covers only matters of Federal and Delaware law, and nothing in this opinion shall be deemed to apply any such opinion to the laws of any other jurisdiction; and (iv) may not be quoted or reproduced or delivered by you to any other person. Nothing herein shall be deemed to relate to, or constitute, an opinion concerning any matters not specifically set forth above.

By giving you this opinion and consent, we do not admit that we are an expert with respect to any part of the Registration Statement or any Prospectus within the meaning of the term Aexpert@ as used in Section 7 of the Securities Law, or the Rules and Regulations of the SEC promulgated thereunder.

Very truly yours,

/s/Wynne B. Stern, Jr.

    Wynne B. Stern, Jr.

Exhibit 10.1

Software License Agreement

THIS SOFTWARE LICENSE AGREEMENT (the AAgreement@) entered into as of the 29th  day of September, 2005, by and between PrimeCare Systems, Inc., (ALicensor@), a Delaware corporation with an office at 56 Harrison Street, New Rochelle, NY 10801, U.S.A. and Telemédica SRL (ALicensee@), a corporation  organized under the laws of Argentina, with an office at Santa Fé 2534 Segundo A, (1425) Buenos Aires, Argentina, determines the rights and licenses granted to the Licensee in the Licensed Software (hereinafter defined) to be provided by the Licensor hereunder.

1. Definitions. As used in this Agreement, the following definitions shall apply:

(a) ALicensed Product@ shall mean, collectively, the Licensed Software and Licensed Documentation (as each are hereinafter defined), of the PrimeCare(TM) Patient Management System, Version Nine (the APrimeCare V9 System@).  A fully operational PrimeCare V9 System is comprised of two major constituents, the PrimeCareJ V9 Client Software, and the PrimeCareJ V9 Data Center tier.  During operational use, the PrimeCareJ V9 Client Software connects with and exchanges data with the PrimeCareJ V9 Data Center using the world-wide Internet as a communications medium.

(b) ALicensed Software@ or ASoftware@ shall mean the operating programs for the PrimeCareJ V9 Client Software, whether in object code form, or not, including all updates, modifications, enhancements, improvements and revisions thereof, supplied by the Licensor dGuring the Term hereof (hereinafter defined), and all permitted copies, if any, of the foregoing, for operation on Licensee's Hardware (hereinafter defined). The Software and all Updates are, and shall remain, the sole property of Licensor.

(c) ALicensed Documentation@ shall mean all documentation supplied by the Licensor hereunder, other than the Licensed Software, related to such Software.

(d) AUse@ shall mean the reading into, and out of, memory of the Licensed Software and the execution thereof, in whole or in part, on Licensee's computer hardware (the AHardware@) located at the Installation Locations (hereinafter defined) for the internal uses of the Licensee only.

(e) ADemonstration Mode@ shall mean Use of the Licensed Software to access only test and demonstration data, as restricted by the Software prior to Software Registration (hereinafter defined).

(f) ASoftware Registration@ shall mean establishment of a unique identifier for the entity desiring to Use the Licensed Software in an operational setting, so that access to other than test and demonstration data is permitted.  The Software Registration process is controlled and managed solely by Licensor.

(g) ARegistered Use@ shall mean Use by any Licensee of the Licensed Software in other than Demonstration Mode.  Any Licensee desiring Registered Use of the Licensed Software must have properly executed an End User Software License Agreement prior to such Use.

(h) AInstallation Locations@ shall mean each and every facility of the Licensee in which the Licensed Software is to be installed or Used.

(i) ASub-Licensee@ shall mean Licensee=s Sub-licensees located solely in Argentina, Brazil, Chile, Paraguay and Uruguay.

(j) AUser@ shall mean any person or entity responsible for activating and operating the Licensed Software at any Installation Location.

(k) AUpdates@ shall mean any and changes, additions and/or modifications to the medical content of the Software, which includes the patient questionnaires, physician reference materials, patient education materials, prescriptions and medications list and prescriptions and medications interaction data, as well as enhancements, improvements, and changes to the Software itself.

2. License. Subject to the continued timely payment by Licensee to Licensor of the license fees hereinafter set forth on Schedule A hereto (the AFees@), Licensor hereby grants to Licensee, and Licensee hereby accepts, during the Term hereof, a personal, exclusive and non-transferable license to market and sub-license PrimeCareJ V9 for use at Installation Locations situate solely within the countries of Argentina, Brazil, Chile, Paraguay and Uruguay (the ALicense@), all of whom are members of the free trade association , known as Mercosur.  Notwithstanding the foregoing, in the event that the gross revenues derived by Licensee from sub licensing PrimeCare V9, are less than two million five hundred thousand U.S. dollars (US$2,500,000) for the third year of the Term of this Agreement, or any year thereafter, then, in that event, this Agreement will become non-exclusive for the balance of the Term.  Each Sub-licensee who desires to Use PrimeCare V9 under this Agreement shall be required to comply with the terms and conditions of this Agreement, and enter into, and comply with, the terms and conditions of the Software Sub-License Agreement, in form and substance as set forth in Schedule B, annexed hereto and made part hereof, and which Software Sub-license Agreement has been approved by Licensor.  The Fees required from each Sub-licensee will be negotiated by Licensee on behalf of Licensor subject to approval by Licensor.

3. License fees and taxes.

(a)  The Fees for the  license granted pursuant to Section 2 hereof, and for the support services provided for under Section 4 hereof, shall be the Fees set forth on Schedule A, annexed hereto and made part hereof.

(b) The Fees shall be due from the Licensee and payable to the Licensor in twelve (12) equal monthly payments on, or before, the tenth day of each month.  Licensee shall pay a late payment charge of 1.5 percent per month, or the maximum rate permitted by applicable law, whichever is less, on the aggregate unpaid amount due for each calendar month or fraction thereof that any payment to Licensor is in arrears.

(c) In addition to all Fees, Licensee shall pay all taxes based on, or in any way measured by, this Agreement, use of the PrimeCare V9 or any portion thereof, or any services related thereto, excluding taxes based on Licensor's net income, but including personal and/or intangible property taxes, if any. If Licensee desires to challenge the applicability of any such tax, it shall first pay such tax to Licensor and then Licensee, at its own cost and expense, thereafter may challenge such tax before the applicable governmental agency and seek refund thereof.

4. Support of licensed software. During the Term of this License, Licensor shall provide to Licensee, without additional charge, all Updates to the Licensed Software, so as to provide Licensee with the most current medical content contained in a marketed version of the Software, together with technical information and assistance regarding all phases of the Updates to the Software.  Each User, however, shall be solely responsible for ensuring that the most recent version of the Software, required to Use PrimeCare V9, is installed at User=s Installation Location.

5. Term of agreement and licenses. This Agreement shall commence on the day and date first above written and shall continue in being for ten (10) years from that date (the AInitial Term@), unless otherwise terminated or canceled as hereinafter provided.  This Agreement shall be automatically extended for successive periods of twelve (12) months following the Initial Term (each a ARenewal Term@), unless at least thirty (30) days, but not more than sixty (60) days, prior to the end of the Initial Term and each Renewal Term either party shall notify the other in writing, of its termination of this Agreement.

6. Protection of trade secrets.

(a) Licensee acknowledges and agrees that the PrimeCareJ V9 is Licensor's exclusive property and constitutes a valuable trade secret of Licensor.  Licensee shall use the PrimeCareJ V9 only for the purposes  expressly permitted hereby, and Licensee shall make no attempt, nor shall it permit any other person to attempt, directly or indirectly, to Areverse engineer@ the same.

(b) Upon any termination, cancellation or expiration of this Agreement, or the License granted hereunder, Licensee and its Sub-licensees shall immediately return to Licensor the original, and any and all copies, of

PrimeCareJ V9, with all Updates, together with any and all other materials, data or products relating to the PrimeCareJ V9 in the possession or control of Licensee or its Sub-licensees.

(c) Licensee acknowledges that, as a result of its relationship with Licensor arising from this Agreement, certain confidential information and property of Licensor may come into Licensee's possession, and Licensee agrees not to disseminate Licensor=s proprietary information to any other person.

 7. Confidentiality; Competition.

(a) For the purposes hereof, the term, confidential information, is used herein in its legal sense and includes (without limitation) trade secrets, as well as any information in the possession of the Licensor, whether created by Licensor or Licensee which is kept or intended to be kept as a secret from others, whether or not the secret or confidential information provides a measurable commercial benefit to Licensor, such as Licensor's development work, its Software and computer programs (including but not limited to the Software and computer programs referred to in this Agreement as the PrimeCare V9 which includes, but is not limited to the following: program source code, object code, and underlying algorithms; system medical data organization, storage mechanisms and techniques; data coding and encryption methodologies; system usage access algorithms, procedures, and techniques; and system enhancement plans, schedules, and forecasts), specifics concerning the design of its equipment or software and computer programs, whether used internally or not, procedures used to render programs, equipment or services fit for sale, Licensor's underlying costs and Licensor's underlying sources of supply, and information which concerns the business of Licensor and the manner in which the Licensor conducts its business, its future plans, work in progress, customers, customer lists, and any other information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, and selling which is used by the Licensor in the conduct of its business and which is not generally known to others, collectively constitute ALicensor=s Confidential Information@.  Licensee acknowledges that Licensee shall have access to, and knowledge of, Licensor=s Confidential Information, and that improper use or revelation of the same by Licensee or its Sub-licensees during the Term or thereafter, would cause serious injury to Licensor's business. Accordingly, Licensee covenants and agrees that (except to the extent reasonably necessary to enable Licensee to perform services hereunder, and except as otherwise permitted or contemplated by this Agreement), Licensee shall forever keep secret and confidential all Licensor=s Confidential Information which shall come into Licensee's possession, and Licensee shall not use the same for Licensee's own private benefit, or directly or indirectly for the benefit of others, and      Licensee shall not disclose such Licensor=s Confidential Information to any other person. Notwithstanding the foregoing, Licensor=s Confidential Information shall not include any information which is in the public domain at the time such information is disclosed to Licensee, or which later falls into the public domain through no fault of Licensee or its Sub-licensees, or which is at any time lawfully received by Licensee from a third party.

(b) If it shall be finally determined by any court of competent jurisdiction ruling on this Agreement, or any dispute which may arise out of, or in connection with, this Agreement, that the scope or duration of any limitation contained in this Section 7 is too extensive to be legally enforceable, then the parties hereby agree that the scope or duration of such limitation shall be deemed to be the maximum scope or duration (not greater than that provided for herein) which shall be legally enforceable, and Licensee hereby consents to the enforcement of such limitation as so modified.

(c) Each of the parties acknowledges that any violation by Licensee or any of its Sub-licensees of the provisions of this Section 7 would cause serious and irreparable damages to Licensor. Each of the parties further acknowledges that it might not be possible to measure such damages in money. Accordingly, each of the parties further acknowledges that, in the event of a breach or threatened breach by Licensee of the provisions of this Section 7, Licensor, in addition to any other rights or remedies, including money damages, may seek an injunction or restraining order, restraining Licensee from doing or continuing to do or perform any acts constituting such breach or threatened breach.

8. Reproduction and modification of software.  Neither Licensee, nor any of its Sub-licensees, may  reproduce and/or modify the Licensed Product, or any portion thereof.

9. Software Limitations. THE LICENSEE HEREBY ACKNOWLEDGES AND AGREES THAT:

(a)  PRIMECARE V9 IS SOLELY A PHYSICIAN'S PRODUCTIVITY ENHANCEMENT PRODUCT.

(b) USE OF PRIMECARE J V9 IS NOT INTENDED TO, AND WILL NEVER, REPLACE THE PHYSICIAN'S PROFESSIONAL MEDICAL JUDGMENT AND/OR KNOWLEDGE, AND NEITHER LICENSEE, NOR ANY OF ITS SUB-LICENSEES, SHALL MAKE ANY STATEMENT OR REPRESENTATION TO THE CONTRARY.

(c) THE DIAGNOSTIC CONSIDERATIONS, SUGGESTIONS FOR TESTS AND LISTS OF TREATMENTS, AS WELL AS PATIENT EDUCATION MATERIAL AND PHYSICIAN REFERENCE MATERIAL, CONTAINED IN THIS PRIMECARE J V9 ARE NOT COMPLETE, MAY NOT BE CURRENT AND WILL NOT BE USED AS A SUBSTITUTE FOR THE JUDGMENT OF THE PHYSICIAN, AND NEITHER LICENSEE, NOR ANY OF ITS SUB-LICENSEES, SHALL MAKE ANY STATEMENT OR REPRESENTATION TO THE CONTRARY. .

(d) THE LICENSEE ASSUMES TOTAL AND SOLE RESPONSIBILITY FOR VERIFYING ALL INFORMATION CONTAINED IN PRIMECARE J V9 BEFORE APPLYING IT IN A CLINICAL SETTING.

10. Negation of warranty. PRIMECARE J V9 IS PROVIDED ON AN AAS IS@ BASIS, AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO THE ACCURACY, COMPLETENESS OR CURRENCY OF ANY INFORMATION CONTAINED IN PRIMECARE V9. LICENSEE SHALL BE SOLELY, TOTALLY AND EXCLUSIVELY RESPONSIBLE FOR THE SELECTION, INSTALLATION, USE, EFFICIENCY AND SUITABILITY OF PRIMECARE V9, AND LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS SHALL HAVE NO LIABILITY THEREFOR.

11. Negation of proprietary rights indemnity. LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS SHALL HAVE NO LIABILITY TO LICENSEE, OR ANY OF ITS SUB-LICENSEES, FOR THE CLAIMED INFRINGEMENT OF PROPRIETARY RIGHTS BY PRIMECARE J V9 OR ANY PORTION THEREOF.

12. Termination/cancellation.

(a) Licensor may terminate this Agreement, and the License granted to Licensee hereunder if:

(i) Licensee fails timely to pay Licensor any Fee or other required payment when due and payable;

(ii) Except as to a failure under Section 12(a)(I) above, Licensee, or any of its Sub-licensees, is in default of any other provision hereof, and such default is not cured within ten (10) days after Licensor shall give Licensee written notice thereof: or

(iii) Licensee becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy or insolvency law.

(b) In the event of any termination of the Agreement, or the License granted hereunder:

(i) Licensee and each of its Sub-licensees shall cease any further Use of PrimeCare J V9 or any portion thereof, whereupon Licensee, and each such Sub-licensees shall forthwith return the same and all copies thereof to Licensor; and

(ii) Licensor may cease performance of all of Licensor's obligations hereunder, without any liability to Licensee.

(c) The Agreement, and the License shall automatically terminate if Licensee, or any of its Sub-licensees, uses the Software in any manner not expressly permitted hereunder.

(d) Licensor's foregoing rights and remedies shall be cumulative and in addition to all other rights and remedies available to Licensor in law or in equity.

13. Limitation of liability. IN NO EVENT SHALL LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS BE LIABLE TO LICENSEE FOR ANY:

(a) DAMAGES RESULTING DIRECTLY OR INDIRECTLY FROM, OR RELATED TO, ANY FAILURE OF PRIMECARE V9, INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, OR DELAY OF THE LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS IN THE DELIVERY OF PRIMECARE J V9, OR IN THE PERFORMANCE OF SERVICES THEREUNDER.

(b) DIRECT OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF, OR RELATED IN ANY WAY TO, THIS SOFTWARE LICENSE AGREEMENT, THE LICENSE GRANTED THEREUNDER, OR THE PERFORMANCE OR BREACH THEREOF, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. LIABILITY OF LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS TO LICENSEE HEREUNDER, IF ANY, SHALL IN NO EVENT EXCEED THE TOTAL OF THE LICENSE FEES PAID BY LICENSEE HEREUNDER TO LICENSOR DURING THE PERIOD CORRESPONDING TO WHEN SUCH LIABILITY ACCRUED.

14. Assumption of Risk and Liability. THE LICENSEE, FOR ITSELF AND FOR EACH OF ITS SUB-LICENSEES, HEREBY ASSUMES ALL RISKS ASSOCIATED WITH, AND/OR ARISING FROM, THE LICENSEE'S, OR ITS SUB-LICENSEES, USE OF PRIMECARE JV9. THE LICENSEE, FOR ITSELF AND FOR EACH OF ITS SUB-LICENSEES, HEREBY RELEASES AND INDEMNIFIES LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS FROM ANY AND ALL LIABILITY, AND SHALL REIMBURSE LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND CONSULTANTS ON DEMAND, FOR ANY, AND ALL, COSTS AND EXPENSES (INCLUDING ATTORNEY'S FEES AND EXPENSES) WHICH LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS MAY INCUR, AS THE RESULT OF ANY CLAIMS ASSOCIATED WITH, AND/OR ARISING FROM, EITHER THE USE BY LICENSEE OR A USER OF PRIMECARE JV9 OR FROM THE ENFORCEMENT OF THIS AGREEMENT.

LICENSEE FOR ITSELF AND FOR EACH OF ITS SUB-LICENSEES, AGREES THAT NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY LICENSEE MORE THAN SIX (6) MONTHS AFTER LICENSEE KNEW OR SHOULD HAVE KNOWN OF THE OCCURRENCE OF THE EVENTS WHICH GAVE RISE TO THE CAUSE OF ACTION.

LICENSEE, FOR ITSELF, FOR EACH OF ITS SUB-LICENSEES OR USER UNDERSTAND AND AGREE THAT THE LIMITATION OF THE LIABILITY OF LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS, STATED ABOVE, REPRESENTS A DELIBERATE ALLOCATION OF RISK WHICH AFFECTS THE PRICE OF PRIMECARE V9. WITHOUT THIS EXCULPATION OF LIABILITY THE PRICE CHARGED BY LICENSOR WOULD NECESSARILY BE MUCH GREATER. BY THE USE OF PRIMECARE J V9, LICENSEE AND EACH USER EXPRESSLY ACCEPTS THE ABOVE DISCLAIMERS OF LIABILITY.

15. Miscellaneous.

(a) This Agreement, together with the schedules and exhibits annexed hereto, is the sole agreement between the parties relating to the subject matter hereof, and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party. This Agreement may be amended, modified or changed only by a prior written instrument signed by the party against whom it is sought to be enforced.

(b) This Agreement and the License granted hereunder may not be transferred or assigned by Licensee without the prior written consent of Licensor.

(c) This Agreement shall be interpreted in accordance with the substantive laws of the State of New York, U.S.A., without giving effect to the conflict of law provisions thereof, and each party hereby grants jurisdiction over their person to the federal and State courts located in Westchester County, State of New York, U.S. A..

(d) In the event that any third party alleges or claims that the Software infringes upon an intellectual property right, then in that event, Licensee shall promptly notify Licensor of such allegation or claim.

(e) No waiver of any performance or breach of any provision of this Agreement shall constitute a waiver of any other breach of that, or any other provision. No delay or failure on the part of any party in exercising any rights under this Agreement (and no partial or single exercise thereof) shall constitute a waiver of such rights, or of any other rights, under this Agreement.

(f) In the event of a conflict between the terms of this Agreement and any provision of any other instrument which is not specifically identified as an amendment to this Agreement, even though signed by duly authorized officers or representatives of all parties, the terms of this Agreement shall control.

(g) No provision of this Agreement shall be deemed waived, amended or modified by any party unless such waiver, amendment or modification shall be in writing and signed by a duly authorized officer or representative of the party against whom it is sought to enforce the waiver, amendment or modification.

(h) In the event that any one or more provisions contained in this Agreement, for any reason, should be held to be unenforceable in any respect under the laws of the United States, or of any State of the United States, or of any foreign government (including Argentina, Brazil, Chile, Paraguay, and Uruguay), such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed in the applicable jurisdiction as if such unenforceable provision had not been contained herein.

(i) The headings in this Agreement are inserted for convenience only, and shall not form a part of this Agreement or affect the meaning or interpretation of this Agreement or any provision hereof.

16. Notices. Any notice or other communication given under this Agreement to any party shall be in writing and shall be delivered, or mailed, to it at its address as hereinafter specified, provided that any party may, by a similar notice, designate a change of address for such party. Any such notice, if mailed properly addressed, postage prepaid, shall be deemed given fifteen (15) days after it had been deposited in the United States or Argentine mail, by certified or registered mail, return receipt requested (or the Argentinian equivalent thereof).  Without limiting any of the foregoing, a notice sent by telegram, confirmed facsimile or cable by any authorized officer or authorized representative of a party shall be deemed given upon receipt thereof. Whenever any party is required to take action within a specified time period after receipt of notice, the time period for taking such action shall be measured three (3) days from the giving of such notice, if by mail, or from the receipt of such telegram, confirmed facsimile or cable.

   Until further notice, notice sent to the following addresses shall be proper:

If to Licensor:

PrimeCare Systems, Inc.

56 Harrison Street, Suite 501

New Rochelle, NY, U.S.A. 10801

Att: President

If to Licensee:

Telemêdica S.A.

Santa Fé 2534 Segundo A

(1425) Buenos Aires, Argentina

Att: President

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PrimeCare Systems, Inc.

Telemédica SRL

Licensor

Licensee

By:

/s/ Robert A, Shiver

By:

/s/ Nathan Nebbe

Robert A. Shiver, President

Nathan Nebbe, President

Schedule A

Fees:

The Fees for the License granted pursuant to Section 2 of the Agreement, and for the support services provided for under Section 4 of the Agreement, shall consist of  an amount equal to twenty-five (25%) percent of the gross fees charged by Licensee to each and every Sub-licensee for use of the Software during the first three years of the Term of this Agreement, or in the alternative, until the gross revenues of Licensee derived from Sub-licensees in any year of the Term exceeds four hundred thousand U.S. dollars (US$400,000.00), whichever occurs first, and thereafter, an amount equal to fifty (50%) percent of the gross fees charged by Licensee to each and every Sub-licensee for use of the Software.  Licensee agrees that the fee to be charged to a Sub-licensee shall be not less than four US dollars (US$4) per annum, per patient of each Sub-licensee, without regard to whether the patient or Sub-licensee uses the software during that year, unless Licensor agrees, in writing, to a lower fee.

Exhibit 10.2

Software License Agreement

THIS SOFTWARE LICENSE AGREEMENT (the AAgreement@) entered into as of the 29th day of September, 2005, by and between PrimeCare Systems, Inc., (ALicensor@), a Delaware corporation with an office at 56 Harrison Street, New Rochelle, NY 10801, and Nebbe Enterprises, LLC (AInvestor@), a limited liability company  organized under the laws of the State of Iowa, with an office at 2027 S. Union Rd.,Cedar Falls,IA,50613, determines the rights and licenses to be granted by Licensor in the Licensed Software (hereinafter defined) as provided hereunder.

RECITALS:

WHEREAS, Investor is a shareholder of Telemédica SRL, a corporation organized under the laws of Argentina, with an office at Santa Fé 2534 Segundo A, (1425) Buenos Aires, Argentina, which corporation has been organized to sub-license the Licensed Software (hereinafter defined) solely within the countries of Argentina, Brazil, Chile, Paraguay and Uruguay, all of whom are members of the free trade association , known as Mercosur;

WHEREAS, Investor has offered to provide to Licensor the consideration hereinafter set forth to induce Licensor to grant to Telemédica SRL, a license to use Licensed Software (hereinafter defined); and

WHEREAS, Licensor is willing to accept the consideration Investor has offered, to grant such license.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

The Recitals set forth above are hereby incorporated into this Agreement and made a part hereof.

2.

Definitions. As used in this Agreement, the following definitions shall apply:

(a) ALicensed Software@ shall mean the PrimeCare(TM) Patient Management System, Version Nine (the APrimeCare V9 System@), as more fully defined in the ASoftware License Agreement@ on Schedule A, annexed hereto and made part hereof

(b) ALicense@ shall mean the license granted by Licensor to Telemédica SRL, in form and substance, and subject to the terms and conditions of the Software License Agreement.

3.

In consideration for Licensor granting the License, Investor agrees to:

(a) pay to Licensor US$60,000.00 upon execution of this contract; and

(b) arrange and pay for the cost of translating PrimeCareV9 into both Spanish and Portugese, which translations shall become the sole property of Licensor.

4.

 Protection of trade secrets.

(a) Investor acknowledges and agrees that the PrimeCare V9 is Licensor's exclusive property and constitutes a valuable trade secret of Licensor and Investor shall make no attempt, nor shall it permit any other person to attempt, directly or indirectly, to Areverse engineer@ the same.

(c) Investor acknowledges that, as a result of its relationship with Licensor arising from this Agreement, certain confidential information and property of Licensor may come into Investor's possession, and Investor agrees not to disseminate Licensor=s proprietary information to any other person.

 5. Confidentiality; Competition.

(a) For the purposes hereof, the term, confidential information, is used herein in its legal sense and includes (without limitation) trade secrets, as well as any information in the possession of the Licensor, whether created by Licensor or Investor which is kept or intended to be kept as a secret from others, whether or not the secret or confidential information provides a measurable commercial benefit to Licensor, such as Licensor's development work, its Software and computer programs (including but not limited to the Software and computer programs referred to in this Agreement as the PrimeCare V9 which includes, but is not limited to the following: program source code, object code, and underlying algorithms; system medical data organization, storage mechanisms and techniques; data coding and encryption methodologies; system usage access algorithms, procedures, and techniques; and system enhancement plans, schedules, and forecasts), specifics concerning the design of its equipment or software and computer programs, whether used internally or not, procedures used to render programs, equipment or services fit for sale, Licensor's underlying costs and Licensor's underlying sources of supply, and information which concerns the business of Licensor and the manner in which the Licensor conducts its business, its future plans, work in progress, customers, customer lists, and any other information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, and selling which is used by the Licensor in the conduct of its business and which is not generally known to others, collectively constitute ALicensor=s Confidential Information@.  Investor acknowledges that Investor shall have access to, and knowledge of, Licensor=s Confidential Information, and that improper use or revelation of the same by Investor during the Term or thereafter, would cause serious injury to Licensor's business. Accordingly, Investor covenants and agrees that (except to the extent reasonably necessary to enable Investor to perform services hereunder, and except as otherwise permitted or contemplated by this Agreement), Investor shall forever keep secret and confidential all Licensor=s Confidential Information which shall come into Investor's possession, and Investor shall not use the same for Investor's own private benefit, or directly or indirectly for the benefit of others, and Investor shall not disclose such Licensor=s Confidential Information to any other person. Notwithstanding the foregoing, Licensor=s Confidential Information shall not include any information which is in the public domain at the time such information is disclosed to Investor, or which later falls into the public domain through no fault of Investor, Licensee or its Sub-licensees, or which is at any time lawfully received by Investor from a third party.

(b) If it shall be finally determined by any court of competent jurisdiction ruling on this Agreement, or any dispute which may arise out of, or in connection with, this Agreement, that the scope or duration of any limitation contained in this Section 5 is too extensive to be legally enforceable, then the parties hereby agree that the scope or duration of such limitation shall be deemed to be the maximum scope or duration (not greater than that provided for herein) which shall be legally enforceable, and Investor hereby consents to the enforcement of such limitation as so modified.

(c) Each of the parties acknowledges that any violation by Investor, Licensee or any of its Sub-licensees of the provisions of this Section 5 would cause serious and irreparable damages to Licensor. Each of the parties further acknowledges that it might not be possible to measure such damages in money. Accordingly, each of the parties further acknowledges that, in the event of a breach or threatened breach by Investor  of the provisions of this Section 5, Licensor, in addition to any other rights or remedies, including money damages, may seek an injunction or restraining order, restraining Investor from doing or continuing to do or perform any acts constituting such breach or threatened breach.

6. Reproduction and modification of software.  Neither Investor, Licensee, nor any of its Sub-licensees, may  reproduce and/or modify the Licensed Software, or any portion thereof.

7. Software Limitations. THE INVESTOR HEREBY ACKNOWLEDGES AND AGREES THAT:

(a)  PRIMECAREJ V9 IS SOLELY A PHYSICIAN'S PRODUCTIVITY ENHANCEMENT PRODUCT.

(b) USE OF PRIMECARE J V9 IS NOT INTENDED TO, AND WILL NEVER, REPLACE THE PHYSICIAN'S PROFESSIONAL MEDICAL JUDGMENT AND/OR KNOWLEDGE, AND NEITHER

INVESTOR, LICENSEE, NOR ANY OF ITS SUB-LICENSEES, SHALL MAKE ANY STATEMENT OR REPRESENTATION TO THE CONTRARY.

(c) THE DIAGNOSTIC CONSIDERATIONS, SUGGESTIONS FOR TESTS AND LISTS OF TREATMENTS, AS WELL AS PATIENT EDUCATION MATERIAL AND PHYSICIAN REFERENCE MATERIAL, CONTAINED IN THIS PrimeCare J V9 ARE NOT COMPLETE, MAY NOT BE CURRENT AND WILL NOT BE USED AS A SUBSTITUTE FOR THE JUDGMENT OF THE PHYSICIAN, AND NEITHER INVESTOR, LICENSEE, NOR ANY OF ITS SUB-LICENSEES, SHALL MAKE ANY STATEMENT OR REPRESENTATION TO THE CONTRARY.

(d) THE INVESTOR AND/OR LICENSEE ASSUMES TOTAL AND SOLE RESPONSIBILITY FOR VERIFYING ALL INFORMATION CONTAINED IN PRIMECARE J V9 BEFORE APPLYING IT IN A CLINICAL SETTING.

8. Negation of warranty. PRIMECARE J V9 IS PROVIDED ON AN AAS IS@ BASIS, AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO THE ACCURACY, COMPLETENESS OR CURRENCY OF ANY INFORMATION CONTAINED IN PRIMECAREJ V9.  INVESTOR SHALL BE SOLELY, TOTALLY AND EXCLUSIVELY RESPONSIBLE FOR THE SELECTION, INSTALLATION, USE, EFFICIENCY AND SUITABILITY OF PRIMECARE J V9, AND LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS SHALL HAVE NO LIABILITY THEREFOR.

9. Negation of proprietary rights indemnity. LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS SHALL HAVE NO LIABILITY TO INVESTOR, LICENSEE, OR ANY OF ITS SUB-LICENSEES, FOR THE CLAIMED INFRINGEMENT OF PROPRIETARY RIGHTS BY PRIMECARE J V9 OR ANY PORTION THEREOF.

10. Termination/cancellation.

(a) Licensor may terminate this Agreement, and the License granted to Licensee hereunder if:

(i) Investor, Licensee or any of its Sub-licensees is in default of any  provision hereof, and such default is not cured within ten (10) days after Licensor shall give Investor written notice thereof: or

(ii) Investor becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy or insolvency law.

(b) In the event of any termination of the Agreement, or the License granted hereunder:

(i)  Licensor may cease performance of all of Licensor's obligations hereunder, without any liability to Investor.

(c) Licensor's foregoing rights and remedies shall be cumulative and in addition to all other rights and remedies available to Licensor in law or in equity.

11. Miscellaneous.

(a) This Agreement, together with the schedules and exhibits annexed hereto, is the sole agreement between the parties relating to the subject matter hereof, and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party. This Agreement may be amended, modified or changed only by a prior written instrument signed by the party against whom it is sought to be enforced.

(b) This Agreement shall be interpreted in accordance with the substantive laws of the State of New York, U. S. A., without giving effect to the conflict of law provisions thereof, and each party hereby grants jurisdiction over their person to the federal and State courts located in Westchester County, State of New York, U.S.A..

(c) In the event that any third party alleges or claims that the Software infringes upon an intellectual property right, then in that event, Investor shall promptly notify Licensor of such allegation or claim.

(d) No waiver of any performance or breach of any provision of this Agreement shall constitute a waiver of any other breach of that, or any other provision. No delay or failure on the part of any party in exercising any rights under this Agreement (and no partial or single exercise thereof) shall constitute a waiver of such rights, or of any other rights, under this Agreement.

(e) In the event of a conflict between the terms of this Agreement and any provision of any other instrument which is not specifically identified as an amendment to this Agreement, even though signed by duly authorized officers or representatives of all parties, the terms of this Agreement shall control.

(f) No provision of this Agreement shall be deemed waived, amended or modified by any party unless such waiver, amendment or modification shall be in writing and signed by a duly authorized officer or representative of the party against whom it is sought to enforce the waiver, amendment or modification.

(g) In the event that any one or more provisions contained in this Agreement, for any reason, should be held to be unenforceable in any respect under the laws of the United States, or of any State of the United States, or of any foreign government (including Argentina, Brazil, Chile, Paraguay and Uruguay), such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed in the applicable jurisdiction as if such unenforceable provision had not been contained herein.

(h) The headings in this Agreement are inserted for convenience only, and shall not form a part of this Agreement or affect the meaning or interpretation of this Agreement or any provision hereof.

12. Notices. Any notice or other communication given under this Agreement to any party shall be in writing and shall be delivered, or mailed, to it at its address as hereinafter specified, provided that any party may, by a similar notice, designate a change of address for such party. Any such notice, if mailed properly addressed, postage prepaid, shall be deemed given fifteen (15) days after it had been deposited in the United States or Argentine mail, by certified or registered mail, return receipt requested (or the Argentinian equivalent thereof).  Without limiting any of the foregoing, a notice sent by telegram, confirmed facsimile or cable by any authorized officer or authorized representative of a party shall be deemed given upon receipt thereof. Whenever any party is required to take action within a specified time period after receipt of notice, the time period for taking such action shall be measured three (3) days from the giving of such notice, if by mail, or from the receipt of such telegram, confirmed facsimile or cable.

   Until further notice, notice sent to the following addresses shall be proper:

     If to Licensor:

PrimeCare Systems, Inc.

56 Harrison Street, Suite 501

New Rochelle, NY, U.S.A. 10801

Att: President

     If to Licensee:

Nebbe Enterprises, LLC

2027 S. Union Rd.

Cedar Falls,IA,50613

Att: Managing Partner

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PrimeCare Systems, Inc., Licensor	Nebbe Enterprises, LLC, Licensee
By: /s/ Robert Shiver, President Robert Shiver, President	By: /s/ Dennis Nebbe Dennis Nebbe

Exhibit 10.3

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this AAgreement@) is dated as of December 19,  2005, by and among OCG TECHNOLOGY, INC. (AOCGT@), a Delaware corporation, with offices at 56 Harrison Street, New Rochelle, NY 10801 and BOBBY VAVITHIS (APurchaser@), who resides at Kos Kefalos, Dodekanis, Greece.

RECITALS:

Purchaser desires to purchase control of OCGT and thereafter contribute working interests in certain oil and natural gas properties to OCGT together with the capital necessary to complete the drilling of wells necessary to retain the working interests in the properties; and

The Board of Directors of OCGT has approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

The Parties desire to make certain representations, warranties and agreements in connection with completion of the proposed share purchase transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE  I

THE PURCHASE

1.1 The Recitals set forth above are hereby incorporated into this Agreement and made a part hereof.

1.2 The Purchase. At the Closing (as hereinafter defined), Purchaser shall acquire 147,569 shares of the Series F Preferred Stock, of OCGT, par value $.10 per share (the APurchased Shares@), representing  95.5% of the issued and outstanding voting stock of OCGT.  Consideration to be paid by Purchaser shall be $450,000.00, payable by wire transfer in readily usable Federal funds (the ACash Purchase Price@) as follows: $275,000.00 to PrimeCare Systems, Inc., previously, a wholly-owned subsidiary of OCGT; and the balance of $175,000 to Jeffersonian Inc.

1.3 Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the AClosing@) on (i) the first business day on which the last of the conditions set forth in Article IV to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the AClosing Date@), at such time and place as the parties hereto may agree. Such date shall be the date of payment (the AEffective Time@).  On, or prior to the Closing Date, OCGT shall have disposed of all of its assets, so that, by such time, it shall be possessed of no assets, and no  liabilities.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of OCGT.   OCGT represents and warrants to Purchaser as follows:

(a) Organization, Standing and Power. OCGT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is a listed company on the OTC Bulletin Board of United States of America, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. As of the date of execution of this Agreement, the authorized capital stock of OCG consists of 50,000,000 shares of common stock, $.01 par value per share (the AOCG Common Stock@), and 1,000,000 shares of preferred stock, par value of $ .10 per share (AOCG Preferred Stock@ and, together with OCG Common Stock, the AOCG Capital Stock@), of which OCG Preferred Stock, 200,000 shares have been designated as Series C Preferred Stock (the AOCG Series C Stock@), 100,000 shares have been designated as Series E Preferred Stock and 400,000 shares have been designated as Series F Preferred Stock.  As of the date of this Agreement, OCG has issued and outstanding: 49,901,121 shares of OCG Common Stock;  200,000 shares of Series C Preferred Stock; and 33,000 shares of Series E Preferred Stock.  Previously, 200,000 shares had been designated as Series A Preferred Stock, and 100,000 shares have been designated as Series B Preferred Stock, both of which had no shares issued and outstanding and on March 22, 2005, amendments to their Certificates of Designation were filed with the State of Delaware terminating the Series A Preferred Stock, and Series B Preferred Stock.   All outstanding shares of OCG Capital Stock are validly issued, fully paid and non-assessable, and free of preemptive rights.  Except as set forth above, and other than as contemplated in this Agreement, there are no OCG stock rights, stock appreciation rights, phantom equity, or other agreements or commitments obligating OCG to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its respective capital stock of any class.

(c) Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of OCGT which have been delivered to Purchaser are true, correct and complete copies thereof. The minute book of OCGT, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of OCGT since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. OCGT has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of OCGT. No other corporate or shareholder proceedings on the part of OCGT are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e) Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a Aviolation@) pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of OCGT or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OCGT which violation would have a material adverse effect on OCGT taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a AGovernmental Entity@) is required by or with respect to OCGT in connection with the execution and delivery of this Agreement by OCGT or the consummation by OCGT of the transactions contemplated hereby.

(f) Books and Records. OCGT has made and will make available for inspection by Purchaser upon reasonable request all the books of OCGT relating to the business of OCGT. Such books of OCGT have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Purchaser by OCGT are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. OCGT is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h) SEC Filings. OCGT has filed all periodic reports required to be filed with the Securities and Exchange Commission and as of the date hereof, is current in its filing obligations.

(i) Financial Statements and Tax Returns. Copies of  OCGT's audited financial statements for the fiscal year ended June 30, 2005 and of its tax return for the fiscal year 2005 have been delivered to Purchaser.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of OCGT, threatened against or affecting OCGT which is reasonably likely to have a material adverse effect on OCGT, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against OCGT having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Tax Returns. OCGT has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted upon OCGT.

2.2 Representations and Warranties of Purchaser. Purchaser represents, warrants and covenants as follows:

(a) Other than this Agreement, the Purchaser has received no general solicitation or general advertising regarding this offering; the Purchaser is aware of no other solicitation or general advertising regarding this offering, and the Purchaser is aware of no other solicitation or advertising received by other offerees.  The Purchaser acknowledges that the Purchaser has received and thoroughly reviewed copies of OCGT=s filings with the Securities and Exchange Commission, which filings include financial statements and all other filings (the AOffering Documents@).

(b) All documents, records and books of OCGT pertaining to this proposed investment by Purchaser have been made available for inspection by the Purchaser, the Purchaser's attorney and/or the Purchaser's accountant, and that the books and records of OCGT will be available upon reasonable notice for further inspection by the Purchaser during reasonable business hours at OCGT's principal place of business. The Purchaser and/or the Purchaser's advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of OCGT concerning the terms and conditions of the offering of the Preferred Shares, and all such questions have been answered to the full satisfaction of the Purchaser.  No oral representations have been made or oral information furnished to the Purchaser or the Purchaser's advisor(s) in connection with the offering of the Preferred Shares which were in any way inconsistent with the Offering Documents.

(c) The Purchaser has examined the OCGT=s financial history, minutes and by-laws carefully before making this investment.  The Purchaser IS AWARE OF THE FACT THAT THIS IS A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OF RISK. The Purchaser has such knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available in connection with the offering of the Preferred Shares in order to evaluate the merits and risks of this  prospective investment and to make an informed investment decision with respect thereto.

(d) The Purchaser is an Aaccredited investor@ (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the AAct@) and as set forth below in the Purchaser Questionnaire).  In this respect, the Purchaser has had substantial experience in previous private and public purchases of securities.

(e) The Purchaser (i) has adequate means of providing for current needs and possible personal contingencies, (ii) has no need for liquidity in this proposed investment, (ii) is able to bear the substantial economic risks of an investment in the Preferred Shares for an indefinite period, (iii) at the present time, can afford a complete loss of such an investment and (iv) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Purchaser's net worth, and the Purchaser's investment in the Preferred Shares will not cause such an overall commitment to become excessive.

(f)  The Purchaser understands, that the Preferred Shares have not been registered under the Act or under applicable state Ablue sky@ or securities laws, and are being offered in reliance upon exemptions therefrom under the provisions of such laws, including exemptions therefrom for non-public offerings.  The Purchaser understands that each Preferred Share must be held indefinitely unless its sale or other transfer is subsequently registered under the Act, and any applicable state Ablue sky@ or securities laws or an exemption from such registration is available under such laws.  In addition, the Purchaser understands that the Offering Documents may not have been filed with, or reviewed by, certain state securities administrators because of the representation made by OCGT as to the private or limited nature of the offering.

(g)  The Purchaser realizes that the Purchaser may not be able to sell or dispose of any of the Purchaser's Preferred Shares.  The Purchaser covenants and agrees that the Purchaser will not attempt to transfer or otherwise dispose of any of the Preferred Shares to be held by the Purchaser unless (i) such transfer or disposition is made pursuant to an effective registration statement under the Act and has been registered or qualified under all applicable state securities or Ablue sky@ laws, or (ii) the Purchaser shall have furnished OCGT with an opinion of counsel, which counsel shall be satisfactory to OCGT and which opinion shall be satisfactory in form and substance to OCGT and its counsel, to the effect that no such registration is required because of the availability of an exemption from registration and/or qualification under the Act and the rules and regulations promulgated thereunder and under any applicable state securities or Ablue sky@ laws.

(h)  The Purchaser represents that the Purchaser (i) is purchasing these Purchased Shares for the Purchaser's own account and not for the account of others; is purchasing these Purchased Shares for investment purposes only and not with a  view  to distribution, assignment or resale to others; and (iii) understands and agrees that, in order to prevent the transfer of these Purchased Shares in violation of the securities laws, the certificates evidencing the Purchaser's ownership of these Purchased Shares will bear a  legend to prevent transfer. The Purchaser further understands and agrees that AStop Transfer@ instructions will also be noted in the appropriate stock transfer records of OCGT, and understands that the Preferred Shares may only be resold if registered under the Act, or are exempt therefrom.  The Purchaser has received such legal advice from the Purchaser's legal advisors as the Purchaser has deemed necessary for an understanding of the foregoing restrictions on transfer.

(i) The Purchased Shares which are the subject of this agreement, when issued, will be fully paid and non-assessable, and, except as may be provided by law, with no personal liability attaching to the ownership thereof.

(j) All information which the Purchaser has provided to OCGT, including all information contained herein and in the accompanying Purchaser Questionnaire, annexed hereto as Exhibit 1, concerning personal, financial and business matters, is correct and complete as of the date set forth at the end hereof and thereof, and, if there should be any material change in such information prior to the issuance of the Purchased Shares, the Purchaser agrees immediately to provide OCGT with such information.

(k) The Purchaser is at least 21 years of age.

(l) On or before February 15, 2006, Purchaser will contribute to OCGT, as contributed capital, without any additional compensation from OCGT, assets consisting of (a) a 100% working interest in the Redearth Prospect, located in central Alberta, Canada, which Prospect is located adjacent to the Pembina Nisku Reef Prospect and in addition (b) a 20% working interest in the Pembina Nisku Reef Prospect, both of which were acquired by Purchaser from Angels Exploration Fund Inc., a Canadian corporation, together with the cash capital necessary to meet the drilling requirements of the working interests (the AContributed Capital@).

2.3 Indemnification.  The Purchaser hereby indemnifies and holds harmless OCGT, its officers, directors and affiliates, and everyone acting on their behalf from and against all damages, losses, costs and expenses (including reasonable attorney's fees) which they may incur by reason of the failure of the Purchaser to fulfill any of the terms or conditions of this Agreement or the Purchaser Questionnaire, or by reason of any breach of the representations, warranties and covenants made by the Purchaser herein, or in any other document provided by the Purchaser to OCGT in connection herewith.

2.4 Miscellaneous.

(a)  The Purchaser agrees not to transfer or assign this Agreement, or any of the Purchaser's interest herein,  and further agrees that the transfer or other disposition of the Purchased Shares acquired pursuant hereto shall be made only in accordance with this  Agreement and all applicable laws.

(b)  The Purchaser hereby agrees that, except as is otherwise permitted by this Agreement, or as  required by law, the Purchaser may not cancel, terminate or revoke this Agreement or any agreement of the Purchaser made hereunder.

(c) Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchaser, the Purchaser does not thereby, or in any other manner, waive any rights granted to the Purchaser under Federal or state securities laws.

(d) This Agreement may be amended only by a writing executed by all parties.

(e)  This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York.

(f) Within ten days after receipt of a written request from OCGT, the Purchaser agrees to provide such information and to execute and deliver such documents as reasonably may be necessary in order to comply with any and all laws and ordinances to which OCGT is subject.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1 Covenants of OCGT. During the period from the date of this Agreement and continuing until the Effective Time, OCGT  agrees (except as expressly contemplated or permitted by this Agreement, or to the extent that the Purchaser shall otherwise consent in writing):

(a) Ordinary Course.  To carry on its respective business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted.

(b) Dividends; Changes in Stock .  It shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

(c) Issuance of Securities.  It shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

(d) Governing Documents.  It shall not amend or propose to amend its Articles of Incorporation or Bylaws.

(e) No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice,  it shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate.

(f) Indebtedness.  It shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

3.2 Other Actions. Neither party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Purchase set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

4.1 Legal Conditions to Purchase. Each of OCGT and Purchaser shall take all reasonable actions necessary or appropriate to comply promptly with all legal requirements which may be imposed on each of them with respect to the Purchase, and will promptly cooperate with, and furnish information to each other in connection with any such requirements imposed upon either of them or upon any of OCGT=s related entities or subsidiaries in connection with the Purchase. Each party shall take all reasonable actions necessary or appropriate to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required or appropriate to be obtained or made by OCGT or Purchaser or any of OCGT=s  related entities or subsidiaries in connection with the Purchase, or the taking of any action contemplated thereby or by this Agreement.

4.4 OCGT Board of Directors and Officers. The current directors of OCGT shall resign as of the  Closing Date after appointing successors designated by Purchaser.

4.5 Current Business of OCGT. As soon as reasonably possible prior to the Closing, OCGT shall take such steps as may be necessary or appropriate to transfer all of its assets and liabilities to its wholly-owned subsidiary, PrimeCare Systems, Inc. (APrimeCare@) and to complete the distribution of all of the shares of PrimeCare, to the shareholders of record of OCGT as of December   , 2005.

4.6 Purchaser=s Covenant. Purchaser agrees and covenants that, after the Closing, OCGT shall not incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party, or guarantee any debt securities of others at any time prior to OCGT receiving the Contributed Capital.

4.7 Purchaser=s Default.  In the event that Purchaser fails to comply with the provisions of Section 2.2 (l)  within seventy five (75) days after the Closing (the ADefault Date@), then, in that event, Purchaser shall return to Edward C. Levine, the Purchased Shares issued hereunder in accord with the terms and conditions of the Escrow set forth in Section 4.8 herein.

4.8 Escrow.  As a condition of OCGT agreeing to the sale, at Closing the Purchaser shall:  (a) place all of the Purchased Shares received by the Purchaser into an escrow to be held by Luke Zouvas, Esq., the Escrow Agent, upon the terms and conditions hereinafter set forth, and place in escrow with the same Escrow Agent resignations of each and every officer and director of OCGT appointed upon, and subsequent to, the Closing as more particularly set forth hereafter;  (b) The Escrow Agent shall hold the escrow documents from the date of Closing until the Default Date, at which time the Escrow Agent shall deliver escrow documents to Edward C. Levine and the Purchased Shares shall be cancelled on the books and records of OCGT and the officers and directors shall step down from positions in accord with their resignations.  Notwithstanding (b) above should the Purchaser prior to the Default Date deliver to OCGT  (i) the Contributed Capital and (ii) the audited financials relating thereto then, in such event, the escrow documents shall be delivered by Escrow Agent to the Purchaser.

4.9 Events of Default.  An event of default is: the failure to deliver the Contributed Capital prior to the Default Date; the failure to deliver the certified financials with the Contributed Capital prior to the Default Date; the failure to timely wire the Cash Purchase Price; a breach of Purchaser=s Covenant as set forth in Section 4.6.

4.10 Finder=s Fee.  Jeffersonian Inc. shall receive at Closing 776 shares of OCGT=s Series F Preferred Stock, together with the cash payment set forth in Section 1.2 above, as full and complete payment of any finder=s fee payable in connection with the transaction contemplated hereby.

ARTICLE V

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual consent of OCGT and Purchaser;

(b) by either OCGT or Purchaser if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Purchase shall have become final and non-appealable; or

(c) by either OCGT or Purchaser if the Purchase shall not have been consummated before December 23, 2005.

(d) Purchaser=s default as set forth in Section 4.9, in which case the Cash Purchase Price shall be liquidated damages, without any liability of OCGT.

5.2 Effect of Termination. In the event of termination of this Agreement by either Purchaser or OCGT as provided in Section 5.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby, shall be paid by the party incurring such expenses.

5.3 Amendment. This Agreement may be amended by mutual agreement of OCGT and Purchaser, provided that in the case of OCGT, any such amendment must authorized by its Boards of Directors and its legal counsel. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

5.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by OCGT=s Board of Directors and Purchaser, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VI

GENERAL PROVISIONS

6.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of one year from the date of this Agreement.

6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to OCGT:

OCG Technology, Inc.

56 Harrison Street, Suite 501

New Rochelle, NY 10801

(b) If to Purchaser:

Bobby Vavithis

c/o Law Offices of Luke C. Zouvas

Jamestown Road, San Diego, CA 92117

6.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words Ainclude@, Aincludes@ or Aincluding@ are used in this Agreement, they shall be deemed to be followed by the words Awithout limitation@. The phrase Amade available@ in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

 6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to principles of its conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any New York state court or any federal court located in the County of Westchester, in the State of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

6.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

6.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement for Share Exchange has been signed by the parties set forth below as of the date set forth above.

OCGT Technology, Inc.

Purchaser

By:

Edward C. Levine, President

Bobby Vavithis

Exhibit 10.4

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the AAgreement@) is made and entered into this 19th  day of December 2005, by and between OCG Technology, Inc. (AOCGT@), a Delaware corporation, and PrimeCare Systems, Inc.  (APrimeCare@), a Delaware corporation and wholly-owned subsidiary of OCGT.

W I T N E S S E T H:

WHEREAS, OCGT is the parent of PrimeCare and PrimeCare is a wholly-owned subsidiary of OCGT;

WHEREAS, OCGT anticipates closing a Share Purchase Agreement (the AShare Purchase@) with Bobby Vavithis (AVavithis@), which transaction in expected to close on or about December 30, 2005;

WHEREAS, conditioned upon the closing of the Share Purchase, the Board of Directors of OCGT has resolved that it would be in the best interests of OCGT and its stockholders that (i) all of the outstanding securities of PrimeCare (the APrimeCare Shares@) should be distributed to the record common and preferred stockholders of OCGT, entitled to receive a dividend, existing at the close of business on December 29, 2005 (the ARecord Date@) and immediately prior to the closing of those certain Stock Purchase Agreements Dated December 19, 2005, subject to adjustment by the National Association of Securities Dealers, Inc. (the ANASD@) setting an ex-dividend date, pro rata, on a one share for one share basis (the ADistribution@); and (ii) that all shares of common stock of OCGT issued after the opening of business on December 30, 2005, would be issued subject to waiver of the Dividend only; and

WHEREAS, the respective Boards of Directors of OCGT and PrimeCare have adopted resolutions pursuant to which OCGT shall deposit all of the PrimeCare Shares with Registrar and  Transfer Company (ATransfer Company@), a transfer agency registered with the Securities and Exchange Commission, to be held by Transfer Company for Distribution to the OCGT stockholders, subject to the filing and effectiveness by PrimeCare of a registration statement on the appropriate form and related prospectus with the Securities and Exchange Commission (the ARegistration Statement@ and the Prospectus) and such comparable applicable state agencies, or in reliance upon an available exemption from the applicable federal and state registration requirements as may be necessary, to lawfully effect the Distribution by dividend (the ADividend) to the OCGT stockholders of all of the PrimeCare Shares on OCGT's behalf, subject to the terms and provisions hereof (the APlan of Distribution@);

NOW, THEREFORE, in consideration of the closing of the Share Purchase and the mutual covenants and promises contained herein, it is agreed:

Section 1. Plan of Distribution, Effective Date and Stockholders Entitled to Participate.

1.1  The effective date (the AEffective Date@) of the Dividend will be the same date as the closing of the Share Purchase, at which time this Agreement shall take effect. At the close of business on December 29, 2005, there shall be 49,901,121 outstanding shares of common stock of OCGT and 200 outstanding shares of Series C Preferred stock of OCGT.  Only OCGT stockholders of record at that time on December 29, 2005 ( and prior to the closing of those certain Stock Purchase Agreements Dated December 19, 2005), the Record Date for the Dividend (subject to the effects of any adjustments resulting from the NASD setting an ex-dividend date immediately following the closing of the Share Purchase), will be entitled to participate in the Dividend and Distribution of the PrimeCare Shares.

1.2  OCGT hereby conveys all of the assets of OCGT and PrimeCare at the Record Date to PrimeCare.

1.3  PrimeCare will assume, pay and indemnify and hold OCGT harmless from and against any and all liabilities of OCGT and PrimeCare that existed at the Record Date, of every kind and nature whatsoever, whether by contract, lease, license or otherwise, without qualification, including the costs and expenses of the Dividend, the Distribution and the Plan of Distribution.

1.4   The Distribution and the Plan of Distribution will be subject to the following conditions:

(a) All of the PrimeCare Shares that are owned by OCGT, amounting to 69,901,121 shares, will be deposited with Transfer Company and held by Transfer Company in escrow (the ADistribution Escrow@) with a list of stockholders of OCGT at the Record Date, subject to Distribution, on satisfaction of the following conditions:

(i) The prior filing and effectiveness of a Registration Statement and Prospectus with the Securities and Exchange Commission or an available exemption from the applicable federal and state registration requirements applicable to the Distribution of the PrimeCare Shares by OCGT, in accordance with all applicable federal and state securities laws, rules and regulations at PrimeCare's sole cost and expense within a reasonable time, but not later than six months from the date hereof; and

(ii) Compliance with applicable Ablue sky@ laws, rules and regulations respecting the Dividend and the Distribution, by registration or exemption, in any state in which any stockholder of OCGT resided at the Record Date, as may be adjusted by any ex-dividend date set by the NASD, by PrimeCare, in accordance with all applicable federal and state securities laws, rules and regulations at PrimeCare's sole cost and expense within a reasonable time but not later than six months from the date hereof.

1.5 PrimeCare will timely file with the NASD advising it of the Distribution and Plan of Distribution including, as necessary, a description of this Agreement.

Section 2.   Closing. The closing of the Agreement (the AClosing@) will occur immediately on the closing of the Share Purchase. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

Section 3. Representations and Warranties of OCGT.

OCGT represents and warrants to, and covenants with, PrimeCare as follows:

3.1   OCGT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states or jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

3.2  The current pre-Dividend and pre-Distribution authorized capital stock of OCGT consists of 50,000,000 shares of common stock, $.01 par value per share (the AOCG Common Stock@), and 1,000,000 shares of preferred stock, par value of $.10 per share (AOCG Preferred Stock@ and, together with OCG Common Stock, the AOCG Capital Stock@), of which OCG Preferred Stock, 200,000 shares have been designated as Series C Preferred Stock (the ASeries C Stock@), 100,000 shares have been designated as Series E Preferred Stock (the ASeries E Stock@) and 400,000 shares have been designated as Series F Preferred Stock (the ASeries F Stock@).  As of the Record Date, OCG shall have issued and outstanding: 49,901,121 shares of OCG Common Stock;  200,000 shares of Series C Stock; and 33,000 shares of Series E Stock, all of which are fully paid and non-assessable and issued in accordance with applicable state corporate law and federal and state securities laws, rules and regulations.  No other shares of OCG Capital Stock shall be issued before or subsequent to the Record Date, unless pursuant to the Share Purchase Agreement and unless the issuance shall be conditioned upon waiver of the Dividend.

3.3  OCGT has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to PrimeCare or its representatives at the Closing a copy of resolutions of its Board of Directors authorizing execution of this Agreement by OCGT's officers and performance thereunder.

3.4  Execution of this Agreement and performance by OCGT hereunder have been duly authorized by all requisite corporate action on the part of OCGT, and this Agreement constitutes a valid and binding obligation of OCGT and performance hereunder will not violate any provision of the Articles of Incorporation, By-Laws, agreements, mortgages or other commitments of OCGT.

Section 4. Representations, Warranties and Covenants of PrimeCare.

PrimeCare represents and warrants to, and covenant with, OCGT as follows:

4.1  PrimeCare is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states or jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

4.2  The current authorized capital stock of PrimeCare consists of 200,000,000 shares of $0.001 par value per share common stock, of which 69,901,121 shares, all owned by OCGT, are and will be issued and outstanding at the Closing and 10,000,000 shares of $0.10 par value per share preferred stock, none of which will be issued and outstanding.  There are no outstanding options or calls pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of PrimeCare. However, there are 14,151,262 warrants outstanding to purchase common stock of PrimeCare at prices ranging between $0.02 and $0.07.

4.3  PrimeCare has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to OCGT or its representative at the Closing a copy of the resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

4.4  Execution of this Agreement and performance by PrimeCare hereunder have been duly authorized by all requisite corporate action on the part of PrimeCare, and this Agreement constitutes a valid and binding obligation of PrimeCare and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of PrimeCare.

Section 5. Conditions Precedent to Obligations of PrimeCare.

All obligations of PrimeCare under this Agreement are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

5.1 The representations and warranties of OCGT contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

5.2 OCGT shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing and/or the Distribution.

5.3 All of the conditions respecting OCGT set forth herein shall have been satisfied by OCGT prior to the Closing and/or the Distribution.

5.4 The Share Purchase between OCGT and Vavithis shall have been completed and closed.

Section 6. Conditions Precedent to Obligations of OCGT.

All obligations of OCGT under this Agreement are subject, at OCGT's option, to the fulfillment, before or at the Closing, of each of the following conditions:

6.1 The representations and warranties of PrimeCare contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

6.2 PrimeCare shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing and/or the Distribution.

6.3 All of the conditions respecting PrimeCare that are set forth herein shall have been satisfied by PrimeCare prior to the Closing and/or the Distribution.

6.4 The Share Purchase between OCGT and Vavithis shall have been completed and closed.

Section 7. Termination. Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by the directors of either OCGT or PrimeCare, if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by the directors of either OCGT or PrimeCare if the Share Purchase shall not have timely taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in the Share Purchase.

Section 8 General Provisions.

8.1 Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses.

8.2 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

8.4 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

8.5 Governing Law. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of New York without regard to the conflict of law principles thereof.

8.6 Amendment. This Agreement may be amended only with the approval of all the parties hereto, but no amendment will be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Share Purchase effective the day and year first above written.

OCG Technology, Inc.

PrimeCare Systems, Inc.

By:

By:

Edward C. Levine,

Robert A. Shiver,

President

President

 Exhibit 10.5

AGENCY AGREEMENT

AGENCY AGREEMENT made as of the 31st day of December, 2005, by and between PrimeCare Systems, Inc, a Delaware corporation (the "Company") and REGISTRAR AND TRANSFER COMPANY, a New Jersey corporation (the “Agent”).

WHEREAS, the Company desires to appoint the Agent and the Agent desires to serve as transfer agent, registrar and disbursing agent for the Company in connection with its Stock;

NOW, THEREFORE, in consideration of the mutual promises herein made and for other good and valuable consideration and intending to be legally bound, the parties hereto agree as follows:

1.

Items to be Furnished to Agent

The Company shall deliver to the Agent for its examination and retention simultaneously with the execution of this Agency Agreement the following documents:

(a)

a copy of the Certificate (Articles) of Incorporation of the Company and all Amendments to it, if any, certified by the Secretary of State of the applicable state;

(b)

opinion(s) of counsel as to due Incorporation and the registration status of the outstanding shares under the Securities Act of 1933, as amended;

(c)

a copy of the by-laws of the Company, certified by an officer of the Company to be a true, correct and a complete copy and currently in full force and effect;

(d)

a copy of the resolutions of the Board of Directors of the Company authorizing the appointment of the Agent as transfer agent, registrar and disbursing agent and the execution of this Agency Agreement by authorized officers;

(e)

a signature authorization specifying certain officers and directors of the Company, bearing their respective signatures, who are authorized to sign and furnish instructions and other information as required by the Agent; and

(f)

a specimen certificate.

2.   Certificates

The Company shall furnish the Agent with a sufficient supply of blank certificates in the form of the specimen certificate delivered herewith and from time to time shall renew such supply upon the request of the Agent. Such blank certificates shall be signed by duly authorized officers of the Company.

3.   Maintenance and Safekeeping of Records. Cancelled Certificates

The Agent shall maintain such books of the Company and any other records required in the performance of its agency. Upon request of the Company, the Agent shall promptly deliver to the Company any records which have accumulated. The Company shall return any such records as may be requested by the Agent. The Company shall indemnify and hold harmless the Agent against all losses, liabilities, and expenses, including reasonable attorney's fees, which may be incurred by reason of the failure of the Company to return the same.

4.   Validity of Signatures

The Agent may act upon any signature or facsimile thereof lodged with the Agent or which the Agent believes in good faith and with the exercise of reasonable care, to be genuine. When any officer of the Company shall no longer be vested with authority to sign for the Company on behalf of the Company, written notice thereof shall immediately be given to the Agent and, until receipt of such notice, the Agent shall be fully protected and held harmless in recognizing and acting upon any correspondence, certificates or instructions bearing the signature of such officer or a signature believed by it in good faith and with the exercise of reasonable care, to be such genuine signature. Certificates bearing signatures or facsimiles thereof of persons heretofore and hereafter duly authorized to sign such certificates may be issued from time to time regardless of whether any such person shall then be able and duly authorized to sign such certificates, and the Agent, unless otherwise specifically instructed, may use any such certificates which may be on hand from time to time and such certificates may be issued with the same effect and validity as if such persons were then able and authorized to sign certificates. As officers change, such changes must be evidenced by an updated signature authorization.

5.   Amendment of Governing Instruments

The Company shall file with the Agent a copy of any amendment to its Certificate of Incorporation or its by-laws made after the date hereof, certified by an authorized officer of the Company as being a true, correct and complete copy of such amendment in full force and effect on the date such certification is made.

6.   Instructions and Advice of Counsel

When the Agent deems it desirable, it may apply to an officer of the Company or it may consult with counsel for the Company or, when necessary, its own counsel, concerning any matter arising in connection with its agency. The Company agrees that the Agent shall be held harmless and indemnified from any liability, claim or expense, including reasonable attorney's fees, in acting pursuant to instructions or the advice of counsel as aforesaid. When necessary, the agent may consult with its own counsel at the company's expense when specific S.E.C. or legal duties are implied or stated thereunder pertaining to the company.

7.   Limitations and Liabilities

(a)

Transfer Agent's Indemnity - The Company shall indemnify and hold harmless the Agent and its employees, from and against any loss, damage, liability or claim suffered, incurred by, or asserted against it or them, including expenses or legal counsel arising out of, in connection with or based upon any act or omission by it or them relating in any way to this Agreement or its services hereunder, so long as the Agent and its employees have acted in good faith and without negligence.

(b)

Company Indemnity - The Agent shall indemnify and hold harmless the Company from and against any loss, damage, liability or claim suffered, incurred by, or asserted against the Company, including expenses of legal counsel arising out of, in connection with or based upon any act or omission by the Agent relating in any way to this Agreement or its services hereunder, so long as the Agent has acted in bad faith and/or with negligence.

8.   Termination

The term of this Agreement will commence from the effective date of appointment and will run for a period of three (3) years with fees guaranteed for the entire period. Thereafter, the Agreement will be automatically annually renewed. In the event of termination of this Agreement without cause by the Company on the anniversary date, written notice of such intent must be received by the Agent at least sixty (60) days prior to Agreement anniversary date. Either party may terminate this Agreement for cause, at any time. In either event, the Agent will fully cooperate with the Company and/or its new Agent by making available, in a timely fashion, all applicable books and records of the Company during such transition period.

In the event that the Company violates any provision of this Agreement and/or fails to make payment to the Agent for services rendered under the terms and conditions of this Agreement within sixty (60) days of the billing date, the Agent may terminate this Agreement, upon provision of a thirty (30) day written notice to the Company.

The Company agrees to pay the Agent a termination fee at prevailing rates, to cover processing of files and out-of-pocket expenses relating to the cancellation of this Agreement.

9.   Original Issue of Shares

Upon the receipt of a duly executed letter of instruction from the Company signed by a duly authorized officer and an Opinion Letter from Company's counsel, the Agent shall issue and countersign the certificate or certificates representing the appropriate number of shares, bearing the facsimile signature of authorized officers of the Company and shall deliver such certificates as instructed. The Agent shall record all such issuances.

10. Transfer of Shares

The Agent, as transfer agent, shall transfer shares from time to time upon surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, accompanied by such documentation as the Agent deems necessary to evidence the authority of the transferor to make such transfer, and bearing evidence of payment of transfer taxes, if any, and upon cancellation of the certificate or certificates representing such shares, to record and countersign a new certificate or certificates in lieu thereof signed by or bearing facsimile signatures of authorized officers of the Company and deliver such certificate or certificates to the presenter or designee.

11. Distributions

The Agent shall, as disbursing agent, distribute by check or other means available distributions which may be allocated to shareholders of the Company pursuant to the instructions of the Company. The Company shall advise the Agent (in writing) of the date that such distribution is to be made the earlier of at least fifteen (15) business days prior to such distribution date or the record date for such distribution, and shall advise the Agent of the total amount to be distributed to the shareholders at least five (5) full business days prior to such date and shall provide immediately available funds to the Agent at least one full business day prior to such distribution date.

12. Replacement of Lost Distribution Checks

In the event that any distribution check issued by the Agent pursuant to paragraph 11 hereof shall become lost or destroyed, the Agent shall issue a stop payment order against such check and shall thereafter issue a replacement check upon written order of the person entitled to receive such distribution.

13. Replacement of Lost Certificates

In the event that any certificate shall become lost or destroyed, the Agent shall issue a replacement certificate or certificates upon receipt of a request for replacement in writing by the registered holder accompanied by a properly sworn affidavit and receipt of a surety bond acceptable to the Agent. Bonding coverage is available to the Company's shareholders under the Agent's blanket bond of indemnity. When all terms and conditions for coverage are fulfilled and the Surety Company has assumed liability, the Agent will issue replacement certificates without further action or approval from the Company. In such circumstances, the Company shall indemnify and hold harmless the Agent from and against all losses, liabilities and expenses, including reasonable attorney fees which may be incurred by reason of any loss relating to certificate replacement.

14. Delivery of Certificates by Mail

When mail is used for delivery of certificates, the Agent shall forward certificates by mail 01 other means insured as to replacement in the event of non-receipt by the addressee within one year of the mail date or other such time period as may be specified by the then existing insurance agreements.

15. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

16. Entire Agreement

This Agreement contains the entire agreement of the parties and no representations, inducements, promises or agreements oral or otherwise not embodied herein shall be of any force or effect.

If any provisions of this Agreement are held for any reason to be unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

17. Fees

Fee schedule submitted by Registrar and Transfer Company, is incorporated herein as Exhibit A

18. Additional Service Fees

The Agent reserves the right to charge supplemental fees for additional non-routine services not covered under the standard fee schedule. These services include but are not limited to reorganization services, exchanges, stock splits, stock dividends, contested or hostile meetings. A written fee quote will be provided upon request at the time of the service. All additional service fees will be competitive with industry standards.

19. Confidentiality and Notices

The Agent shall maintain confidentially all information and material regarding shareholders oi the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agency Agreement and affixed their corporate seals on the day and year first written.

PrimeCare Systems, Inc.

Attest: ________________________________

By: ___________________________________

   Jeffrey P. Nelson, Secretary

Edward C. Levine, Chairman of the Board

   Corporate Seal,

Registrar and Transfer Company:

Attest: ________________________________

By: ________________________________

   William P. Tatler, Assistant Secretary

Thomas L. Montrose, President & CEO

   Corporate Seal

EXHIBIT A

Registrar and Transfer Company

SERVICE FEES

Based on 1,300 holders, our fee to act as agent for PrimeCare Systems, Inc. would be  $400.00 per month, and would include all of the following services.

*

All transfers including normal, legal, 144, etc.

*

Curing of deficient items (legal documents, etc.).

*

Posting transfers.

*

Cancellation of old certificates and issuance of new certificates.

*

Replacement of lost and stolen certificates and assisting your shareholders throughout the process.

*

Daily transfer sheets.

*

Processing all address changes.

*

Mailing confirms to investors showing address changes.

*

All other record keeping, including zip code changes, direct changes, etc.

*

Producing quarterly lists of shareholders.

*

Mailing of quarterly reports.

*

Annual meeting mailing.

*

Preparing an annual meeting list.

*

Tabulating all returned proxies.

*

Answering all investor questions pertaining to their holdings.

*

Issuance of E.S.O.P. certificates.

*

Online access to you and your shareholders.

*

Unlimited lists online.

*

Online access to proxy voting and daily reports.

*

Online stock option issuance and tracking.

All out-of-pocket expenses will be billed at cost, such as postage, printed materials, etc,

STOCK DIVIDEND FEES

Administration and Set-Up

$1,000

Review of terms, coordination with issuer, systems
set-up and data conversion

Certificate Issuance

$2.50 per certificate

Includes calculation, issuance of certificate, systems
maintenance, mailing of one enclosure and certificate list.

Legends (if applicable)

$3.00 per certificate

Cash-In-Lieu (if applicable)

$1.25 per check

OTHER IMPORTANT FEATURES

*

Over 1,000 public issues on our system.

*

Provide services to over 400 banks.

*

Qualified on every exchange in the United States.

*

Fully automated depository interface.

*

Automatic address change confirmations.

*

Printing services to streamline mailings.

*

Toll-free 800 lines for your investors.

We guarantee our fees for a period of three (3) years. Any changes thereafter would be renegotiated at that time.

In order to initially set-up the issue to process the stock dividend we would need to receive a Record Date File that contained, at the least, the registration (name), address, tax ID number and the number of shares owned as of the record date.

As farther information, I have enclosed a set of appointment documents and a brochure on our company.

I speak for the entire senior management at Registrar and Transfer Company when I say that we look forward to working with you in the future.

I will call you next week to discuss this proposal.  In the interim, if I can be of further assistance, or should you have any questions, concerns, or other service requirements not addressed herein, please do not hesitate to contact me at 1-800-456-0596 ext. 2990.

Sincerely,

/s/ Patrick A. Rafferty

Patrick A. Rafferty

Exhibit 10.6

ESCROW AGREEMENT

THIS AGREEMENT is entered into as at this 29th day of December, 2005, by, between and among OCG Technology, Inc. with offices at 56 Harrison Street, New Rochelle, New York 10801 (hereinafter referred to as “OCGT”), Jeffrey P. Nelson (hereinafter referred to as “Escrow Agent”), and PrimeCare Systems, Inc., with offices at 56 Harrison Street, New Rochelle, New York 10801 (hereinafter referred to as “PrimeCare”).

W I T N E S S E T H:

WHEREAS, OCGT, a Delaware corporation had entered into an agreement (the “Distribution Agreement”) with its wholly owned subsidiary, PrimeCare, on December 19, 2005, which provided for OCGT to distribute all of the outstanding securities owned by OCGT of PrimeCare (the “PrimeCare Shares”) to the record common and preferred stockholders of OCGT, entitled to receive a dividend, existing at the close of business on December 29, 2005 (the “Record Date”) and immediately prior to the closing of that certain Stock Purchase Agreement Dated December 19, 2005 between OCGT and Bobby Vavithis (the “Stock Purchase Agreement”).

WHEREAS, the Distribution Agreement provided that the respective Boards of Directors of OCGT and PrimeCare had adopted resolutions pursuant to which OCGT would deposit all of the PrimeCare Shares owned by OCGT with the Registrar and  Transfer Company (the “Transfer Company”), a transfer agency registered with the Securities and Exchange Commission, to be held by the Transfer Company for distribution to the OCGT stockholders (the “Distribution”); subject, however, to the filing and effectiveness by PrimeCare of a registration statement on the appropriate form and related prospectus with the Securities and Exchange Commission (the “Registration Statement” or the “Prospectus”) and such comparable applicable state agencies, or in reliance upon an available exemption from the applicable federal and state registration requirements, as may be necessary to lawfully effect the distribution by dividend to the OCGT stockholders as of the Record Date of all of the PrimeCare Shares on OCGT's behalf, subject to the terms and provisions hereof (the “Plan of Distribution”); and

WHEREAS, the Transfer Company has advised OCGT and PrimeCare that Transfer Company is legally prohibited from acting as an Escrow Agent and from holding the securities for distribution, OCGT and PrimeCare have therefore agreed to appoint the Escrow Agent, who is the corporate Secretary of PrimeCare, to hold the PrimeCare Shares for delivery to the Transfer Company for distribution as a dividend as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

OCGT’s and PrimeCare’s Undertakings. OCGT hereby delivers to Jeffrey P. Nelson, Secretary of PrimeCare, individually, as “Escrow Agent”, and the Escrow Agent accepts the delivery of certificate number C-1 representing 69,901,120 shares of PrimeCare’s common stock, par value $.001 per share (the “Certificate”) together with the list (the “List”) as hereinafter defined.  The Certificate has been endorsed for transfer to the Record Holders, as of the Record Date, of OCGT’s 49,901,120 outstanding shares of common stock and 200 outstanding shares of Series C Preferred stock.  The List sets forth the Record Holders name, address and number of PrimeCare’s shares of common stock to be distributed to each such shareholder (the Certificate and List, collectively, are the “Dividend”), with instructions to the Escrow Agent  to hold the same in escrow subject to the escrow instructions (the “Escrow”).

2.

Escrow Agent’s Undertakings. Escrow Agent hereby agrees to hold the Dividend in Escrow until the following conditions are satisfied:

(a)

 The prior filing and effectiveness of a Registration Statement and Prospectus with the Securities and Exchange Commission, or an available exemption from the applicable federal and state registration requirements applicable to the Distribution of the PrimeCare Shares by OCGT as a dividend, in accordance with all applicable federal and state securities laws, rules and regulations at PrimeCare's sole cost and expense; and

(b)

 Compliance with applicable “blue sky” laws, rules and regulations respecting the Dividend and the Distribution, by registration or exemption, in any state in which any stockholder of OCGT resided at the Record Date, as may be adjusted by any ex-dividend date set by the NASD, by PrimeCare, in accordance with all applicable federal and state securities laws, rules and regulations at PrimeCare's sole cost and expense.

Upon the occurrence of (a) and (b) above, or in the alternative, at any time after eighteen months from the date hereof, the Escrow Agent shall deliver the Dividend to the Transfer Company, with instructions to the Transfer Company to distribute the Dividend to the Record Holders within thirty days thereafter.

3.

Escrow Provisions. This Agreement is specifically made subject to the following terms and conditions, which are acceptable to and approved by, all of the parties signing this Agreement:

(a)

Escrow Agent shall be liable as a depository only;

(b)

Escrow Agent, as part of the consideration for the acceptance of this Escrow, shall not be liable for any acts or omissions done in good faith, nor for any claims, demand or losses, or for any damages made or suffered by any party to this Escrow, excepting such as may arise through or be caused by his [its] willful fraud or gross negligence;

(c)

Escrow Agent may rely upon any paper, document or other writing believed by him to be authentic in making any delivery of property hereunder; and

(d)

Escrow Agent may resign at any time by giving twenty (20) days written notice of such resignation to PrimeCare, and upon such resignation, shall tender a full and final accounting of all property in Escrow Agent's possession to such persons as PrimeCare may direct as a successor Escrow Agent.

4.

Amendment and or Modification. Neither this Agreement nor any item or provision hereof may be changed, waived, discharged, amended, modified, or terminated orally or in any manner other than by an instrument in writing signed by Prime Care and the Escrow Agent.

5.

Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the respective parties, and their successors and assigns, heirs and personal representatives.

6.

Documents. Each party to this Agreement shall perform any and all acts, and execute and deliver any and all documents, as may be necessary and proper under the circumstances, in order to accomplish the intents and purposes of this Agreement, to carry out its provisions.

7.

Notices. To be effective, any notice hereunder shall be in writing, delivered in person or mailed by certified mail or registered mail, postage prepaid, return receipt requested, to the appropriate party or parties at the addresses set forth above or below their signatures hereto, or to such other address as the parties may hereinafter designate.

8.

Law. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of New York.  Venue for any action hereunder shall be in the Supreme Court for Westchester County.

OCG Technology, Inc.

By: _/s/ Edwrard C. Levine

       Edward C. Levine, President

PrimeCare Systems, Inc.

By:   /s/ Robert A. Shiver

       Robert A. Shiver, President

ACCEPTANCE BY ESCROW AGENT

The provisions of this Escrow Agreement, which refer to the escrow terms, are hereby accepted.

 /s/ Jeffrey P. Nelson

Jeffrey P. Nelson, Escrow Agent

Exhibit 10.7

Centura,

Business CreditLine Agreement

Borrower:	Primecare Systems, Inc 610ThimbleShoalsBlvd.Ste.402-A NewportNews,VA23606		Lender:	Centura Bank Twin Oaks Small Business Center 5700 Lake Wright Drive, Ste#400 Norfolk, VA 23502
Interest Rate: G Fixed Interest Rate % O Variable: Wall Street Journal Prime Rate plus 3.000%		Checking Acct. Number 203-0007747		Maturity Date:
		Credit Limit: 20,000.00	Date of Agreement: 08-21-2001

The Borrower named above and Centura Bank (A Centura@) hereby enter into this Business CreditLine Agreement and Disclosure Statement (the “Agreement@), and agree that the following terms and conditions shall govern Borrower=s Business CreditLine Account (hereinafter ACreditLine Account=) established with Centura.

The Borrower hereby agrees to the following:

1.  CreditLine Account.  As long as this Agreement is in effect and the Borrower is not in default under the terms and conditions of this Agreement, Borrower may obtain loans by requesting an advance, by an automatic deposit to Borrower=s checking account listed above when it would be overdrawn, or through the use of special checks.  (Special Checks may be issued by Centura at its option upon request of the Borrower.) Borrower may draw against the Account for business purposes only and hereby represents that funds drawn from the Account will not be used for personal, family or household purposes of the Borrower or any officer, agent or employee of the Borrower.  Borrower will not write Special Checks or otherwise obtain loans under this CreditLine Account which would cause Borrower=s CreditLine Account balance to exceed the credit limit indicated above and approved by Centura. If Borrower exceeds the credit limit, Centura may return Borrower=s check or other instrument which exceeds the credit limit or otherwise refuse to extend credit, if Centura does permit Borrower to exceed the credit limit. Borrower will immediately reduce the CreditLine Account balance by such amount as Centura Bank may demand. If Borrower writes a Special Check for an amount which would result in the credit limit being exceeded, Centura may handle such Special Check as any other regular check drawn on Borrower=s Checking Account. In addition, Borrower may not use Special Checks to pay any amount owed under this Agreement. The terms and conditions of Borrower=s checking account agreement and all other applicable agreements with Centura shall be applicable to the use of Borrower=s CreditLine Account and shall supplement this Agreement.

2.  Credit Investigations Authorized. Recognizing that Centura relies on Borrower=s credit and financial responsibility, Borrower hereby authorizes Centura to make and have made such credit investigations as it deems appropriate to evaluate Borrower=s credit history and financial standing. Borrower also agrees that as long as amounts are owed to Centura under this Agreement, Borrower will annually provide to Centura such financial statements, tax returns or other financial information which Centura deems necessary.

3.  Advance Increments. Each loan or advance made by Centura as an automatic deposit to Borrower=s checking account will be in $100.00 increments sufficient to pay checks presented. Centura will lend Borrower the exact amount of each requested advance or Special Check, up to the Borrower=s maximum credit limit. Requested advances and Special Checks will be for $100.00 or more.

4.  Security. Borrower hereby grants Centura a security interest in the Checking Account listed above to which this CreditLine Account is related. In addition, this CreditLine Account is secured by the following:

5.  Finance Charges. To figure and impose any Finance Charge on this CreditLine Account, Centura will apply the applicable daily periodic rate based on the interest rate disclosed above to the daily outstanding balance on Borrower=s CreditLine Account. The daily outstanding balance is obtained by taking the beginning balance of Borrower=s CreditLine Account each day and adding any new loans or charges and subtracting any payments or credits. This is the daily outstanding balance.

    The amount of the Finance Charge for each day in the billing cycle is computed by multiplying the daily outstanding balance in Borrower=s CreditLine Account by the daily periodic rate. The sum of these amounts equals the Finance Charge for the billing cycle.

    If variable interest rate is checked, borrower understands that the daily periodic rates and the corresponding interest rate are variable rates that may change from time to time. The Interest Rate may change from time to time based on the movements up or down of the Eastern Edition Wall Street Journal Prime Rate. Any change in the interest rate will equal the change in the Eastern Edition Wall Street Journal Prime Rate. The Interest Rate will be determined based on the Eastern Edition Wall Street Journal Prime Rate as of the 25th of each calendar month; therefore the daily periodic rate and corresponding interest rate may increase if the Eastern Edition Wall Street Journal Prime Rate increases and such increase will be effective on the first day of the Borrower=s billing cycle in the next calendar month following the latest change and shall be applicable to Borrower=s CreditLine Account balances until again modified by a change in the Eastern Edition Wall Street Journal Prime Rate. If the daily periodic rate and corresponding Interest Rate increase, the finance charge and minimum periodic payment may increase and the date on which Borrower=s last payment will be made may be later. The daily periodic rate may be determined by dividing the Interest Rate by 365.

6. Repayment. Borrower agrees to repay the CreditLine account in installment amounts equal to or greater than the amount calculated as outlined below, which shall constitute Borrower=s minimum periodic payment on the CreditLine Account:

O 3% of the outstanding balance monthly	G interest only monthly, principal on demand as set forth in sections 8 & 9
G 5% of the outstanding balance monthly	G principal and interest at maturity
G 9% of the outstanding balance quarterly	G interest quarterly and principal at maturity

7.  Periodic Billing. Centura will bill the Borrower on a periodic basis on a date selected by Centura, for all amounts becoming due through the use of the CreditLine Account, as part of the checking account statement on the above referenced checking account. Borrower may elect to pay fixed monthly payments as long as such fixed payment is not less than the amount calculated by the method checked above. Minimum periodic payments are due and payable within twenty-five (25) days of the billing date as shown on the periodic billing statement. If payment has not been received by the due date, Borrower authorizes Centura to automatically debit Borrower=s checking account for the minimum payment due. The CreditLine account may be prepaid at any time, in whole or in part, but partial prepayment will not relieve the Borrower of the payment obligation for the next billing period. cL7s 111951

8.  Events of Default. This CreditLine Account shall be in default under the terms of this Agreement if any of the following events occur:

(a) Borrower fails to make timely payment of any amount due under this Agreement, or a default occurs under the terms of any other agreement with Centura.

(b) Borrower files or has filed against it a petition or proceeding commenced under the Federal Bankruptcy Code or any state insolvency statute.

(c) The Borrower is subject to the appointment of a receiver or the issuance of a writ or order of attachment, levy or garnishment against Borrower or any of its property, assets or income.

(d) The credit limit Of the CreditLine Account is exceeded;

(e) Information provided to Centura by the Borrower in conjunction with this Business CreditLine Account or any other account at Centura is found to be false or misleading;

(f) Centura feels in good faith that the timely repayment or performance of the CreditLine Account is impaired;

(g) The Borrower fails to comply with any provision of this Agreement;

(h) The Borrower fails to provide complete financial information to Centura on request.

9.  Entire Balance Due. If any of the above events of default occur, Centura may (i) freeze the CreditLine and prohibit further advances or (ii) declare all amounts due under this Agreement immediately due and payable without notice. If suit is brought against Borrower to recover any portion of this CreditLine Account balance, Borrower will pay all costs of collections, including reasonable attorney=s fees (it being stipulated that 15% of the outstanding balance shall be reasonable attorney=s fees), plus interest at the rate of the Eastern Edition Wall Street Journal Prime Rate plus six percent (6.00%) from the date the default occurs.

10. Change In Terms. Centura may change the terms of this Agreement at any time by written notice mailed to the Borrower at the address shown on the records of Centura not later than fifteen (15) days before the effective date of any such change. If the Borrower continues to use or maintain the CreditLine Account after the effective date of the change, the Borrower will be bound by the new terms and the CreditLine Account balance will be subject to any new rates.

11.  Late Charges. The Borrower agrees to make payments on time and recognizes that Centura does not expect Borrower to pay the minimum periodic payment later than the dates on which they are due, If Borrower is late in making these payments, Centura may, at its sole option, charge a Late Payment charge of $5.00 if the Borrower is 30 days late in making the payment.

12.  Parties Liable. Each party to this Agreement, if there be more than one, shall be jointly and severally liable for all loans made through the CreditLine Account by overdraft, Special Checks, or by Request Advance.

13.  Revocation. The Borrower may revoke this CreditLine Account Agreement by notifying Centura in writing, and Centura may revoke this Agreement at any time; however, upon revocation by either party, Borrower must pay Centura the full amount due under the terms of this Agreement.

14.  Miscellaneous. Any notice given by Centura shall be deemed given when deposited in the U.S. Mail, postage prepaid, addressed to the Borrower at the address as shown on Centura=s records. This Agreement shall be governed by the laws of the Commonwealth of Virginia. Breach of any condition or obligation hereof by any party responsible for its repayment shall be deemed a breach by all parties.

IN WITNESS WHEREOF, this document is executed (i) if by a corporation, by the duly authorized officer(s) of the corporation on its behalf under seal by adoption of the facsimile seal printed heron for such purpose or, if an impression seal appears hereon, by affixing such impression seal, or (ii) if by a partnership or limited liability company, by the duly authorized partner(s) or manager(s) of the partnership or company, as the case may be, on its behalf under seal by adoption of the word ASEAL@ appearing next to the name of the partnership or limited liability company and/or the signatures of the partner(s) or manager(s), as of the Date of Agreement shown above.

PrimeCare Systems, Inc.

By:  /s/ W. Jordan Fitzhugh (SEAL)

IN TESTIMONY WHEREOF. I have hereunto set my hand on August 21, 2001 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

 x ______________________________________

x ______________________________________

NOTE: In case the, or other certifying officer is designated by the foregoing resolutions as one of the signing officers, it is advisable to have this certificate signed by a second Officer or Director of the corporation.

For Bank Use Only:

Approval Date:	Approved By:	Officer No.
CRA Code:

COMMERCIAL GUARANTY

Borrower:	Primecare Systems, Inc 610ThimbleShoalsBlvd.Ste.402-A NewportNews,VA23606	Lender:	Centura Bank Twin Oaks Small Business Center 5700 Lake Wright Drive, Ste#400 Norfolk, VA 23502
Guarantor:	William Jordan Fitzhugh 411 Olde Lakeside Drive Yorktown, VA 23692

AMOUNT OF GUARANTY.  The amount of this Guaranty is Unlimited.

CONTINUING UNLIMITED GUARANTY.  For good and valuable consideration, William Jordan Fitzhugh (AGuarantor=) absolutely and unconditionally guarantees and promises to pay to Centura Bank (Lender=) or its order, in legal tender of the United States of America. the Indebtedness (as that term is defined below) of Primecare Systems, Inc. (ABorrower@) to Lender on the terms and conditions set forth in this Guaranty. Under this Guaranty, the liability of Guarantor is unlimited and the obligations of Guarantor are continuing.

DEFINITIONS. The following words shall have the following meanings when used in this Guaranty:

Borrower.  The word ABorrower@ means Primecare Systems, Inc.

Guarantor.  The word AGuarantor@ means William Jordan Fitzhugh, and their respective personal representatives, successors and assigns.

Guaranty.  The word AGuaranty@ means this Guaranty made by Guarantor for the benefit of Lender dated August21, 2001.

Indebtedness.  The word >Indebtedness@ means all of Borrower=s present and future liabilities and obligations to Lender, in the most comprehensive sense, and includes without limitation all such liabilities and obligations, whether direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several, or joint and several, and no matter how owned, held or acquired, including without limitation all such liabilities and obligations arising from, or in connection with, or evidenced by, the Note or the Related Documents.

Lender.  The word >Lender= means Centura Bank, its successors and assigns.

Note.  The word ANote@ means the promissory note or credit agreement dated August 21, 2001, in the original principal amount of $20,000.00 from Borrower to Lender, together with all modifications of and renewals, replacements, and substitutions for the promissory note or agreement.  Notice to Guarantor: The Note evidences a revolving line of credit from Lender to Borrower.

Related Documents.  The words >Related Documents@ mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

NATURE OF GUARANTY. Guarantor=s liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force. Guarantor intends to guarantee at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Indebtedness. Accordingly, no payments made upon the Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Indebtedness or any of the Indebtedness which subsequently arises or is thereafter incurred or contracted.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor=s written notice of revocation must be mailed to Lender, by certified mail, at the address of Lender listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to advances or new Indebtedness created after actual receipt by Lender of Guarantor=s written revocation. For this purpose and without limitation, the term Anew Indebtedness@ does not include Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. This Guaranty will continue to bind Guarantor for all Indebtedness incurred by Borrower or committed by Lender prior to receipt of Guarantor=s written notice of revocation, including any extensions, renewals, substitutions or modifications of the Indebtedness. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation received by Lender from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. It is anticipated that fluctuations may occur in the aggregate amount of Indebtedness covered by this Guaranty, and it is specifically acknowledged and agreed by Guarantor that reductions in the amount of Indebtedness, even to zero dollars ($0.00). prior to written revocation of this Guaranty by Guarantor shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor=s heirs, successors and assigns so long as any of the guaranteed Indebtedness remains unpaid and even though the Indebtedness guaranteed may from time to time be zero dollars ($0.00).

GUARANTOR=S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, without notice or demand and without lessening Guarantor=s liability under this Guaranty, from time to time: (a) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (b) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; (c) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce. waive, subordinate. fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (dl to release, substitute, agree not to sue, or deal with any one or more of Borrower=s sureties. endorsers. or other guarantors on any terms or in any manner Lender may choose; (e) to determine how, when and what application of payments and credits shall be made on the Indebtedness; If) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (g) to sell, transfer, assign, or grant participations in all or any part of the Indebtedness; and (h) to assign or transfer this Guaranty in whole or in part.

GUARANTOR=S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrower=s request and not at the request of Lender; (c) Guarantor has full power, right and authority to enter into this Guaranty; Id) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (e) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor=s assets, or any interest therein; If) upon Lender=s request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present the financial condition of Guarantor as of the dates the financial information is provided; (g) no material adverse change has occurred in Guarantor=s financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor=s financial condition; {h) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened; Ii) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (j) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower=s financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor=s risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR=S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender (a) to continue lending money or to extend other credit to Borrower; (b) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations; (c) to resort for payment or to proceed directly or at once against any person, including Borrower or any other guarantor; dl to proceed directly against or exhaust any collateral held by Lender from Borrower, any other guarantor, or any other person; {e) to give notice of the terms, time, and place of any public or private sale of personal property security held by Lender from Borrower or to comply with any other applicable provisions of the Uniform Commercial Code; If) to pursue any other remedy within Lender=s power; or (g) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever. If now or hereafter (a) Borrower shall be or become insolvent, and {b) the Indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Guarantor hereby forever waives and relinquishes in favor of Lender and Borrower, and their respective successors, any claim or right to payment Guarantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Guarantor be or become a >creditor= of Borrower within themeaning of 11 U.S.C. section 547(b), or any successor provision of the Federal bankruptcy laws.

Guarantor also waives any and all rights or defenses arising by reason of (a) any election of remedies by Lender which destroys or otherwise adversely affects Guarantor=s subrogation rights or Guarantor=s rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness; (b) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower=s liability from any cause whatsoever, other than payment in full in legal tender, of the Indebtedness; (c) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any Collateral for the Indebtedness; or (d) any statute of limitations, if at any time any action or suit brought by Lender against Guarantor is commenced there is outstanding Indebtedness of Borrower to Lender which is not barred by any applicable statute of limitations. Guarantor acknowledges and agrees that Guarantor=s obligations under this Guaranty shall apply to and continue with respect to any amount paid to Lender which is subsequently recovered from Lender for any reason whatsoever (including without limitation as a result of bankruptcy, insolvency or fraudulent conveyance proceeding), notwithstanding the fact that all or a part of the Indebtedness may have been previously paid, or this Guaranty may have been terminated, or both.

Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Borrower, the Guarantor, or both.

GUARANTOR=S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor=s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

LENDER=S RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the moneys, securities or other property of Guarantor given to Lender by law, Lender shall have, with respect to Guarantor=s obligations to Lender under this Guaranty and to the extent permitted by law, a contractual security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Guarantor=s right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

SUBORDINATION OF BORROWER=S DEBTS TO GUARANTOR. Guarantor agrees that the Indebtedness of Borrower to Lender, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower, In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness of Borrower to Lender, Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness, If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender hereby is authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

Amendments.  This Guaranty. together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Guaranty shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

Attorneys= Fees; Expenses.  Guarantor agrees that if Lender hires an attorney to help enforce this Guaranty or to collect any sums owing under this Guaranty, Guarantor will pay, subject to any limits under applicable law, Lender=s attorneys= fees, and all of Lender=s other collection expenses, whether or not there is a lawsuit and including without limitation additional legal expenses for bankruptcy proceedings.

Notices.  All notices required to be given by either party to the other under this Guaranty shall be in writing, may be sent by telefacsimile (unless otherwise required by law), and. except for revocation notices by Guarantor, shall be effective if hand delivered when actually delivered, or when deposited with a nationally recognized overnight courier, or when deposited in the United States mail, first class postage prepaid, addressed to the party to whom the notice is to be given at the address shown above or to such other addresses as either party may designate to the other in writing. All revocation notices by Guarantor shall be in writing and shall be effective only upon delivery to Lender as provided above in the section titled ADURATION OF GUARANTY.@ If there is more than one Guarantor, notice to any Guarantor will constitute notice to all Guarantors, For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor=s current address.

Interpretation.  In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words >Borrower@ and AGuarantor@ respectively shall mean all and any one or more of them. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable, If any one or more of Borrower or Guarantor are corporations or partnerships, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

Waiver.  Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender=s right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender=s rights or of any of Guarantor=s obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR=S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED ADURATION OF GUARANTY.@ NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED AUGUST 21. 2001.

GUARANTOR: X  /s/ W. Jordan Fitzhugh (SEAL)

William Jordan Fitzhugh

CORPORATE RESOLUTION TO BORROW

Borrower:	Primecare Systems, Inc 610ThimbleShoalsBlvd.Ste.402-A NewportNews,VA23606	Lender:	Centura Bank Twin Oaks Small Business Center 5700 Lake Wright Drive, Ste#400 Norfolk, VA 23502

I, the undersigned Secretary or Assistant Secretary of Primecare Systems, Inc. (the Corporation=). HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the Commonwealth of Virginia as a corporation for profit, with its principal office at 610 Thimble Shoals Blvd. Ste. 402-A, Newport News, VA 23606, and is duly authorized to transact business in the Commonwealth of Virginia.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held on August 21. 2001, at which a quorum was present and voting, or by other duly authorized corporate action in lieu of a meeting, the following resolutions were adopted:

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAME

 POSITION

 ACTUAL SIGNAIURE

William Jordan Fitzhugh

Vice President

X   /s/ W. Jordan Fitzhugh

acting for and on behalf of the Corporation and as its act and deed be, and he or she hereby is, authorized and empowered:

Borrow Money.  To borrow from time to time from Centura Bank ALender=), on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in his or her judgment should be borrowed, without limitation.

Execute Notes.  To execute and deliver to Lender the promissory note or notes, or other evidence of credit accomodations of the Corporation, on Lender=s forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accomodations.

Grant Security.  To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender, as security for the payment of any loans or credit accomodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Corporation to Lender at any time owing, however the same may be evidenced, any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all real property and all personal property (tangible or intangible) of the Corporation. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated, or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated, or encumbered.

Execute Security Documents.  To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which may be submitted by Lender, and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which he or she may in his or her discretion deem reasonably necessary or proper in connection with or pertaining to the giving of the liens and encumbrances.

Negotiate Items.  To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts.  In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as he or she may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions. The following person or persons currently are authorized to request advances and authorize payments under the line of credit until Lender receives written notice of revocation of their authority: William Jordan Fitzhugh, Vice President.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these Resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of his or her revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporation=s agreements or commitments in effect at the time notice is given.

BE IT. FURTHER RESOLVED, that the Corporation will notify Lender in writing at Lender=s address shown above (or such other addresses as Lender may designate from time to time) prior to any (a) change in the name of the Corporation, (b) change in the assumed business name(s) of the Corporation, (c) change in the management of the Corporation, (dl change in the authorized signer(s), (e) conversion of the Corporation to a new or different type of business entity, or (f) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the name of the Corporation will take effect until after Lender has been notified.

ADDITIONAL RESOLUTION PROVISION.  Signatures showing participation in the request and processing of any matter covered by this resolution by any two of the designated officers in any role, including without limitation attestation of signatures by the Secretary, shall be sufficient to satisfy the requirements of this resolution.

I FURTHER CERTIFY that the officer, employee, or agent named above is duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupies the position set opposite the name; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever. The Corporation has no corporate seal, and therefore, no seal is affixed to this certificate.

Exhibit 23.1

MICHAEL T. STUDER CPA P.C.

18 East Sunrise Highway

Freeport, NY 11520

Phone: (516) 378-1000

Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Prime Care Systems, Inc.

I consent to the use in Amendment No.1 to Form SB-2 of my report dated September 21, 2006, except as to Notes 7 and 11, which is January 3, 2007, included therein relating to the financial statements of Prime Care Systems, Inc. for the year ended June 30, 2006.  I also consent to the reference to the firm under the heading “Experts” in this amendment.

       /s/ Michael T. Studer

Freeport, New York

 Michael T. Studer CPA P.C.

July 17, 2007

 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of PrimeCare Systems, Inc., on Form SB-2 of our report dated October 12, 2005, except for Note 7, as to which the date is February 14, 2006, appearing in this Registration Statement on the financial statements for the year ended June 30, 2005. We also consent to the reference to us under the heading AExperts@ in this registration statement.

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

July 17, 2007